EXECUTION VERSION 1 206746446 FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT This FIFTH AMENDMENT dated as of June 13, 2025 (this “Amendment”), by and among DIGITAL TURBINE, INC., a Delaware corporation (“Holdings”), DIGITAL TURBINE MEDIA, INC., a Delaware corporation (“DT Media”), DIGITAL TURBINE USA, INC., a Delaware corporation (“DT USA” and, together with Holdings and DT Media, collectively or each individually as the context requires, the “Original Borrower”), FYBER B.V., a Netherlands besloten vennootschap (“Fyber” or as the context requires, the “New Borrower”; and New Borrower, together with the Original Borrower, collectively or each individually as the context requires, the “Borrower”), the other Loan Parties party hereto, BANK OF AMERICA, N.A., as Administrative Agent and the other Lenders party hereto. RECITALS WHEREAS, reference is made to that certain Amended and Restated Credit Agreement, dated as of April 29, 2021 (as amended by that certain First Amendment dated as of December 29, 2021, that certain Second Amendment dated as of October 26, 2022, that certain Third Amendment dated as of February 5, 2024 and that certain Fourth Amendment dated as of August 6, 2024, in each case, among Holdings, DT Media, DT USA, the other Loan Parties thereto, Bank of America, N.A., as Administrative Agent and the other Lenders party thereto and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”), among the Original Borrower, certain subsidiaries of the Borrower party thereto (the “Guarantors” and, together with the Borrower, the “Loan Parties”), the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and certain other parties thereto; WHEREAS, the Loan Parties have requested that on the Fifth Amendment Effective Date (as defined below), subject to the terms and conditions set forth in this Amendment, the Existing Credit Agreement be amended as set forth in this Amendment to, among other things, extend the Maturity Date, permanently reduce the Revolving Commitments pursuant to the terms and conditions of Section 2.06(a) of the Existing Credit Agreement, modify the Applicable Rate, the financial covenants and certain other covenants, and to make other changes related to the foregoing; WHEREAS, concurrently with this Amendment, the Loan Parties are executing that certain First Amendment to Amended and Restated Security and Pledge Agreement (the “Security Agreement Amendment”), dated as of the date hereof, pursuant to which, among other things, (i) certain Grantors (as defined therein) have agreed to grant the Administrative Agent a security interest in and lien on additional assets, including 100% of the issued and outstanding Equity Interests in each applicable Foreign Subsidiary, including the New Borrower and (ii) the New Borrower has agreed to deliver to the Administrative Agent the Foreign Collateral Documents as listed on the amended and restated Schedule 6.18 to the Amended Credit Agreement (as defined below), which schedule is included in Annex B attached hereto; and WHEREAS, the Borrower, the Administrative Agent and each Lender have agreed to amend the Existing Credit Agreement subject to the terms and conditions set forth in this Amendment. NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows: SECTION 1. Defined Terms. Capitalized terms used and not otherwise defined herein (including in the recitals hereto) have the meanings assigned to them in the Amended Credit Agreement.

2 206746446 SECTION 2. Amendments to the Credit Agreement. Effective as of the Fifth Amendment Effective Date: (a) The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Annex A hereto. (b) All schedules to the Existing Credit Agreement (including Schedules 1.01(b), 5.21(f) and 6.18 to the Existing Credit Agreement) are hereby amended and restated in their entirety and attached as Annex B hereto, and such schedules, among other things, reflect information regarding the New Borrower. (c) New Exhibit Q is hereby added to the Existing Credit Agreement as set forth on Annex C hereto. All existing exhibits to the Existing Credit Agreement shall remain as in effect immediately prior to the Fifth Amendment Effective Date. The Existing Credit Agreement, as amended pursuant to this Section, is referred to as the “Amended Credit Agreement”; the Existing Credit Agreement and the Amended Credit Agreement are sometimes referred to as the “Credit Agreement”. The Administrative Agent and each of the Lenders (i) acknowledge and agree that this Amendment shall constitute the reduction notice required by Section 2.06(a) of the Existing Credit Agreement with respect to the Revolving Facility and (ii) waive any other requirements with respect to such notice under the Existing Credit Agreement (including, for the avoidance of doubt, the deadline for receipt of such notice set forth therein). SECTION 3. Joinder of New Borrower. The New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Amendment, with effect from the Fifth Amendment Effective Date, the New Borrower will be deemed to be a party to and a “Borrower” under the Amended Credit Agreement, and the New Borrower shall have all of the obligations of a “Borrower” thereunder as if it had executed the Existing Credit Agreement and the other Loan Documents as a “Borrower”. The New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all representations and warranties, covenants and other terms, conditions and provisions of the Amended Credit Agreement and the other applicable Loan Documents. The New Borrower acknowledges and confirms that it has received a copy of the Existing Credit Agreement and the schedules and exhibits thereto and each other Loan Document and Collateral Document and the schedules and exhibits thereto. SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, each Loan Party represents and warrants to the other parties hereto on the Fifth Amendment Effective Date that, both before and after giving effect to the transactions contemplated by this Amendment: (a) this Amendment has been duly authorized, executed and delivered by such Loan Party, and this Amendment and the Amended Credit Agreement constitute such Loan Party’s legal, valid and binding obligation, enforceable against such Loan Party in accordance with terms thereof; (b) the representations and warranties made by the Loan Parties in Articles II and V of the Amended Credit Agreement or the other Loan Documents (i) that contain a materiality qualification, are true and correct, on and as of the Fifth Amendment Effective Date and (ii) that do not contain a materiality qualification, are true and correct in all material respects, on and as of the Fifth Amendment Effective Date, except (A) the representations and warranties contained in clauses (a) and (b) of Section 5.05 of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Existing Credit Agreement and (B) any

3 206746446 representation that by its terms is made only as of an earlier date, shall remain true and correct in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects) as of such earlier date; and (c) as of the Fifth Amendment Effective Date, the Defaults or Events of Default identified on Annex D have occurred and are continuing or would exist after giving effect to the transactions contemplated by this Amendment on the Fifth Amendment Effective Date. SECTION 5. Effectiveness. The effectiveness of this Amendment, including the amendments to the Existing Credit Agreement as set forth in Section 2 hereof, are subject to the satisfaction (or waiver) of the following conditions precedent (the first date on which such conditions precedent are satisfied is referred to as the “Fifth Amendment Effective Date”) as determined by the Administrative Agent in its sole discretion: (a) the Administrative Agent shall have executed a counterpart hereof, and the Administrative Agent shall have received a counterpart hereof signed on behalf of the Borrower, each other Loan Party and each Lender (which, subject to Section 11.18 of the Amended Credit Agreement, may include any Electronic Signatures transmitted by fax, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page); (b) the Administrative Agent shall have executed the Security Agreement Amendment and shall have received a counterpart thereof signed on behalf of the Grantors (which, subject to Section 11.18 of the Amended Credit Agreement, may include any Electronic Signatures transmitted by fax, emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page); (c) the Administrative Agent shall have received copies of the following, duly executed by each party thereto: (i) duly executed director’s certificates for each of Digital Turbine (EMEA) Ltd and Digital Turbine (IL) Ltd, including a certificate of incorporation, articles of association (including an amendment thereto that permits the pledging and transfer of Equity Interests contemplated under the Israeli Pledge Agreements) and shareholder resolutions; (ii) a legal opinion (including standard tax opinions) issued by Greenberg Traurig, LLP, Dutch counsel to Fyber, addressed to the Administrative Agent and the Lenders, with respect to this Amendment, the Amended Credit Agreement and the Security Agreement Amendment; (iii) duly executed (as applicable) board resolutions, directors certificate, an extract of the Dutch commercial register (Kamer van Koophandel), deed of incorporation (akte van oprichting) and articles of association (statuten) of Fyber; and (iv) duly executed notice(s) of grants of security interests in certain intellectual property; (d) the Administrative Agent shall have received $40,000, which amount shall be applied to permanently reduce the Revolving Commitment by such amount, for the ratable benefit of each Lender based on such Lender’s Commitments immediately preceding the Fifth Amendment Effective Date; (e) the Administrative Agent shall have received payment of the first installment of the Fifth Amendment Fee (on behalf of each Lender on a pro rata basis based on such Lender’s Commitments as of

4 206746446 the Fifth Amendment Effective Date) in the amount of $8,220,000, which shall be fully earned, non- refundable and due and payable on the date hereof; (f) the Administrative Agent shall have received all fees and expenses required to be paid or reimbursed by the Borrower hereunder, under the Existing Credit Agreement or any separate letter agreements to which the Borrower is a party (in the case of expenses, to the extent reflected on a summary invoice), including (i) all fees and expenses of McGuireWoods LLP, Caspi & Co. and NautaDutilh New York P.C., as counsel to the Administrative Agent, incurred through the Fifth Amendment Effective Date, in the amount of $926,337.93 and (ii) all fees and expenses of FTI Consulting, Inc., as financial consultant to the Administrative Agent, incurred through the Fifth Amendment Effective Date in the amount of $387,914; (g) the Administrative Agent shall have received a detailed description of the scope of services of the Borrower’s financial consultant, Evercore Inc.; (h) the Administrative Agent shall have received (i) an Officer’s Certificate for each of the Loan Parties (other than the New Borrower), dated as of the Fifth Amendment Effective Date, (A) certifying as to the Organization Documents of each such Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each such Loan Party, the good standing, existence or its equivalent of each such Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each such Loan Party and (B) certifying, among other things, as to the accuracy of the representations and warranties set forth in Section 4 hereof; and (ii) (x) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party (including the New Borrower) and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (y) tax lien and judgment searches; (i) the Administrative Agent shall have received an opinion or opinions of U.S. counsel for the Loan Parties, dated as of the Fifth Amendment Effective Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent; and (j) Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. SECTION 6. Effect of Amendment. (a) Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or of any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. The parties hereto acknowledge and agree that the amendment of the Existing Credit Agreement pursuant to this Amendment

5 206746446 and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Fifth Amendment Effective Date. (b) From and after the Fifth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Loan Document, shall be deemed a reference to the Amended Credit Agreement. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. (c) Each Loan Party hereby (i) acknowledges that it has reviewed the terms and provisions of this Amendment, (ii) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (in the case of the Existing Credit Agreement, as amended hereby), (iii) ratifies and reaffirms each grant of a Lien on, or security interest in, its property made pursuant to the Loan Documents (including, without limitation, the grant of security interests by such Loan Party and the pledges by such Loan Party, as applicable, pursuant to the Security Agreement, as amended) and confirms that such Liens and security interests continue to secure the Obligations under the Loan Documents, subject to the terms thereof, (iv) acknowledges and agrees that each Loan Document to which it is a party (in the case of the Existing Credit Agreement, as amended hereby) shall continue and remain in full force and effect and all of its obligations thereunder shall be valid and enforceable and not be impaired or limited by the execution of this Amendment and (v) in the case of each Guarantor, ratifies and reaffirms its guaranty of the Obligations, Secured Obligations, and Guaranteed Obligations pursuant to Section 10.01 of the Amended Credit Agreement. SECTION 7. Indemnification. The Borrower hereby confirms that the indemnification and expense reimbursement provisions set forth in Section 11.04 of the Amended Credit Agreement shall apply to this Amendment and the transactions contemplated hereby. SECTION 8. Amendments; Severability. (a) This Amendment may not be amended nor may any provision hereof be waived except pursuant to Section 11.01 of the Amended Credit Agreement. (b) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. SECTION 9. GOVERNING LAW; Waiver of Jury Trial; Jurisdiction. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 11.14 and 11.15 of the Amended Credit Agreement are incorporated herein by reference, mutatis mutandis. SECTION 10. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Amendment. SECTION 11. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by facsimile or other electronic imaging means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The

6 206746446 words “execution”, “signed”, “signature”, “delivery” and words of like import in this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by facsimile or by email as a “.pdf” or “.tif” attachment that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. SECTION 12. Release. Each Loan Party hereby remises, releases, acquits, satisfies and forever discharges the Administrative Agent and the Lenders, and each of its and their Affiliates, and all of their respective agents, employees, officers, directors, predecessors, attorneys, financial advisors, and other professionals and all others acting on behalf of or at the direction of the Administrative Agent (solely in its capacity as Administrative Agent) or the Lenders (the “Released Parties”), of and from any and all manner of actions, causes of action, suit, debts, accounts, covenants, contracts, controversies, agreements, variances, damages, judgments, claims, liabilities, obligations, affirmative defenses, counterclaims, setoffs and demands whatsoever, whether known or unknown, foreseen or unforeseen, asserted or unasserted, in law, equity or otherwise, whether for tort, fraud, contract, violations of federal or state laws, or otherwise, that any Loan Party would have been legally entitled to assert, based on, relating to, or in any manner arising from, in whole or in part, which arise out of or are related to the Existing Credit Agreement or the Amended Credit Agreement, the other Loan Documents, the Obligations or the Collateral (any of the foregoing, a “Released Claim” and collectively, the “Released Claims”). Without limiting the generality of the foregoing, each Loan Party absolutely, unconditionally and irrevocably waives and affirmatively agrees not to allege or otherwise pursue any of the Released Claims, or any defenses, affirmative defenses, counterclaims, claims, causes of action, setoffs or other rights they have or may have under, or in connection with, any Released Claim released and/or discharged by the Loan Parties pursuant to this Section 12. The foregoing release, covenant and waivers of this Section 12 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment or prepayment of any of the Loans, or the termination of the Credit Agreement, this Amendment, any other Loan Document or any provision hereof or thereof. [Remainder of page intentionally left blank]

SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT BANK OF AMERICA, N.A., as Administrative Agent By: Name: Paley Chen Title: Vice President

By: Name: Title: �CHASE BANK, N.A., as a Lender /� / Stephanie Balette Authorized Signer SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

SIGNATURE PAGE TO FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender By: Name: Ivan Medarov Title: Duly Authorized Signatory

ANNEX A AMENDMENTS TO AMENDED AND RESTATED CREDIT AGREEMENT [Attached]

Conforming Copy reflecting the FourthFifth Amendment, dated as of August 6June 13, 20242025 Deal CUSIP: 25400XAA8 Facility CUSIP: 25400XAB6 AMENDED AND RESTATED CREDIT AGREEMENT Dated as of April 29, 2021, and as amended on December 29, 2021, October 26, 2022, February 5, 2024 and further amended on, August 6, 2024 and further amended on June 13, 2025, among DIGITAL TURBINE, INC., DIGITAL TURBINE MEDIA, INC., DIGITAL TURBINE USA, INC., and FYBER B.V., DIGITAL TURBINE USA, INC. as the Borrowers, CERTAIN SUBSIDIARIES OF THE BORROWERS PARTY HERETO, as the Guarantors, BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, and THE LENDERS PARTY HERETO BOFA SECURITIES, INC., WELLS FARGO SECURITIES, LLC and PNC CAPITAL MARKETS LLC as Lead Arrangers and Bookrunners BOFA SECURITIES, INC., WELLS FARGO SECURITIES, LLC and and PNC BANK, NATIONAL ASSOCIATION as Syndication Agents CAPITAL ONE, N.A. and JPMORGAN CHASE BANK, N.A. 206718545

as Co-Documentation Agents 2

Table of Contents Page ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 2 1.01 Defined Terms 2 1.02 Other Interpretive Provisions 44 1.03 Accounting Terms 45 1.04 Rounding 46 1.05 Times of Day 4647 1.06 Letter of Credit Amounts 4647 1.07 UCC Terms 4647 1.08 Rates 4647 1.09 Dutch Terms. 48 ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS 4748 2.01 Loans 4748 2.02 Borrowings, Conversions and Continuations of Loans 4749 2.03 Letters of Credit 5051 2.04 Swingline Loans 60 2.05 Prepayments 6364 2.06 Termination or Reduction of Commitments 6566 2.07 Repayment of Loans 6667 2.08 Interest and Default Rate 6667 2.09 Fees 6768 2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate 6870 2.11 Evidence of Debt 6971 2.12 Payments Generally; Administrative Agent’s Clawback 6971 2.13 Sharing of Payments by Lenders 7273 2.14 Cash Collateral 7274 2.15 Defaulting Lenders 7476 2.16 Increase in Commitments 76[Reserved.] 78 2.17 Co-Borrower 8078 ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 8079 3.01 Taxes 8079 3.02 Illegality 8584 3.03 Inability to Determine Rates 8685 3.04 Increased Costs 8887 3.05 Compensation for Losses 8988 3.06 Mitigation Obligations; Replacement of Lenders 9089 3.07 Survival 9189 ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 9190 4.01 Conditions of Initial Credit Extension 9190 4.02 Conditions to all Credit Extensions 9392 ARTICLE V REPRESENTATIONS AND WARRANTIES 9493 i 206718545

Table of Contents (continued) Page 5.01 Existence, Qualification and Power 9493 5.02 Authorization; No Contravention 94 5.03 Governmental Authorization; Other Consents 9594 5.04 Binding Effect 9594 5.05 Financial Statements; No Material Adverse Effect 9594 5.06 Litigation 9695 5.07 No Default 9695 5.08 Ownership of Property 9695 5.09 Environmental Matters 9695 5.10 Insurance 9796 5.11 Taxes 97 5.12 ERISA Compliance 9897 5.13 Margin Regulations; Investment Company Act 9998 5.14 Disclosure 99 5.15 Compliance with Laws 99 5.16 Solvency 10099 5.17 Casualty, Etc 10099 5.18 Sanctions Concerns and Anti-Corruption Laws 10099 5.19 Responsible Officers 100 5.20 Subsidiaries; Equity Interests; Loan Parties 100 5.21 Collateral Representations 101 5.22 EEA Financial Institutions 103 5.23 Covered Entities 103 5.24 Beneficial Ownership Certification 103 5.25 Intellectual Property; Licenses, Etc 103 5.26 Labor Matters 103 5.27 Outbound Investment Rule 103 5.28 Works Council 103 5.29 Centre of Main Interest and Establishments 104 5.30 Tax Residency. 104 5.31 Dutch Fiscal Unity 104 ARTICLE VI AFFIRMATIVE COVENANTS 104 6.01 Financial Statements and Reporting 104 6.02 Certificates; Other Information 105106 6.03 Notices 108109 6.04 Payment of Obligations 109110 6.05 Preservation of Existence, Etc 109110 6.06 Maintenance of Properties 109110 6.07 Maintenance of Insurance 109111 6.08 Compliance with Laws 111112 6.09 Books and Records 111112 6.10 Inspection Rights 111112 6.11 Use of Proceeds 111113 6.12 Material Contracts 111113 6.13 Covenant to Guarantee Obligations 112113 ii 206718545

Table of Contents (continued) Page 6.14 Covenant to Give Security 112113 6.15 Anti-Corruption Laws; Sanctions 113115 6.16 [Reserved] 113Monthly Calls. 115 6.17 Further Assurances 113115 6.18 Post-Closing Matters 114116 6.19 Dutch Fiscal Unity. 116 ARTICLE VII NEGATIVE COVENANTS 114117 7.01 Liens 114117 7.02 Indebtedness 116119 7.03 Investments 118121 7.04 Fundamental Changes 120123 7.05 Dispositions 121124 7.06 Restricted Payments 123126 7.07 Change in Nature of Business 123126 7.08 Transactions with Affiliates 124127 7.09 Burdensome Agreements 124127 7.10 Use of Proceeds 125128 7.11 Financial Covenants 125128 7.12 Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes 126129 7.13 Sale and Leaseback Transactions 126129 7.14 Prepayments, Etc 126. of Junior Indebtedness 129 7.15 Amendment, Etc 127. of Junior Indebtedness 129 7.16 Sanctions 127130 7.17 Anti-Corruption Laws 127130 7.18 Outbound Investment Rule. 130 7.19 No Credit Extensions Until Delivery of Foreign Documents. 130 7.20 No Transfers Outside of Ordinary Course. 130 ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 127131 8.01 Events of Default 127131 8.02 Remedies upon Event of Default 130133 8.03 Application of Funds 130134 ARTICLE IX ADMINISTRATIVE AGENT 132135 9.01 Appointment and Authority 132135 9.02 Rights as a Lender 132136 9.03 Exculpatory Provisions 133136 9.04 Reliance by Administrative Agent 134138 9.05 Delegation of Duties 134138 9.06 Resignation of Administrative Agent 135138 iii 206718545

Table of Contents (continued) Page 9.07 Non-Reliance on Administrative Agent, the Arrangers or Documentation Agents and the Other Lenders 136140 9.08 No Other Duties, Etc 137141 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding 137141 9.10 Collateral and Guaranty Matters 139143 9.11 Secured Cash Management Agreements and Secured Hedge Agreements 139143 9.12 Certain ERISA Matters 140144 9.13 Recovery of Erroneous Payments. Without 141145 9.14 Parallel Debt. 145 9.15 Administrative Agent’s Further Cooperation. 146 ARTICLE X CONTINUING GUARANTY 141146 10.01 Guaranty 141146 10.02 Rights of Lenders 142147 10.03 Certain Waivers 142147 10.04 Obligations Independent 143148 10.05 Subrogation 143148 10.06 Termination; Reinstatement 143148 10.07 Stay of Acceleration 143148 10.08 Condition of Borrower 144149 10.09 Appointment of Holdings 144149 10.10 Right of Contribution 144149 10.11 Keepwell 144149 ARTICLE XI MISCELLANEOUS 145149 11.01 Amendments, Etc 145149 11.02 Notices; Effectiveness; Electronic Communications 147152 11.03 No Waiver; Cumulative Remedies; Enforcement 150154 11.04 Expenses; Indemnity; Damage Waiver 150155 11.05 Payments Set Aside 152157 11.06 Successors and Assigns 153158 11.07 Treatment of Certain Information; Confidentiality 158163 11.08 Right of Setoff 160164 11.09 Interest Rate Limitation 160165 11.10 Integration; Effectiveness 160165 11.11 Survival of Representations and Warranties 161165 11.12 Severability 161166 11.13 Replacement of Lenders 161166 11.14 Governing Law; Jurisdiction; Etc 162167 11.15 Waiver of Jury Trial 164168 11.16 Subordination 164169 11.17 No Advisory or Fiduciary Responsibility 164169 11.18 Electronic Execution; Electronic Records; Counterparts 165170 11.19 USA Patriot Act Notice 166171 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions 166171 11.21 Acknowledgement Regarding Any Supported QFCs 167172 iv 206718545

Table of Contents (continued) Page 11.22 Time of the Essence 168172 11.23 Amendment and Restatement; Ratification of Prior Liens and Loan Documents 168172 11.24 Entire Agreement 168173 11.25 Judgment Currency. 173 11.26 Dutch Power of Attorney. 173 v 206718545

SCHEDULES Schedule 1.01(a) Certain Addresses for Notices Schedule 1.01(b) Initial Commitments and Applicable Percentages Schedule 1.01(c) Responsible Officers Schedule 2.01 Swingline Commitment Schedule 2.03 Letter of Credit Commitments Schedule 5.10 Insurance Schedule 5.12 Pension Plans Schedule 5.20(a) Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments Schedule 5.20(b) Loan Parties Schedule 5.21(b) Intellectual Property Schedule 5.21(c) Documents, Instrument, and Tangible Chattel Paper Schedule 5.21(d)(i) Deposit Accounts & Securities Accounts Schedule 5.21(d)(ii) Electronic Chattel Paper & Letter-of-Credit Rights Schedule 5.21(e) Commercial Tort Claims Schedule 5.21(f) Pledged Equity Interests Schedule 5.21(g) Properties Schedule 5.21(h) Material Contracts Schedule 6.18 Post-Closing Matters Schedule 7.01 Existing Liens Schedule 7.02 Existing Indebtedness Schedule 7.03 Existing Investments EXHIBITS Exhibit A Form of Administrative Questionnaire Exhibit B Form of Assignment and Assumption Exhibit C Form of Compliance Certificate Exhibit D Form of Joinder Agreement Exhibit E Form of Loan Notice Exhibit F Form of Permitted Acquisition Certificate Exhibit G Form of Revolving Note Exhibit H Form of Secured Party Designation Notice Exhibit I Form of Solvency Certificate Exhibit J Form of Swingline Loan Notice Exhibit K Form of Officer’s Certificate Exhibit L Forms of U.S. Tax Compliance Certificates Exhibit M [Reserved] Exhibit N Form of Financial Condition Certificate Exhibit O Form of Authorization to Share Insurance Information Exhibit P Form of Notice of Loan Prepayment Exhibit Q Form of 13-Week Cash Flow Forecast i 206718545

ii 206718545

AMENDED AND RESTATED CREDIT AGREEMENT This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 29, 2021 (as amended on December 29, 2021, October 26, 2022 and further amended on, February 5, 2024, August 6, 2024 and further amended on June 13, 2025), among DIGITAL TURBINE, INC., a Delaware corporation (“Holdings”), DIGITAL TURBINE MEDIA, INC., a Delaware corporation (“DT Media”), DIGITAL TURBINE USA, INC., a Delaware corporation (“DT USA” and, together with Holdings and DT Media, collectively or each individually as the context requires, the “Original Borrower”), FYBER B.V., a Netherlands besloten vennootschap (defined herein as “Fyber” or, as the context requires, the “New Borrower”; and New Borrower, together with the Original Borrower, collectively or each individually as the context requires, the “Borrower”), the other Guarantors (defined herein), the Lenders (defined herein), and BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and L/C Issuer. PRELIMINARY STATEMENTS: WHEREAS, certain of the Loan Parties (as hereinafter defined) are parties to that certain Amended and Restated Credit Agreement dated as of February 3April 29, 2021 among the Original Borrower, the Guarantors party thereto, the administrative agent and the lendersAdministrative Agent and the Lenders party thereto (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”); WHEREAS, AdColony, Inc., a Delaware corporation, and AdColony Holdings US, Inc., a Delaware corporation, joined into the Existing Credit Agreement as additional Loan Parties pursuant to that certain Joinder Agreement dated as of October 26, 2021; WHEREAS, the Loan Parties desire to amend and restate the Existing Credit Agreement to, among other things, effectuate certain amendments and refinance the indebtedness outstanding thereunder; WHEREAS, the Loan Parties have requested that the Lenders, the Swingline Lender and the L/C Issuer make loans and other financial accommodations to the Loan Parties in an aggregate amount of up to $400,000,000; WHEREAS, the Lenders, the Swingline Lender and the L/C Issuer have agreed to amend and restate the Existing Credit Agreement and make such loans and other financial accommodations to the Loan Parties on the terms and subject to the conditions set forth herein; WHEREAS, the applicable Loan Parties have requested that, on the First Amendment Effective Date, (i) the 2021 Revolving Lenders make available 2021 Revolving Commitments in an aggregate principal amount of $125,000,000 and (ii) this Agreement be amended as set forth herein, in each case, pursuant to the First Amendment; WHEREAS, the applicable Loan Parties have requested that, on the Second Amendment Effective Date, this Agreement be amended as set forth in the Second Amendment to replace the Eurodollar Rate (as defined in this Agreement immediately prior to the Second Amendment Effective Date) with Term SOFR and make certain conforming changes; and 1 206718545

WHEREAS, the applicable Loan Parties have requested that, on the Third Amendment Effective Date, this Agreement be amended as set forth in the Third Amendment to modify the Applicable Rate, the financial covenants and certain negative covenants, and to make other changes related to the foregoing.; WHEREAS, the applicable Loan Parties have requested that, on the Fourth Amendment Effective Date, this Agreement be amended as set forth in the Fourth Amendment to permanently reduce the Revolving Commitments pursuant to the terms and conditions of Section 2.06(a) of the Existing Credit Agreement, to modify the Applicable Rate, the financial covenants and certain other covenants, and to make other changes related to the foregoing.; WHEREAS, DT One App Store, Inc., a Delaware corporation, joined into the Existing Credit Agreement as an additional Loan Party pursuant to that certain Joinder Agreement dated as of November 1, 2024; WHEREAS, the Loan Parties have requested that, on the Fifth Amendment Effective Date, this Agreement be amended as set forth in the Fifth Amendment to, among other things, extend the Maturity Date, permanently reduce the Revolving Commitments pursuant to the terms and conditions of Section 2.06(a) of the Existing Credit Agreement, modify the Applicable Rate, the financial covenants and certain other covenants, and to make other changes related to the foregoing; and WHEREAS, the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer have agreed to amend the Existing Credit Agreement on the terms and subject to the conditions set forth herein and in the relevant amendments. NOW THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows: ARTICLE I DEFINITIONS AND ACCOUNTING TERMS 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below: “13-Week Cash Flow Forecast” has the meaning specified in Section 6.01(d). “13-Week Cash Flow Forecast End Date” means the last day of the first monthtwo-week period ending after the Consolidated Secured Net Leverage Ratio has been less than 4.003.00:1.00 and the Consolidated Fixed Charge Coverage Ratio has been greater than 1.15:1.00, for two (2) consecutive fiscal quarters. ”“2021 Revolving Commitment” means, as to each 2021 Revolving Lender, its obligation to (a) make 2021 Revolving Loans to the Borrower pursuant to Section 2.01(a), (b) purchase participations in L/C Obligations and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth 2 206718545 opposite such 2021 Revolving Lender’s name on Schedule 1 to the First Amendment under the caption “2021 Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such 2021 Revolving Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. “2021 Revolving Lender” means, at any time, (a) so long as any 2021 Revolving Commitment is in effect, any Lender that has a 2021 Revolving Commitment at such time or (b) if the 2021 Revolving Commitments have terminated or expired, any Lender that has a 2021 Revolving Loan or a participation in L/C Obligations or Swingline Loans attributable to a 2021 Revolving Commitment at such time. “2021 Revolving Loans” means the Revolving Loans made by the 2021 Revolving Lenders, pursuant to Section 2.01(a). “Acquisition” means the acquisition, whether through a single transaction or a series of related transactions, of (a) a majority of the Voting Stock or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (b) assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. “AdColony” means AdColony Holding AS, a private limited liability company incorporated in the Kingdom of Norway. “AdColony Acquisition” means the sale by AdColony Holdco to, and the acquisition by, the Borrower, directly or indirectly through one or more wholly-owned Subsidiaries, of one hundred percent (100%) of the issued and outstanding shares of AdColony pursuant to the terms and conditions of the AdColony Acquisition Agreement. “AdColony Acquisition Agreement” means that certain Share Purchase Agreement dated as of February 26, 2021 among Holdings, DT Media, AdColony and AdColony Holdco without giving effect to modifications, amendments, supplements, consents, waivers or requests (including the effects of any such requests) that are materially adverse to the interests of the Lenders (in their capacity as such) which have not been consented to by the Administrative Agent. “AdColony Holdco” means Otello Corporation ASA, a public limited liability company incorporated in the Kingdom of Norway. “Additional Secured Obligations” means (a) all obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter 3 206718545 arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that Additional Secured Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor. “Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent and/or collateral agent under any of the Loan Documents, or any successor administrative agent and/or collateral agent, as applicable. “Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(a), or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders. “Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit A or any other form approved by the Administrative Agent. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. “Aggregate Commitments” means the Commitments of all the Lenders. “Agreement” means this Credit Agreement, including all schedules, exhibits and annexes hereto. “Applicable Law” means, as to any Person, all applicable Laws binding upon such Person or to which such a Person is subject. “Applicable Percentage” means, in respect of the Revolving Facility, with respect to any Revolving Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Facility represented by such Revolving Lender’s Revolving Commitment at such time, subject to adjustment as provided in Section 2.15. If the Commitment of all of the Revolving Lenders to make Revolving Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Commitments have expired, then the Applicable Percentage of each Revolving Lender in respect of the Revolving Facility shall be determined based on the Applicable Percentage of such Revolving Lender in respect of the Revolving Facility most recently in effect, giving effect to any subsequent assignments and to any Lender’s status as a Defaulting Lender at the time of determination. The Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01(b) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable. 4 206718545

5 206718545 1.000% 0.300% 1.500% Consolidated Leverage Ratio 4From Fifth Amendment Effective Date through August 29, 2025 0.500% Greater than or equal to 3.0 to 1.0 but less than 4.0 to 1.0 2.2505.500% 0.150% 1.2504.500% Term SOFR & Letter of Credit Fee 0.350% Applicable Rate 5From August 30, 2025 and thereafter 2 Greater than or equal to 4.0 Base Rate 2.7507.500% Greater than or equal to 1.0 to 1.0 but less than 2.0 to 1.0 1.7506.500% 0.350% 1.750% Commitment Fee 6 0.750% Greater than or equal to 4.5 to 1.0 but less than 5.25 to 1.0 3.250% 0.200% 2.250% 0.350% “Applicable Rate” means, except as otherwise provided in any Incremental Amendment with respect to the applicable Loans and Commitments thereunder, for any day, the rate per annum set forth below opposite the applicable Level then in effect (based on the Consolidated Leverage Ratio)period for such date, it being understood that the Applicable Rate for (a) Revolving Loans that are Base Rate Loans shall be the percentage set forth under the column “Base Rate”, (b) Revolving Loans that are Term SOFR Loans shall be the percentage set forth under the column “Term SOFR & Letter of Credit Fee”, (c) the Letter of Credit Fee shall be the percentage set forth under the column “Term SOFR & Letter of Credit Fee”, and (d) the Commitment Fee shall be the percentage set forth under the column “Commitment Fee”: 7 3 Greater than or equal to 5.25 1 3.750% Greater than or equal to 2.0 to 1.0 but less than 3.0 to 1.0 2.750% LevelApplicabl e Date 0.350% 2.000% Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Ce1iificate is delivered pursuant to Section 6.02(a); provided, Less than 1.0 to 1.0 however, that if a Compliance Ce1iificate is not delivered when due in accordance with Section 6.02(a), then, upon the request of the Required Lenders, Pricing Level 7 shall apply, in each case as of the first Business Day after the date on which such Compliance Ce1iificate was required to have been delivered and in each case shall remain in effect until the first Business Day following the date on which such Compliance Ce1iificate is delivered. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the Applicable Rate shall apply. In addition, at all times while the Default Rate is in effect, the highest rate set forth in each column of the foregoing table shall apply. Notwithstanding anything to the contra1ycontrary contained in this definition, (i) the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b) and (ii) the initial Applicable Rate shall be set at Pricing Level 2 until the first Business Day immediately following the date a Compliance Ce1iificate is delivered pursuant to Section 6.02(a) for the first fiscal qua1ier to occur following the Closing Date to the Administrative Agent. Any adjustment in the Applicable Rate shall be applicable to all Credit Extensions then existing or subsequently made or issued. “Administrative Collateral Monitoring Fee” has the meaning specified in Section 2.09(d). “Applicable Revolving Percentage” means with respect to any Revolving Lender at any time, such Revolving Lender’s Applicable Percentage in respect of the Revolving Facility at such time. “Appropriate Lender” means, at any time, (a) with respect to the Revolving Facility, a Lender that has a Commitment with respect to such Facility or holds a Loan under such Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the UCL/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03, the Revolving Lenders and (c) with respect to the Swingline Sublimit, (i) the Swingline Lender and (ii) if any Swingline Loans are outstanding pursuant to Section 2.04(a), the Revolving Lenders. “Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender. “Arrangers” means (i) (a) BofA Securities, Inc. and (b) Wells Fargo Securities, LLC, each in its capacity as lead arranger, bookrunner and syndication agent, (ii) PNC Capital Markets LLC in its capacity as lead arranger and bookrunner and (iii) PNC Bank, National Association in its capacity as syndication agent. “Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit B or any other form (including an electronic documentation form generated by use of an electronic platform) approved by the Administrative Agent. 6 206718545

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease. “Audited Financial Statements” means the audited Consolidated balance sheet of Holdings and its Subsidiaries for the fiscal year ended March 31, 2020, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for such fiscal year of the Holdings and its Subsidiaries, including the notes thereto. “Authorization to Share Insurance Information” means the authorization substantially in the form of Exhibit O (or such other form as required by each of the Loan Party’s insurance companies). “Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b). “Availability Period” means the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Revolving Commitments pursuant to Section 2.06, and (iii) the date of termination of the Commitment of each Revolving Lender to make Revolving Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank of America” means Bank of America, N.A. and its successors. “Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as 7 206718545 a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. “Base Rate Loan” means a Revolving Loan or an Incremental Term Loan that bears interest based on the Base Rate. Base Rate Loans are only available to the Original Borrowers and shall be denominated in Dollars. “Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Borrower” has the meaning specified in the introductory paragraph hereto. “As used herein, the term “Borrower” shall mean each Borrower or the applicable Borrower, as the context may indicate. “Borrower Materials” has the meaning specified in Section 6.02. “Borrowing” means a borrowing consisting of simultaneous Loans of the same Type and Class and, in the case of Term SOFR Loans, having the same Interest Period made by each of the applicable Lenders pursuant to Section 2.01. “Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located. “Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations). “Capitalized Lease” means any lease that has been or is required to be, in accordance with GAAP, recorded, classified and accounted for as a capitalized lease or financing lease. 8 206718545

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuer or Swingline Lender (as applicable) or the Lenders, as Collateral for L/C Obligations, the Obligations in respect of Swingline Loans, or obligations of the Revolving Lenders to fund participations in respect of L/C Obligations or Swingline Loans (as the context may require), (a) cash or deposit account balances, (b) backstop letters of credit entered into on terms, from issuers and in amounts satisfactory to the Administrative Agent and the applicable L/C Issuer, and/or (c) if the Administrative Agent and the applicable L/C Issuer or Swingline Lender shall agree, in their sole discretion, other credit support, in each case, in Dollars (and in no other currency) and pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer or the Swingline Lender (as applicable). “Cash Collateral” and other like terms shall have respective meanings correlative to the foregoing and Cash Collateral shall include the proceeds of such Cash Collateral and other credit support. “Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens (other than Permitted Liens): (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof having maturities of not more than three hundred sixty days (360) days from the date of acquisition thereof; provided that the full faith and credit of the United States is pledged in support thereof; (b) time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than ninety (90) days from the date of acquisition thereof; (c) commercial paper issued by any Person organized under the laws of any state of the United States and rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than one hundred eighty (180) days from the date of acquisition thereof; and (d) Investments, classified in accordance with GAAP as current assets of the Borrower or any of its Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition. 9 206718545

“Cash Management Agreement” means any agreement that is not prohibited by the terms hereof to provide treasury or cash management services, including deposit accounts, overnight draft, credit cards, debit cards, p-cards (including purchasing cards and commercial cards), funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services. “Cash Management Bank” means any Person in its capacity as a party to a Cash Management Agreement that, (a) at the time it enters into a Cash Management Agreement with a Loan Party or any Subsidiary, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Cash Management Agreement (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, however, that for any of the foregoing to be included as a “Secured Cash Management Agreement” on any date of determination by the Administrative Agent, the applicable Cash Management Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination. “CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980. “CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency. “CFC” means a Person that is a controlled foreign corporation under Section 957 of the Code in which the Borrower or any Loan Party is a United States shareholder within the meaning of Section 951(b) of the Code. “Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented. “Change of Control” means an event or series of events by which: (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, 10 206718545 except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of Holdings entitled to vote for members of the board of directors or equivalent governing body of Holdings on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or (b) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Holdings cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was nominated, appointed or approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was nominated, appointed or approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or (c) Holdings shall cease to own and control, of record and beneficially, directly or indirectly, 100% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of DT Media and DT USAeach other Borrower on a fully diluted basis (which for this purpose shall exclude all Equity Interests that have not yet vested). “Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Incremental Term Loans and, when used to reference any Commitment, refers to whether such Commitment is a Revolving Commitment or an Incremental Term Loan Commitment. “Closing Date” means the date hereof. “CME” means CME Group Benchmark Administration Limited. “Code” means the Internal Revenue Code of 1986. “Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties. “Collateral and Guarantee Requirement” means, at any time, the requirement that: (a) the Administrative Agent shall have received each Collateral Document required to be delivered from time to time pursuant to Section 6.14, Section 6.17 or Section 6.18, subject to the limitations and exceptions of this Agreement, duly executed by each Loan Party party thereto; 11 206718545

(b) the Obligations and the Guaranty shall have been secured by a perfected security interest in, and Mortgages on, substantially all now owned or, in the case of real property, fee owned, or at any time hereafter acquired tangible and intangible assets of each Loan Party (including Equity Interests, intercompany debt, accounts, inventory, equipment, investment property, contract rights, intellectual property, other general intangibles, Material Real Property and proceeds of the foregoing), in each case, subject to exceptions and limitations otherwise set forth in this Agreement and the Collateral Documents (to the extent appropriate in the applicable jurisdiction), in each case with the priority required by the Collateral Documents; (c) subject to limitations and exceptions of this Agreement and the Collateral Documents, to the extent a security interest in and Mortgages on any Material Real Property are required pursuant to clause (b) above or under Sections 6.14 or 6.17 (each, a “Mortgaged Property”), the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to such Mortgaged Property duly executed and delivered by the record owner of such property, together with evidence such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto, in form suitable for filing or recording in all filing or recording offices that the Administrative Agent may reasonably deem necessary or desirable in order to create a valid and subsisting perfected Lien (subject only to Liens described in clause (ii) below) on the property and/or rights described therein in favor of the Administrative Agent for the benefit of the Secured Parties, and evidence that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to the Administrative Agent (it being understood that if a mortgage tax will be owed on the entire amount of the indebtedness evidenced hereby, then the amount secured by the Mortgage shall be limited to 100% of the fair market value of the property at the time the Mortgage is entered into if such limitation results in such mortgage tax being calculated based upon such fair market value), (ii) fully paid American Land Title Association Lender’s policies of title insurance (or marked-up title insurance commitments having the effect of policies of title insurance) on the Mortgaged Property naming the Administrative Agent as the insured for its benefit and that of the Secured Parties and their respective successors and assigns (the “Mortgage Policies”) issued by a nationally recognized title insurance company reasonably acceptable to the Administrative Agent in form and substance and in an amount reasonably acceptable to the Administrative Agent (not to exceed 100% of the fair market value of the real properties covered thereby), insuring the Mortgages to be valid subsisting first priority Liens on the property described therein, free and clear of all Liens other than Liens permitted pursuant to Section 7.01 or Liens otherwise consented to by the Administrative Agent, each of which shall (A) to the extent reasonably necessary, include such coinsurance and reinsurance arrangements (with provisions for direct access, if reasonably necessary) as shall be reasonably acceptable to the Administrative Agent, (B) contain a “tie-in” or “cluster” endorsement, if available under applicable law (i.e., policies which insure against losses regardless of location or allocated value of the insured property up to a stated maximum coverage amount), and (C) have been supplemented by such endorsements as shall be reasonably requested by the Administrative Agent (including endorsements on matters relating to usury, first loss, zoning, contiguity, doing business, public road access, variable rate, environmental lien, subdivision, mortgage recording tax, separate tax lot, revolving credit 12 206718545 and so-called comprehensive coverage over covenants and restrictions), to the extent such endorsements are available in the applicable jurisdiction at commercially reasonable rates, (iii) opinions from local counsel in each jurisdiction (A) where a Mortgaged Property is located regarding the enforceability and perfection of the Mortgage and any related fixture filings and (B) where the applicable Loan Party granting the Mortgage on said Mortgaged Property is organized, regarding the due authorization, execution and delivery of such Mortgage, and in each case, such other matters as may be in form and substance reasonably satisfactory to the Administrative Agent, (iv) a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each Mortgaged Property (together with a notice about special flood hazard area status and flood disaster assistance), duly executed and acknowledged by the appropriate Loan Parties, together with evidence of flood insurance, to the extent required under Section 6.07(c) hereof; provided that no mortgage over a Material Real Property may be executed unless the Administrative Agent has received such Standard Flood Hazard Determination and all other information needed to satisfy the Lenders’ flood insurance requirements, in each case, with respect to such Material Real Property, and (v) a new ALTA or such existing surveys together with no-change affidavits sufficient for the title company to remove all standard survey exceptions from the Mortgage Policies and issue the endorsements required in clause (ii) above. “Collateral Documents” means, collectively, the Security Agreement, the Qualifying Control Agreements, each Joinder Agreement, each Mortgage, each of the collateral assignments, security agreements, pledge agreements, account control agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.14, the Foreign Collateral Documents, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties. “Commitment” means a Revolving Commitment and/or an Incremental Term Loan Commitment, as the context may require. “Commitment Fee” has the meaning specified in Section 2.09(a). “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communication” means this Agreement, any Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Loan Document. “Compliance Certificate” means a certificate substantially in the form of Exhibit C. “Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of 13 206718545 doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document). “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated” means, when used with reference to financial statements or financial statement items of Holdings and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP. ”“Consolidated EBITDA” means, for any period, the sum of the following determined on a Consolidated basis, without duplication, for Holdings and its Subsidiaries in accordance with GAAP, (a) Consolidated Net Income for the most recently completed Measurement Period plus (b) the following cash and non-cash expenses: stock-based compensation expense, depreciation and amortization, net interest expense, net other expense, change in fair value of contingent consideration, business transformation costs, foreign exchange transaction losses, income tax (benefit) provision, transaction-related expenses, severance costs, the provision for federal, state, local and foreign income taxes payable for such period plus (c) the following non-cash expenses for such period: stock-based compensation expense, impairment of goodwill, adjustments to acquisition-related liabilities, and such other cash and non-cash expenses added to “GAAP net income” in the calculation of “Non-GAAP adjusted EBITDA” set forth in the public reporting materials of Holdings and its Subsidiaries filed with the SEC for such period, plus (d) the following cash expenses incurred for such period: change in fair value of contingent consideration, business transformation costs, transaction-related expenses, severance costs, foreign exchange transaction losses, contract settlement fees, adjustments to acquisition-related liabilities, fees and expenses in connection with the Fifth Amendment and such other cash expenses added to “GAAP net income” in the calculation of “Non-GAAP adjusted EBITDA” set forth (in reasonable detail and on a category-by-category basis) in the public reporting materials of Holdings and its Subsidiaries filed with the SEC for such period, provided that such cash expenses incurred pursuant to this clause (d) shall not in the aggregate exceed (i) $30,000,000 for any period on or before September 30, 2025, (ii) $25,000,000 for any period between October 1, 2025 through March 31, 2026 and (iii) $20,000,000 for any period on or after April 1, 2026 minus (ce) the following cash and non-cash income and gains: net interest income, net other income and foreign exchange gains. “Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, for Holdings and its Subsidiaries on a Consolidated basis, the ratio of (a) Consolidated EBITDA, less Capital Expenditures and less Consolidated Taxes to the extent paid in cash to (b) 14 206718545

Consolidated Interest Charges to the extent paid in cash for the most recently completed Measurement Period. ”“Consolidated Funded Indebtedness” means, as of any date of determination, for Holdings and its Subsidiaries on a Consolidated basis, the sum of: (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all purchase money Indebtedness; (c) drawn and unreimbursed amounts in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (d) all obligations (including, without limitation, non-contingent earnout obligations to the extent the liability therefor has accrued) in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business); (e) all Attributable Indebtedness; (f) all obligations to purchase, redeem, retire, defease or otherwise make any payment prior to the Maturity Date in respect of any Equity Interests or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) to the extent such Indebtedness would otherwise constitute Consolidated Funded Indebtedness if incurred by Holdings or its Subsidiaries, Indebtedness secured by a Lien on property owned or being purchased by Holdings or any of its Subsidiaries up to the amount secured by such Lien (including indebtedness arising under conditional sales or other title retention agreements) whether or not such Indebtedness shall have been assumed by such Person or is limited in recourse; (h) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (g) above of Persons other than the Borrower or any Subsidiary; and (i) all Indebtedness of the types referred to in clauses (a) through (h) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary, but, in each case, excluding all obligations or Indebtedness, in each case, otherwise constituting Consolidated Funded Indebtedness of each such Person if, upon or prior to the maturity thereof, such Person has irrevocably deposited with the proper Person in trust or escrow the necessary funds (or evidences of indebtedness) for the payment, redemption or satisfaction of such obligation or Indebtedness, and thereafter such funds and evidences of such obligation or Indebtedness or other security so deposited are not included in the calculation of Unrestricted Cash Amount. “Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, and charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP (but excluding, for the avoidance of doubt, any non-recurring consent, amendment, monitoring, advisory or arranger fees paid to the Lenders (or their respective affiliates and advisors) in connection with the Third Amendment and, Fourth Amendment and Fifth Amendment), (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each 15 206718545 case, of or by Holdings and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period. “Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Charges to the extent paid in cash, in each case, for the most recently completed Measurement Period. “Consolidated Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness as of such date net of the Unrestricted Cash Amount to (b) Consolidated EBITDA for the most recently completed Measurement Period. “Consolidated Net Income” means, at any date of determination, the net income (or loss) of Holdings and its Subsidiaries on a Consolidated basis for the most recently completed Measurement Period, as set forth in the public reporting materials of Holdings and its Subsidiaries filed with the SEC for such Measurement Period and identified therein as “GAAP net income”. “Consolidated Secured Indebtedness” means, at any date of determination, the aggregate principal amount of all Consolidated Funded Indebtedness outstanding on such date to the extent secured by a Lien on any assets of Holdings or its Subsidiaries. “Consolidated Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Secured Indebtedness as of such date net of the Unrestricted Cash Amount to (b) Consolidated EBITDA for the most recently completed Measurement Period. “Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote fifteen percent (15%) or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent. “Corresponding Obligations” means all Secured Obligations as they may exist from time to time, other than the Parallel Debts. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension. 16 206718545

“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source). “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect. “Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default. “Default Rate” means (a) with respect to any Obligation for which a rate is specified, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto and (b) with respect to any Obligation for which a rate is not specified or available, a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans plus two percent (2%), in each case, to the fullest extent permitted by Applicable Law. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, the L/C Issuer or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership 17 206718545 or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower, the L/C Issuer, the Swingline Lender and each other Lender promptly following such determination. “Designated Jurisdiction” means any country or territory to the extent that such country or territory is the subject of any Sanction. “Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and any issuance of Equity Interests by a Subsidiary of such Person) of any property by any Loan Party or Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. “Disqualified Equity Interests” means, with respect to any Person, any Equity Interest of such Person which, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (b) is redeemable or is required to be repurchased by such Person or any of its Affiliates at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is 91 days after the latest Maturity Date; provided that, any such Equity Interests that would constitute Disqualified Equity Interests solely because the holders thereof have the right to require the Borrower or an Affiliate thereof to repurchase or redeem such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Equity Interests so long as the terms of such Equity Interests provide that such repurchase or redemption is (i) not required unless permitted under this Agreement or (ii) subject to the prior payment in full of the Obligations and the termination of the Commitments and the termination or Cash Collateralization of all outstanding Letters of Credit. “Documentation Agent” means (i) Capital One, N.A. and (ii) JPMorgan Chase Bank, N.A., each in its capacity as documentation agent. “Dollar” and “$” mean lawful money of the United States. 18 206718545

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any state, commonwealth or territory thereof or the District of Columbia. “Dutch CITA” means the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969). “Dutch CIT Fiscal Unity” means a fiscal unity (fiscale eenheid) for Dutch corporate income tax purposes. “Dutch CIT Loan Party” means a Loan Party resident for tax purposes in the Netherlands and includes any Loan Party carrying on a business through a permanent establishment or deemed permanent establishment taxable in the Netherlands. “Dutch Collateral Documents” has the meaning specified in Schedule 6.18, as amended and restated on the Fifth Amendment Effective Date. “Dutch Loan Party” means a Loan Party that is incorporated or established under the laws of the Netherlands. “EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Record” and “Electronic Signature” have the meanings specified in Section 11.18. “Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06 (subject to such consents, if any, as may be required under Section 11.06(b)(iii)). “Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetland, flora and fauna. “Environmental Laws” means any and all federal, state, local, and foreign statutes, laws (including common law), regulations, standards, ordinances, rules, judgments, interpretations, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, 19 206718545 treatment, Release or threat of Release of Hazardous Materials, air emissions and discharges to waste or public systems. “Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities) whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, directly or indirectly relating to (a) any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing. “Environmental Permit” means any permit, certification, registration, approval, identification number, license or other authorization required under any Environmental Law. “Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination. “Equity Issuance” means, any issuance by any Loan Party or any Subsidiary to any Person of its Equity Interests, other than (a) any issuance of its Equity Interests pursuant to the exercise of options or warrants, (b) any issuance of its Equity Interests pursuant to the conversion of any debt securities to equity or the conversion of any class of equity securities to any other class of equity securities, (c) any issuance of options or warrants relating to its Equity Interests, (d) any issuance by a Loan Party of its Equity Interests as consideration for a Permitted Acquisition and (e) any issuance of Equity Interests pursuant to the 2020 Equity Incentive Plan of Holdings, as amended, restated, replaced or otherwise modified. The term “Equity Issuance” shall not be deemed to include any Disposition. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Sections 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code). “ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal 20 206718545 under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate or (i) a failure by the Borrower or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by the Borrower or any ERISA Affiliate to make any required contribution to a Multiemployer Plan. “EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time. “Event of Default” has the meaning specified in Section 8.01. “Excluded Property” means, with respect to any Loan Party, (a) any interest in fee-owned real property (other than Material Real Properties), (b) any interest in leased real property (other than any requirement to deliver landlord waivers, estoppels and collateral access letters), (c) the Equity Interests of any Foreign Subsidiary of any Loan Party to the extent not required to be pledged to secure the Secured Obligations pursuant to the Collateral Documents, (d) any United States intent-to-use trademark application to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of or render void or result in the cancellation of, any registration issued as a result of such intent-to-use trademark application under Applicable Law; provided that upon submission to and acceptance by the United States Patent and Trademark Office of an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of the Lanham Act (or any successor provision) such intent-to-use trademark application shall not be considered Excluded Property, (e) any property which, subject to the terms of Section 7.02(c), is subject to a Lien of the type described in Section 7.01(i) pursuant to documents that prohibit such Loan Party from granting any other Liens in such property and (f) any General Intangible, permit, lease, license, contract or other Instrument to the extent the grant of a security interest in such General Intangible, permit, lease, license, contract or other Instrument under the terms thereof or under Applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Loan Party’s rights, titles and interests thereunder (including upon the giving of notice or the lapse of time or both); provided that (i) any such limitation described in the foregoing clause (f) shall only apply to the extent that any such prohibition or right to terminate or accelerate or alter the applicable Loan Party’s rights could not be rendered ineffective pursuant to the UCC or any other Applicable Law (including Debtor Relief Laws) or principles of equity and (ii) in the event of the termination or elimination of any such prohibition or right or the requirement for any consent contained in any Applicable Law, General Intangible, permit, lease, license, contract or other Instrument, to the extent sufficient to permit any such item to become Collateral, or upon the granting of any such consent, or waiving or terminating any requirement for such consent, such General Intangible, permit, lease, license, 21 206718545 contract or other Instrument shall automatically and simultaneously not be considered Excluded Property. “Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act (determined after giving effect to Section 10.11 and any other “keepwell”, support or other agreement for the benefit of such Loan Party and any and all guarantees of such Loan Party’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Loan Party, or grant by such Loan Party of a Lien, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a Master Agreement governing more than one Swap Contract, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swap Contracts for which such Guaranty or Lien is or becomes excluded in accordance with the first sentence of this definition. “Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Sections 3.01(b) or (d), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(f) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax imposed at any time on payments made by or on behalf of the New Borrower to any Lender hereunder or under any other Loan Document, provided that such Lender shall have complied with Section 3.01(f). “Existing Credit Agreement” has the meaning set forth in the recitals to this Agreement. “Extraordinary Receipt” means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings and proceeds of Involuntary Dispositions), indemnity payments and any purchase price adjustments; provided, however, that an Extraordinary Receipt shall not include cash receipts from proceeds of insurance or indemnity payments to the extent that such proceeds, awards or payments are received by any Person in 22 206718545 respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto. “Facility” means the Revolving Facility or any Incremental Term Facility. “Facility Termination Date” means the date as of which all of the following shall have occurred: (a) the Aggregate Commitments have terminated, (b) all Obligations have been paid in cash in full (other than contingent indemnification obligations), and (c) all Letters of Credit have terminated or expired (other than Letters of Credit as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the L/C Issuer shall have been made). “FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code. “Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Fee Letter” means the letter agreement, dated March 9, 2021, between Holdings, DT Media, DT USA, and Bank of America, N.A. “Financial Advisor” means a financial advisor that is reasonably acceptable to the Administrative Agent and the Lenders and engaged on terms and conditions reasonably acceptable to the Administrative Agent and the Lenders. “First Amendment” shall mean the First Amendment, dated as of the First Amendment Effective Date, among the BorrowersBorrower party thereto, the Lenders party thereto, the Guarantors party thereto and the Administrative Agent. “First Amendment Effective Date” has the meaning set forth for such term in the First Amendment. “FIRREA” means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended. “Fifth Amendment” means the Fifth Amendment to the Amended and Restated Credit Agreement, dated as of the Fifth Amendment Effective Date, among the Borrower party 23 206718545 thereto, the Lenders party thereto, the Guarantors party thereto and the Administrative Agent. “Fifth Amendment Effective Date” has the meaning set forth for such term in the Fifth Amendment. “Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto. “Foreign Collateral Documents” has the meaning specified in Schedule 6.18, as amended and restated on the Fifth Amendment Effective Date. “Foreign Collateral Perfection Documents” has the meaning specified in Schedule 6.18, as amended and restated on the Fifth Amendment Effective Date. “Foreign Documents” has the meaning specified in Schedule 6.18, as amended and restated on the Fifth Amendment Effective Date. “Foreign Documents Deadline” has the meaning specified in Section 2.09(d). “Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.12(f). “Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction. “Foreign Plan” has the meaning specified in Section 5.12(f). “Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary. “Fourth Amendment” means the Fourth Amendment, dated as of the Fourth Amendment Effective Date, among the Borrower party thereto, the Lenders party thereto, the Guarantors party thereto and the Administrative Agent. “Fourth Amendment Effective Date” has the meaning set forth for such term in the Fourth Amendment. “FRB” means the Board of Governors of the Federal Reserve System of the United States. 24 206718545

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Applicable Percentage of Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or Cash Collateralized in accordance with the terms hereof. “FSHCO” means any Subsidiary substantially all of the assets of which constitute the Equity Interests of CFCs. “Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities. “Fyber” means Fyber B.V. (f/k/a Fyber N.V.), a public limited liability companybesloten vennootschap registered with the Netherlands Chamber of Commerce Business Register under number 54747805 and also registered with the commercial register of the local court of Berlin (Charlottenburg) under HRB 166541 B. “Fyber Acquisition” means (i) the sale by Fyber Sellers to, and the acquisition by, the Borrower, directly or indirectly through one or more wholly-owned Subsidiaries, of all of the Fyber Sellers’ Shares (used in this paragraph as defined in the Fyber Acquisition Agreement) and (ii) acquisition by the Borrower, directly or indirectly through one or more wholly-owned Subsidiaries, of any other Shares it may acquire pursuant to the Offer (as defined in the Fyber Acquisition Agreement) to acquire the remaining Shares, in each case pursuant to the terms and conditions of the Fyber Acquisition Agreement. “Fyber Acquisition Agreement” means that certain Share Purchase Agreement dated as of March 22, 2021 among Holdings, Digital Turbine Luxembourg S.a r.l. and Fyber Sellers, without giving effect to modifications, amendments, supplements, consents, waivers or requests (including the effects of any such requests) that are materially adverse to the interests of the Lenders (in their capacity as such) which have not been consented to by the Administrative Agent. “Fyber Sellers” means, collectively, Tennor Holding B.V., a private limited liability company under Dutch law, Advert Finance B.V., a private limited liability company under Dutch law, and Lars Windhorst, an individual residing in Switzerland. “GAAP” means generally accepted accounting principles in the United States set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession) including, without limitation, the FASB 25 206718545

Accounting Standards Codification, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03. “Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including, without limitation, any supra-national bodies such as the European Union or the European Central Bank). “Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness of the kind described in clauses (a) through (g) of the definition thereof or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed or expressly undertaken by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning. “Guaranteed Obligations” has the meaning set forth in Section 10.01. “Guarantors” means, collectively, (a) the Subsidiary Guarantors, and (b) with respect to Additional Secured Obligations owing by any Loan Party or any of its Subsidiaries and any Swap Obligation of a Specified Loan Party (determined before giving effect to Sections 10.01 and 10.11) under the Guaranty, the Borrower. “Guaranty” means, collectively, the Guarantee made by the Guarantors under Article X in favor of the Secured Parties, together with each other guaranty delivered pursuant to Section 6.13. “Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum 26 206718545 distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law. “Hedge Bank” means any Person in its capacity as a party to a Swap Contract that, (a) at the time it enters into a Swap Contract not prohibited under Articles VI or VII, is a Lender or an Affiliate of a Lender, in its capacity as a party to such Swap Contract (even if such Person ceases to be a Lender or such Person’s Affiliate ceased to be a Lender); provided, in the case of a Secured Hedge Agreement with a Person who is no longer a Lender (or Affiliate of a Lender), such Person shall be considered a Hedge Bank only through the stated termination date (without extension or renewal) of such Secured Hedge Agreement and provided further that for any of the foregoing to be included as a “Secured Hedge Agreement” on any date of determination by the Administrative Agent, the applicable Hedge Bank (other than the Administrative Agent or an Affiliate of the Administrative Agent) must have delivered a Secured Party Designation Notice to the Administrative Agent prior to such date of determination. “Holdings” has the meaning specified in the introductory paragraph hereto. “Incremental Amendment” has the meaning specified in Section 2.16(j). “Incremental Facility” has the meaning specified in Section 2.16(a). “Incremental Facility Effective Date” has the meaning specified in Section 2.16(d). “Incremental Term Facility” has the meaning specified in Section 2.16(a). “Incremental Term Loan” has the meaning specified in Section 2.01(b). “Incremental Term Loan Commitment” has the meaning specified in Section 2.16(a). “Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP: (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments; (c) net obligations of such Person under any Swap Contract; (d) all obligations (including, without limitation, earnout obligations) of such Person to pay the deferred purchase price of property or services (other than (i) trade 27 206718545 accounts payable in the ordinary course of business and not past due for more than ninety (90) days and (ii) trade accounts which pertain to discontinued operations); (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person; (g) all obligations of such Person in respect of any Disqualified Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Disqualified Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and (h) all Guarantees of such Person in respect of any of the foregoing. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. “Indemnified Taxes” means all (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes. “Indemnitee” has the meaning specified in Section 11.04(b). “Information” has the meaning specified in Section 11.07(a). “Insolvency Regulation” means the Regulation (EU) 2015/848 of the European Parliament and of the Council of 20 May 2015 on Insolvency Proceedings. “Intellectual Property” has the meaning set forth in the Security Agreement. “Intercompany Debt” has the meaning specified in Section 7.02(e). “Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swingline Loan, the last Business Day of each March, June, September and December and the 28 206718545

Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition). “Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter (in each case, subject to availability), as selected by the Borrower in its Loan Notice; provided that: (a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (c) no Interest Period shall extend beyond the Maturity Date. “Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person (including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor guaranties Indebtedness of such other Person), or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but giving effect to any returns or distributions of capital or repayment of principal actually received in each case by such Person with respect thereto. Notwithstanding anything else set forth herein, the AdColony Acquisition shall be deemed to be an Investment outstanding as of the Closing Date to the extent consummated on such date. “Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any property of any Loan Party or any Subsidiary. “IP Rights” has the meaning specified in Section 5.25. “IRS” means the United States Internal Revenue Service. “ISP” means the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time). 29 206718545

“Israeli Pledge Agreements” has the meaning specified in Schedule 6.18, as amended and restated on the Fifth Amendment Effective Date. “Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and the Borrower (or any Subsidiary) or in favor of the L/C Issuer and relating to such Letter of Credit. “Joinder Agreement” means a joinder agreement substantially in the form of Exhibit D executed and delivered in accordance with the provisions of Section 6.13. “Judgment Currency” has the meaning specified in Section 11.25. “Junior Debt Prepayment” has the meaning specified in Section 7.14. “Junior Indebtedness” means (a) unsecured Indebtedness of the Borrower or any Subsidiary, (b) Subordinated Indebtedness and (c) Indebtedness of the Borrower or any Subsidiary secured on a junior basis to the Liens securing the Obligations. For the avoidance of doubt, Junior Indebtedness does not include Loans. “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. “L/C Advance” means, with respect to each Revolving Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Percentage. “L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Borrowing. “L/C Commitment” means, with respect to the L/C Issuer, the commitment of the L/C Issuer to issue Letters of Credit hereunder. The initial amount of the L/C Issuer’s Letter of Credit Commitment is set forth on Schedule 2.03. The Letter of Credit Commitment of the L/C Issuer may be modified from time to time by agreement between the L/C Issuer and the Borrower, and notified to the Administrative Agent. “L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof. “L/C Disbursement” means a payment made by the L/C Issuer pursuant to a Letter of Credit. 30 206718545

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. “L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts (including all L/C Borrowings). For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn. “Lender” means each of the Persons identified as a “Lender” on the signature pages hereto, each other Person that becomes a “Lender” in accordance with this Agreement and, their successors and assigns and, unless the context requires otherwise, includes the Swingline Lender. “Lender Party” means, collectively, the Lenders, the Swingline Lender and the L/C Issuer. “Lending Office” means, as to the Administrative Agent, the L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Borrower and the Administrative Agent; which office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. “Letter of Credit” means any standby letter of credit issued hereunder. “Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer. “Letter of Credit Fee” has the meaning specified in Section 2.03(l). “Letter of Credit Sublimit” means, as of any date of determination, an amount equal to the lesser of (a) $10,000,000 and (b) the Revolving Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Facility. “Leverage Increase Period” has the meaning specified in Section 7.11(a). “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property and any financing lease having substantially the same economic effect as any of the foregoing). 31 206718545

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Revolving Loan, or a Swingline Loan or an Incremental Term Loan. “Loan Documents” means, collectively, (a) this Agreement, (b) the First Amendment, (c) the Second Amendment, (d) the Third Amendment, (e) the Fourth Amendment, (f) the NotesFifth Amendment, (g) the GuarantyNotes, (h) the Guaranty, (i) the Collateral Documents, (ij) the Fee Letter, (jk) each Issuer Document, (kl) each Joinder Agreement, (lm) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.14, and (mn) all other certificates, agreements, documents and instruments executed and delivered, in each case, by or on behalf of any Loan Party pursuant to the foregoing (but specifically excluding any Secured Hedge Agreement or any Secured Cash Management Agreement and specifically including the Other Israeli Documents and the Other Dutch Documents) and any amendments, modifications or supplements thereto or to any other Loan Document or waivers hereof or to any other Loan Document; provided, however, that for purposes of Section 11.01, “Loan Documents” shall mean this Agreement, the Guaranty and the Collateral Documents. “Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the BorrowerHoldings. “Loan Parties” means, collectively, the Borrower and each Guarantor. “Master Agreement” has the meaning set forth in the definition of “Swap Contract.” “Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties, liabilities (actual or contingent), condition (financial or otherwise) or prospects of Holdings or Holdings and its Subsidiaries taken as a whole; or (b) a material adverse effect on (i) the ability of any Loan Party to perform its Obligations under any Loan Document to which it is a party, (ii) the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party or (iii) the rights, remedies and benefits available to, or conferred upon, the Administrative Agent or any Lender under any Loan Documents. “Material Asset” means any asset owned by any Loan Party that is material to the operation of the business of the Borrower and the other Loan Parties, taken as a whole. “Material Contract” means, with respect to any Person, (a) each contract or agreement material to the business, condition (financial or otherwise), operations, performance, properties or prospects of such Person or (b) any other contract, agreement, permit or license, written or oral, of the Borrower and its Subsidiaries as to which the breach, nonperformance, cancellation or failure to renew by any party thereto, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 32 206718545

“Material Domestic Subsidiary” means any Domestic Subsidiary of Holdings that, together with its Subsidiaries, (a) generates more than 5% of Consolidated EBITDA on a Pro Forma Basis for the four (4) fiscal quarter period most recently ended or (b) has total assets (including Equity Interests in other Subsidiaries and excluding investments that are eliminated in consolidation) of equal to or greater than 5% of the total assets of Holdings and its Subsidiaries, on a consolidated basis as of the end of the most recent four (4) fiscal quarters; provided, however, that if at any time there are Domestic Subsidiaries which are not classified as “Material Domestic Subsidiaries” but which collectively (i) generate more than 10% of Consolidated EBITDA on a Pro Forma Basis or (ii) have total assets (including Equity Interests in other Subsidiaries and excluding investments that are eliminated in consolidation) of equal to or greater than 10% of the total assets of Holdings and its Subsidiaries on a Consolidated basis, then Holdings shall promptly designate one or more of such Domestic Subsidiaries as Material Domestic Subsidiaries and cause any such Domestic Subsidiaries to comply with the provisions of Section 6.13 such that, after such Domestic Subsidiaries become Guarantors hereunder, the Domestic Subsidiaries that are not Guarantors shall (A) generate less than 10% of Consolidated EBITDA and (B) have total assets of less than 10% of the total assets of Holdings and its Subsidiaries on a Consolidated basis. “Maturity Date” means (a) with respect to the Revolving Facility, April 29, 2026 and (b) with respect to an Incremental Term Facility, the final maturity date applicable thereto as specified in the applicable Incremental Amendment; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day. “Material Foreign Subsidiary” means any Foreign Subsidiary of Holdings that, together with its Subsidiaries, (a) generates more than 5% of Consolidated EBITDA on a Pro Forma Basis for the four (4) fiscal quarter period most recently ended or (b) has total assets (including Equity Interests in other Subsidiaries and excluding investments that are eliminated in consolidation) of equal to or greater than 5% of the total assets of Holdings and its Subsidiaries, on a consolidated basis as of the end of the most recent four (4) fiscal quarters; provided, however, that if at any time there are Foreign Subsidiaries which are not classified as “Material Foreign Subsidiaries” but which collectively (i) generate more than 10% of Consolidated EBITDA on a Pro Forma Basis or (ii) have total assets (including Equity Interests in other Subsidiaries and excluding investments that are eliminated in consolidation) of equal to or greater than 10% of the total assets of Holdings and its Subsidiaries on a Consolidated basis, then Holdings shall promptly designate one or more of such Foreign Subsidiaries as Material Foreign Subsidiaries and cause any such Foreign Subsidiaries to comply with the provisions of Section 6.13 such that, after such Foreign Subsidiaries become Guarantors hereunder, the Foreign Subsidiaries that are not Guarantors shall (A) generate less than 10% of Consolidated EBITDA and (B) have total assets of less than 10% of the total assets of Holdings and its Subsidiaries on a Consolidated basis. “Maturity Date” means August 29, 2026. “Material IP Rights” has the meaning specified in Section 7.03. 33 206718545

“Material Real Property” means any fee owned Real Property located in the United States that is owned by any Loan Party with a fair market value in excess of $5,000,000 (as reasonably estimated by the Administrative Agent). “Measurement Period” means, at any date of determination, the most recently completed four (4) fiscal quarters of Holdings (or, for purposes of determining Pro Forma Compliance, the most recently completed four (4) fiscal quarters of Holdings for which financial statements have been or are required to be delivered pursuant to Section 6.01). “Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances, an amount equal to 105% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time and (b) otherwise, an amount determined by the Administrative Agent and the L/C Issuer in their sole discretion. “Moody’s” means Moody’s Investors Service, Inc. and any successor thereto. “Mortgage Policies” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” “Mortgaged Property” has the meaning specified in the definition of “Collateral and Guarantee Requirement.” “Mortgages” means collectively, the deeds of trust, trust deeds, deeds to secure debt, hypothecs and mortgages made by the Loan Parties in favor or for the benefit of the Administrative Agent on behalf of the Secured Parties creating and evidencing a Lien on a Mortgaged Property in form and substance reasonably satisfactory to the Administrative Agent with such terms and provisions as may be required by the applicable Laws of the relevant jurisdiction, and any other mortgages executed and delivered pursuant to Section 6.14 or 6.17, in each case, as the same may from time to time be amended, restated, supplemented, or otherwise modified. “Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five (5) plan years, has made or been obligated to make contributions. “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA. “Net Cash Proceeds” means the aggregate cash or Cash Equivalents proceeds received by any Loan Party or any Subsidiary in respect of any Disposition, Equity Issuance, or Involuntary Disposition, net of (a) direct costs incurred in connection therewith (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable as a result thereof and (c) in the case of any Disposition or any Involuntary Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien (ranking senior to any Lien of the Administrative Agent) on the related property; it being 34 206718545 understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by any Loan Party or any Subsidiary in any Disposition, Equity Issuance, or Involuntary Disposition. “Netherlands” means the European part of the Kingdom of the Netherlands and “Dutch” means in or of the Netherlands. “New LenderBorrower” has the meaning specified in Section 2.16(c)the introductory paragraph hereto. “Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 11.01 and (b) has been approved by the Required Lenders. “Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time. “Non-Extension Notice Date” has the meaning specified in Section 2.03(b). “Note” means a Revolving Note. “Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit P or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer. “NPL” means the National Priorities List under CERCLA. “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, or Letter of Credit and (b) all costs and expenses incurred in connection with enforcement and collection of the foregoing, including the fees, charges and disbursements of counsel, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, expenses and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof pursuant to any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest, expenses and fees are allowed claims in such proceeding; provided that, without limiting the foregoing, the Obligations of a Loan Party shall exclude any Excluded Swap Obligations with respect to such Loan Party. “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury. “Officer’s Certificate” means a certificate substantially the form of Exhibit K or any other form approved by the Administrative Agent. 35 206718545

“Organization Documents” means, (a) with respect to any corporation, the charter or certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction). “Original Borrower” has the meaning specified in the introductory paragraph hereto. As used herein, the term “Original Borrower” shall mean each Original Borrower or the applicable Original Borrower, as the context may indicate. “Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Dutch Documents” has the meaning specified in Schedule 6.18, as amended and restated on the Fifth Amendment Effective Date. “Other Israeli Documents” has the meaning specified in Schedule 6.18, as amended and restated on the Fifth Amendment Effective Date. “Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06). “Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Fifth Amendment Effective Date, as codified at 31 C.F.R. § 850.101 et seq. “Outstanding Amount” means (a) with respect to Incremental Term Loans, Revolving Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans and Swingline Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to 36 206718545 any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrower of Unreimbursed Amounts. “Parallel Debt” has the meaning specified in Section 9.14. “Participant” has the meaning specified in Section 11.06(d). “Participant Register” has the meaning specified in Section 11.06(d). “Patriot Act” has the meaning specified in Section 11.19. “PBGC” means the Pension Benefit Guaranty Corporation. “Pension Funding Rules” means the rules of the Code and ERISA regarding minimum funding standards with respect to Pension Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA. “Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate or with respect to which the Borrower or any ERISA Affiliate has any liability and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code. “Permitted Acquisition” means (a) the AdColony Acquisition, (b) the Fyber Acquisition and (c) any other Acquisition in compliance with Section 7.03(g). “Permitted Acquisition Certificate” means a certificate substantially the form of Exhibit F or any other form approved by the Administrative Agent. “Permitted Liens” has the meaning set forth in Section 7.01. “Permitted Transfers” means (a) Dispositions of inventory in the ordinary course of business; (b) Dispositions of property to the Borrower or any Subsidiary; provided that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of accounts receivable in connection with the collection or compromise thereof (each party to this Agreement acknowledges and agrees that the sale, securitization or factoring of accounts receivable shall not be a Permitted Transfer under this clause (c)); (d) leases or subleases granted to others not interfering in any material respect with the business of the Borrower and its Subsidiaries; and (e) the sale or disposition of Cash Equivalents for fair market value. “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity. “Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or 37 206718545

any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees. “Platform” has the meaning specified in Section 6.02. “Pledged Equity” has the meaning specified in the Security Agreement. “Pro Forma Basis” and “Pro Forma Effect” means, with respect to any transaction, whether actual or proposed, for purposes of determining compliance with the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio, the Consolidated InterestFixed Charge Coverage Ratio or the financial covenants set forth in Section 7.11, each such transaction or proposed transaction shall be deemed to have occurred on and as of the first day of the relevant Measurement Period, and, the following pro forma adjustments shall be made: (a) in the case of an actual or proposed Disposition, all income statement items (whether positive or negative) attributable to the line of business or the Person subject to such Disposition shall be excluded from the results of Holdings and its Subsidiaries for such Measurement Period; (b) in the case of an actual or proposed Acquisition, income statement items (whether positive or negative) attributable to the property, line of business or the Person subject to such Acquisition shall be included in the results of Holdings and its Subsidiaries for such Measurement Period; (c) interest accrued during the relevant Measurement Period on, and the principal of, any Indebtedness repaid or to be repaid or refinanced in such transaction shall be excluded from the results of Holdings and its Subsidiaries for such Measurement Period; and (d) any Indebtedness actually or proposed to be incurred or assumed in such transaction (other than earnout obligations, which shall be excluded except to the extent that liability therefor has actually accrued) shall be deemed to have been incurred as of the first day of the applicable Measurement Period, and interest thereon shall be deemed to have accrued from such day on such Indebtedness at the applicable rates provided therefor (and in the case of interest that does or would accrue at a formula or floating rate, at the rate in effect at the time of determination) and shall be included in the results of Holdings and its Subsidiaries for such Measurement Period. “Pro Forma Compliance” means, with respect to any transaction, that such transaction does not cause, create or result in non-compliance with the applicable maximum Consolidated Leverage Ratio or Consolidated Secured Net Leverage Ratio, or the applicable minimum Consolidated InterestFixed Charge Coverage Ratio, as the context requires, after giving Pro Forma Effect, based upon the results of operations for the most recently completed Measurement Period to (a) such transaction and (b) all other transactions which are contemplated or required to be given Pro Forma Effect hereunder that have occurred on or after the first day of the relevant Measurement Period. 38 206718545

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public Lender” has the meaning specified in Section 6.02. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning specified in Section 11.21. “Qualified ECP Guarantor” means, at any time, each Loan Party with total assets exceeding $10,000,000 or that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. “Qualifying Control Agreement” means (i) an agreement, among a Loan Party, a depository institution or securities intermediary and the Administrative Agent, which agreement is in form and substance acceptable to the Administrative Agent and which provides the Administrative Agent with “control” (as such term is used in Article 9 of the UCC) over the deposit account(s) or securities account(s) described therein, or (ii) a foreign equivalent thereof. “Real Property” means, collectively, all right, title and interest (including any leasehold, mineral or other estate) in and to any and all parcels of or interests in real property owned or leased by any Person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof. “Recipient” means the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder. “Register” has the meaning specified in Section 11.06(c). “Regulation U” means Regulation U of the FRB, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors, consultants, service providers and representatives of such Person and of such Person’s Affiliates. “Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility. “Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived. 39 206718545

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Incremental Term Loans or Revolving Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swingline Loan, a Swingline Loan Notice. “Required Class Lenders” means, at any time with respect to any Class of Loans or Commitments, Lenders having Total Credit Exposures with respect to such Class representing more than 50% of the Total Credit Exposures of all Lenders of such Class. The Total Credit Exposure of any Defaulting Lender with respect to such Class shall be disregarded in determining Required Class Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination. “Required Lenders” means, at any time, Lenders having Total Credit Exposures representing more than 50% of the Total Credit Exposures of all Lenders; provided that, solely with respect to any amendments or modifications of Section 7.11 of this Agreement, any waiver of the covenants in such section and any modification of rights of the Lenders with respect to such section, Required Lenders shall mean Lenders having Total Credit Exposures representing more than 66.67% of the Total Credit Exposures of all Lenders. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that, the amount of any participation in any Swingline Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Lender shall be deemed to be held by the Lender that is the Swingline Lender or the L/C Issuer, as the case may be, in making such determination. “Rescindable Amount” has the meaning set forth in Section 2.12(b)(ii). “Resignation Effective Date” has the meaning set forth in Section 9.06(a). “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, president, executive vice president, director, managing board member, chief financial officer, chief accounting officer, treasurer, assistant treasurer, vice president of finance or controller of a Loan Party, solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01(b), the secretary or any assistant secretary of a Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. To the extent requested by the Administrative Agent, each Responsible Officer will provide an 40 206718545 incumbency certificate and to the extent requested by the Administrative Agent, appropriate authorization documentation, in form and substance satisfactory to the Administrative Agent. “Restricted Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares (or equivalent) of any class of Equity Interests of Holdings or any of its Subsidiaries, now or hereafter outstanding, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares (or equivalent) of any class of Equity Interests of Holdings or any of its Subsidiaries, now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of Equity Interests of any Loan Party or any of its Subsidiaries, now or hereafter outstanding, (d) any payment with respect to any earnout obligation. “Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01(b). “Revolving Commitment” means, as to each Revolving Lender, its obligation to (a) make Revolving Loans to the Borrower pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swingline Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender’s name on Schedule 1.01(b) under the caption “Revolving Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement, including, for the avoidance of doubt, the 2021 Revolving Commitments of the 2021 Revolving Lenders. The Revolving Commitment of all of the Revolving Lenders onas of the FirstFifth Amendment Effective Date shall be $525,000,000411,000,000 (the “Fifth Amendment Revolving Commitment”). “Revolving Commitment Increase” has the meaning specified in Section 2.16(a). “Revolving Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Loans and such Lender’s participation in L/C Obligations and Swingline Loans at such time. “Revolving Facility” means, at any time, the aggregate amount of the Revolving Lenders’ Revolving Commitments at such time. “Revolving Increase Effective Date” has the meaning specified in Section 2.16(d). “Revolving Lender” means, at any time, (a) so long as any Revolving Commitment is in effect, any Lender that has a Revolving Commitment at such time or (b) if the Revolving Commitments have terminated or expired, any Lender that has a Revolving Loan or a participation in L/C Obligations or Swingline Loans at such time. “Revolving Loan” has the meaning specified in Section 2.01. 41 206718545

“Revolving Note” means a promissory note made by the Borrower in favor of a Revolving Lender evidencing Revolving Loans or Swingline Loans, as the case may be, made by such Revolving Lender, substantially in the form of Exhibit G. “S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto. “Sale and Leaseback Transaction” means, with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred. “Sanction(s)” means any sanction administered or enforced by the United States Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority. “Scheduled Unavailability Date” has the meaning specified in Section 3.03(b). “SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions. “Second Amendment” means the Second Amendment, dated as of the Second Amendment Effective Date, among the Borrower party thereto, the Lenders party thereto, the Guarantors party thereto and the Administrative Agent. “Second Amendment Effective Date” has the meaning set forth for such term in the Second Amendment. “Secured Cash Management Agreement” means any Cash Management Agreement between the any Loan Party and any of its Subsidiaries and any Cash Management Bank. “Secured Hedge Agreement” means any interest rate, currency, foreign exchange, or commodity Swap Contract required by or not prohibited under Article VI or VII between any Loan Party and any of its Subsidiaries and any Hedge Bank. “Secured Obligations” means all Obligations and all Additional Secured Obligations. “Secured Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks, the Cash Management Banks, the Indemnitees and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05. “Secured Party Designation Notice” means a notice from any Lender or an Affiliate of a Lender substantially in the form of Exhibit H. 42 206718545

“Securities Act” means the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder. “Security Agreement” means the amended and restated security and pledge agreementthat certain Amended and Restated Security and Pledge Agreement, dated as of the Closing Date, executed in favor of the Administrative Agent by each of the applicable Loan Parties, as amended, restated, supplemented or otherwise modified from time to time. “Shareholders’ Equity” means, as of any date of determination, consolidated shareholders’ equity of Holdings and its Subsidiaries as of such date, determined in accordance with GAAP. “SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator). “SOFR Adjustment” with respect to Daily Simple SOFR means 0.10% (10 basis points); and with respect to Term SOFR means 0.10% (10 basis points) for an Interest Period of one-month’s duration, three-month’s duration or six-months’ duration. “Solvency Certificate” means a solvency certificate in substantially in the form of Exhibit I. “Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability. “Specified Loan Party” means any Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 10.11). “Subordinated Indebtedness” means Indebtedness of the Borrower or any Subsidiary which by its terms is subordinated in right of payment to the payment in full of the Secured Obligations in a form and substance reasonably acceptable to the Administrative Agent. “Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all 43 206718545 references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Holdings. “Subsidiary Guarantors” means the Material Domestic Subsidiaries and the Material Foreign Subsidiaries of Holdings (other than the Borrower) as are or may from time to time become parties to this Agreement pursuant to Section 6.13. “Successor Rate” has the meaning specified in Section 3.03(b). “Supported QFC” has the meaning specified in Section 11.21. “Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement. “Swap Obligations” means with respect to any Loan Party any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act. “Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender). “Swingline Borrowing” means a borrowing of a Swingline Loan pursuant to Section 2.04. “Swingline Commitment” means, as to any Lender (a) the amount set forth opposite such Lender’s name on Schedule 2.01 hereof or (b) if such Lender has entered into an Assignment and Assumption or has otherwise assumed a Swingline Commitment after the Closing Date, the amount set forth for such Lender as its Swingline Commitment in the Register maintained by the Administrative Agent pursuant to Section 11.06(c). 44 206718545

“Swingline Lender” means Bank of America, in its capacity as provider of Swingline Loans, or any successor swingline lender hereunder. “Swingline Loan” has the meaning specified in Section 2.04(a). “Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit J or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower. “Swingline Sublimit” means an amount equal to the lesser of (a) $5,000,000 and (b) the Revolving Facility. The Swingline Sublimit is part of, and not in addition to, the Revolving Facility. “Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including Sale and Leaseback Transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment). “Target” means the Person or division, line of business or other business unit of the Person to be acquired in an Acquisition. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term SOFR” means: (a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and (b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day, plus 0.10%; provided that if Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, Term SOFR shall be deemed zero for purposes of this Agreement. 45 206718545

“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR. “Term SOFR Replacement Date” has the meaning specified in Section 3.03(b). “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time). “Threshold Amount” means $10,000,000. “Third Amendment” means the Third Amendment, dated as of the Third Amendment Effective Date, among the Borrower party thereto, the Lenders party thereto, the Guarantors party thereto and the Administrative Agent. “Third Amendment Effective Date” has the meaning set forth for such term in the Third Amendment. “Total Credit Exposure” means, as to any Lender at any time, (a) in respect of the Revolving Facility, the unused Commitments and Revolving Exposure of such Lender at such time and (b) in respect of any Incremental Term Facility, the aggregate Outstanding Amount of all Incremental Term Loans. “Total Revolving Exposure” means, as to any Revolving Lender at any time, the unused Commitments and Revolving Exposure of such Revolving Lender at such time. “Total Revolving Outstandings” means the aggregate Outstanding Amount of all Revolving Loans, Swingline Loans and L/C Obligations. “Trade Date” has the meaning set forth in an Assignment and Assumption. “Trailing Four Quarter Consolidated EBITDA” means Consolidated EBITDA for the most recently ended Measurement Period. “Type” means, with respect to a Loan, its character as a Base Rate Loan or a Term SOFR Loan. “UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. 46 206718545

“UCP” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time). “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “United States” and “U.S.” mean the United States of America. “Unreimbursed Amount” has the meaning specified in Section 2.03(f). “Unrestricted Cash Amount” means, as to Holdings and its Subsidiaries on any date of determination, the amount of (a) unrestricted cash and Cash Equivalents of Holdings and its Subsidiaries whether or not held in an account pledged to the Administrative Agent, and (b) cash and Cash Equivalents of Holdings and its Subsidiaries restricted in favor of the Facility (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on any Collateral along with the Facility), in each case as determined in accordance with GAAP; provided that the “Unrestricted Cash Amount” for purposes of calculating the Consolidated Leverage Ratio and Consolidated Secured Net Leverage Ratio shall not exceed fifty percent (50%) of Consolidated EBITDA$10,000,000 for the then most recently ended Measurement Period. “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable. “U.S. Loan Party” means any Loan Party that is organized under the laws of the United States, any state thereof for the District of Columbia. “U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code. “U.S. Special Resolution Regimes” has the meaning specified in Section 11.21. “U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(f)(ii)(B)(3). “Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the 47 206718545 election of directors (or persons performing similar functions) of such Person, even though the right to so vote has been suspended by the happening of such contingency. “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness. “Withholding Agent” means the Borrower and the Administrative Agent. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including the Loan Documents and any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles 48 206718545 and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law, rule or regulation shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term “a”, “any”, “each of”, “all”, “and/or”, or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any, one or all) parties constituting a Borrower, individually and/or in the aggregate. (b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.” (c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document. (d) Any reference herein to a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity). 1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of Holdings and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470–20 on financial liabilities shall be disregarded, (ii) all liability amounts shall be determined excluding any liability relating to any operating lease, all asset amounts shall be determined excluding any right-of-use assets relating to any operating lease, all 49 206718545 amortization amounts shall be determined excluding any amortization of a right-of-use asset relating to any operating lease, and all interest amounts shall be determined excluding any deemed interest comprising a portion of fixed rent payable under any operating lease, in each case to the extent that such liability, asset, amortization or interest pertains to an operating lease under which the covenantor or a member of its consolidated group is the lessee and would not have been accounted for as such under GAAP as in effect on December 31, 2015, and (iii) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under FASB ASC Topic 825 “Financial Instruments” (or any other financial accounting standard having a similar result or effect) to value any Indebtedness of Holdings or any Subsidiary at “fair value”, as defined therein. For purposes of determining the amount of any outstanding Indebtedness, no effect shall be given to any election by Holdings to measure an item of Indebtedness using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification 825–10–25 (formerly known as FASB 159) or any similar accounting standard). (b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. (c) Pro Forma Treatment. Each Disposition of all or substantially all of a line of business, and each Acquisition, by Holdings and its Subsidiaries that is consummated during any Measurement Period shall, for purposes of determining compliance with the financial covenants set forth in Section 7.11 and for purposes of determining the Applicable Rate, be given Pro Forma Effect as of the first day of such Measurement Period. 1.04 Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number). 1.05 Times of Day. 50 206718545

Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable). 1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time. 1.07 UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect. 1.08 Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing, or of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service. 1.09 Dutch Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to Dutch Loan Party, a reference to: 51 206718545

(a) a “composition” includes an akkoord within the meaning the Dutch Bankruptcy Act (Faillissementswet); (b) a “dissolution” includes the Dutch Loan Party being declared bankrupt (failliet verklaard) or dissolved (ontbonden); (c) a “liquidator”, “receiver” or “other representative” includes a curator, a beoogd curator, a bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige or an observator; (d) a “moratorium” includes (voorlopig) surseance van betaling; (e) a “reorganization” in the context of insolvency or insolvency proceedings includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet); and (f) a “works council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) having jurisdiction over that Dutch Loan Party. ARTICLE II COMMITMENTS AND CREDIT EXTENSIONS 2.01 Loans. (a) Revolving Loans. Subject to the terms and conditions set forth herein, each Revolving Lender severally agrees to make loans (each such loan, a “Revolving Loan”) to the Borrower, in Dollars, (and in no other currency), from time to time, on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Commitment; provided, however, that after giving effect to any Revolving Borrowing, (i) the Total Revolving Outstandings shall not exceed the Revolving Facility, and (ii) the Revolving Exposure of any Lender shall not exceed such Revolving Lender’s Revolving Commitment. Within the limits of each Revolving Lender’s Revolving Commitment (including each 2021 Revolving Lender’s 2021 Revolving Commitment on the First Amendment Effective Date), and subject to the other terms and conditions hereof, the Borrower may borrow Revolving Loans, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Loans may be Base Rate Loans (to Original Borrower only) or Term SOFR Loans, as further provided herein; provided, however, any Revolving Borrowings made on the Closing Date or any of the three (3) Business Days following the Closing Date shall be made as Base Rate Loans. (b) Subject to the terms and conditions set forth herein, on any Incremental Facility Effective Date on which any Incremental Term Loan Commitments of any Class are effected pursuant to Section 2.16, (i) each Lender of such Class severally agrees to make its portion of a term loan (each, an “Incremental Term Loan”) to the Borrower in 52 206718545

Dollars in an amount equal to such Lender’s Incremental Term Loan Commitment with respect to such Incremental Term Loan. Amounts repaid on any Incremental Term Loan may not be reborrowed. An Incremental Term Loan may consist of Base Rate Loans or Term SOFR Loans, or a combination thereof, as further provided herein. (b) [Reserved.] 2.02 Borrowings, Conversions and Continuations of Loans. (a) Notice of Borrowing. Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Term SOFR Loans shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by: (i) telephone or (ii) a Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than 11:00 a.m. (A) two (2) Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Term SOFR Loans or of any conversion of Term SOFR Loans to Base Rate Loans, and (B) on the requested date of any Borrowing of Base Rate Loans. Each Borrowing of, conversion to or continuation of Term SOFR Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof (or, in connection with any conversion or continuation of an Incremental Term Loan, the entire principal amount thereof then outstanding). Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof; provided that a Borrowing may be in an amount equal to the remaining unused portion of the aggregate Revolving Commitments (or, in connection with any conversion or continuation of an Incremental Term Loan, the entire principal amount thereof then outstanding). Each Loan Notice and each telephonic notice shall specify (I) whether the Borrower is requesting a Borrowing (and, if so, whether the Borrower is requesting a Borrowing of Revolving Loans or a Borrowing of an Incremental Term Loan), a conversion of Loans from one Type to the other, or a continuation of Loans, as the case may be, (II) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (III) the principal amount of Loans to be borrowed, converted or continued, (IV) the Type of Loans to be borrowed or to which existing Loans are to be converted, and (V) if applicable, the duration of the Interest Period with respect thereto and (VI) the Borrower to which such Loan Notice applies. If the Borrower fails to specify a Type of Loan in a Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans; provided, that in the case of any of (x) a failure to specify a Type of Loan to the New Borrower or (y) a failure to request a continuation of a Term SOFR Loan to the New Borrower, in each such case such applicable Loan shall be made or continued, as applicable, as a Term SOFR Loan with an Interest Period of one (1) month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Term SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of Term SOFR Loans in any such Loan Notice, but fails to specify an Interest Period, it will be 53 206718545 deemed to have specified an Interest Period of one (1) month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Term SOFR Loan. (b) Advances. Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage of the applicable Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans or any automatic continuation as Term SOFR Loans described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 noon on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds to any other domestic U.S. depository account, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Borrower as provided above. (c) Term SOFR Loans. Except as otherwise provided herein, a Term SOFR Loan may be continued or converted only on the last day of an Interest Period for such Term SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Term SOFR Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the outstanding Term SOFR Loans be (i) in the case of Term SOFR Loans to the Original Borrower, converted immediately to Base Rate Loans or (ii) in the case of Term SOFR Loans to the New Borrower, repaid in Dollars (and in no other currency). (d) Interest Rates. Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. (e) Interest Periods. After giving effect to all Revolving Borrowings, all conversions of Revolving Loans from one Type to the other, and all continuations of Revolving Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect simultaneously in respect of the Revolving Facility. (f) Cashless Settlement Mechanism. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar 54 206718545 transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrower, the Administrative Agent and such Lender. (g) Conforming Changes. With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. (h) Notwithstanding anything to the contrary in this Agreement or any other Loan Document, to the extent any Loan bearing interest at the Eurodollar Rate (as such term was defined in this Agreement prior to the Second Amendment Effective Date) is outstanding on the Second Amendment Effective Date, such Loan shall continue to bear interest at the Eurodollar Rate until the end of the current Interest Period (as such term was defined in this Agreement prior to the Second Amendment Effective Date) applicable to such Loan and the provisions of this Agreement (as in effect prior to the Second Amendment Effective Date) shall continue and remain in effect (notwithstanding the occurrence of the Second Amendment Effective Date) until the end of the applicable Interest Period for any such Loan, after which such provisions shall have no further force and effect. (h) [Reserved]. 2.03 Letters of Credit. (a) The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, in addition to the Loans provided for in Section 2.01, the Borrower may request that the L/C Issuer, in reliance on the agreements of the Revolving Lenders set forth in this Section 2.03, issue, at any time and from time to time during the Availability Period, Letters of Credit denominated in Dollars (and in no other currency) for its own account or the account of any of its Subsidiaries in such form as is acceptable to the L/C Issuer in its reasonable determination. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments. (b) Notice of Issuance, Amendment, Extension, Reinstatement or Renewal. (i) To request the issuance of a Letter of Credit (or the amendment of the terms and conditions, extension of the terms and conditions, extension of the expiration date, or reinstatement of amounts paid, or renewal of an outstanding Letter of Credit), the Borrower shall deliver (or transmit by electronic communication, if arrangements for doing so have been approved by the L/C Issuer) to the L/C Issuer and to the Administrative Agent not later than 10:00 a.m. at least two (2) Business Days (or such later date and time as the Administrative 55 206718545

Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, extended, reinstated or renewed, and specifying the date of issuance, amendment, extension, reinstatement or renewal (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with clause (d) of this Section 2.03), the amount of such Letter of Credit, the name and address of the beneficiary thereof, the purpose and nature of the requested Letter of Credit and such other information as shall be necessary to prepare, amend, extend, reinstate or renew such Letter of Credit. If requested by the L/C Issuer, the Borrower also shall submit a letter of credit application and reimbursement agreement on the L/C Issuer’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application and reimbursement agreement or other agreement submitted by the Borrower to, or entered into by the Borrower with, the L/C Issuer relating to any Letter of Credit, the terms and conditions of this Agreement shall control. (ii) If the Borrower so requests in any applicable Letter of Credit Application (or the amendment of an outstanding Letter of Credit), the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit shall permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon by the Borrower and the L/C Issuer at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.03(d); provided that the L/C Issuer shall not (A) permit any such extension if (1) the L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one (1) year from the then-current expiration date) or (2) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Class Lenders with respect to Revolving Loans have elected not to permit such extension[reserved] or (B) be obligated to permit such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven (7) Business Days before the Non-Extension Notice Date from the Administrative Agent, any Revolving 56 206718545

Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension. (c) Limitations on Amounts, Issuance and Amendment. A Letter of Credit shall be issued, amended, extended, reinstated or renewed only if (and upon issuance, amendment, extension, reinstatement or renewal of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, extension, reinstatement or renewal (w) the aggregate amount of the outstanding Letters of Credit issued by the L/C Issuer shall not exceed its L/C Commitment, (x) the aggregate L/C Obligations shall not exceed the Letter of Credit Sublimit, (y) the Revolving Exposure of any Lender shall not exceed its Revolving Commitment and (z) the Total Revolving Exposure shall not exceed the total Revolving Commitments. (i) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if: (A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing the Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon the L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it; (B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally; (C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, the Letter of Credit is in an initial stated amount less than $100,000; (D) any Revolving Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrower or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.15(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C 57 206718545

Obligations as to which the L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion; or (E) the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder. (ii) The L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit. (d) Expiration Date. Each Letter of Credit shall have a stated expiration date no later than the earlier of (x) the date twelve (12) months after the date of the issuance of such Letter of Credit (or, in the case of any extension of the expiration date thereof, whether automatic or by amendment, twelve months after the then-current expiration date of such Letter of Credit) and (y) the date that is five (5) Business Days prior to the Maturity Date. (e) Participations. (i) By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the expiration date thereof), and without any further action on the part of the L/C Issuer or the Lenders, the L/C Issuer hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the L/C Issuer, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this clause (e) in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any amendment, extension, reinstatement or renewal of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments. (ii) In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for account of the L/C Issuer, such Lender’s Applicable Percentage of each L/C Disbursement made by the L/C Issuer not later than 1:00 p.m. on the Business Day specified in the notice provided by the Administrative Agent to the Revolving Lenders pursuant to Section 2.03(f) until such L/C Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Maturity Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section 2.02 shall apply, mutatis mutandis, to the payment 58 206718545 obligations of the Revolving Lenders pursuant to this Section 2.03), and the Administrative Agent shall promptly pay to the L/C Issuer the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.03(f), the Administrative Agent shall distribute such payment to the L/C Issuer or, to the extent that the Revolving Lenders have made payments pursuant to this clause (e) to reimburse the L/C Issuer, then to such Lenders and the L/C Issuer as their interests may appear. Any payment made by a Lender pursuant to this clause (e) to reimburse the L/C Issuer for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such L/C Disbursement. (iii) Each Revolving Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender’s Commitment is amended pursuant to the operation of Section 2.16, as a result of an assignment in accordance with Section 11.06 or otherwise pursuant to this Agreement. (iv) If any Revolving Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(e), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the L/C Issuer in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Loan included in the relevant Revolving Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the L/C Issuer submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (e)(vi) shall be conclusive absent manifest error. (f) Reimbursement. If the L/C Issuer shall make any L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse the L/C Issuer in respect of such L/C Disbursement by paying to the Administrative Agent an amount equal to such L/C Disbursement not later than 11:00 a.m. on (i) the Business Day that the Borrower receives notice of such L/C Disbursement, if such notice is received prior to 9:00 a.m. or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time, provided that, if such L/C Disbursement is not less than $1,000,000, the Original Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.02 or Section 2.04 that such payment be financed with a Borrowing of Base Rate Loans or 59 206718545

Swingline Loan made to the Original Borrower in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Borrowing of Base Rate Loans or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable L/C Disbursement, the payment then due from the Borrower in respect thereof (the “Unreimbursed Amount”) and such Lender’s Applicable Percentage thereof. Promptly upon receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the Unreimbursed Amount pursuant to Section 2.03(e)(ii), subject to the amount of the unutilized portion of the aggregate Revolving Commitments. Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.03(f) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice. (g) Obligations Absolute. The Borrower’s obligation to reimburse L/C Disbursements as provided in clause (f) of this Section 2.03 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of: (i) any lack of validity or enforceability of this Agreement, any other Loan Document or any Letter of Credit, or any term or provision herein or therein; (ii) the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement in such draft or other document being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit; (iv) waiver by the L/C Issuer of any requirement that exists for the L/C Issuer’s protection and not the protection of the Borrower or any waiver by the L/C Issuer which does not in fact materially prejudice the Borrower; (v) honor of a demand for payment presented electronically even if such Letter of Credit required that demand be in the form of a draft; (vi) any payment made by the L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if 60 206718545 presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable; (vii) payment by the L/C Issuer under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or (viii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.03, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. (h) Examination. The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid. (i) Liability. None of the Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit by the L/C Issuer or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms, any error in translation or any consequence arising from causes beyond the control of the L/C Issuer; provided that the foregoing shall not be construed to excuse the L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by Applicable Law) suffered by the Borrower that are caused by the L/C Issuer’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the L/C Issuer (as finally determined by a court of competent jurisdiction), the L/C Issuer shall be deemed to have exercised care in each such determination, and that: (i) the L/C Issuer may replace a purportedly lost, stolen, or destroyed original Letter of Credit or missing amendment thereto with a certified true copy marked as such or waive a requirement for its presentation; 61 206718545

(ii) the L/C Issuer may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, regardless of any notice or information to the contrary, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit and without regard to any non-documentary condition in such Letter of Credit; (iii) the L/C Issuer shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (iv) this sentence shall establish the standard of care to be exercised by the L/C Issuer when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by Applicable Law, any standard of care inconsistent with the foregoing). Without limiting the foregoing, none of the Administrative Agent, the Lenders, the L/C Issuer, or any of their Related Parties shall have any liability or responsibility by reason of (A) any presentation that includes forged or fraudulent documents or that is otherwise affected by the fraudulent, bad faith, or illegal conduct of the beneficiary or other Person, (B) the L/C Issuer declining to take-up documents and make payment, (C) against documents that are fraudulent, forged, or for other reasons by which that it is entitled not to honor, (D) following a Borrower’s waiver of discrepancies with respect to such documents or request for honor of such documents or (E) the L/C Issuer retaining proceeds of a Letter of Credit based on an apparently applicable attachment order, blocking regulation, or third-party claim notified to the L/C Issuer. (j) Applicability of ISP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued by itthe L/C Issuer, the rules of the ISP shall apply to each standby Letter of Credit. Notwithstanding the foregoing, the L/C Issuer shall not be responsible to the Borrower for, and the L/C Issuer’s rights and remedies against the Borrower shall not be impaired by, any action or inaction of the L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where the L/C Issuer or the beneficiary is located, the practice stated in the ISP, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade – International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice. (k) Benefits. the L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer 62 206718545 in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer. (l) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any standby Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) payable on the first Business Day following the end of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter, to the extent any such fees remain payable, on demand and (ii) accrued through and including the last day of each calendar quarter in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate. (m) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at the rate per annum equal to the percentage separately agreed upon between the Borrower and the L/C Issuer, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable no later than the tenth Business Day after the end of each March, June, September and December in the most recently- ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Maturity Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrower shall pay directly to the L/C Issuer for its own account, in Dollars the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable. (n) Disbursement Procedures. The L/C Issuer for any Letter of Credit shall, within the time allowed by Applicable Laws or the specific terms of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit. the L/C Issuer shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if the L/C Issuer has made or will make an L/C Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the 63 206718545

Borrower of its obligation to reimburse the L/C Issuer and the Lenders with respect to any such L/C Disbursement. (o) Interim Interest. If the L/C Issuer for any standby Letter of Credit shall make any L/C Disbursement, then, unless the Borrower shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Borrower reimburses such L/C Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that if the Borrower fails to reimburse such L/C Disbursement when due pursuant to clause (f) of this Section 2.03, then Section 2.08(b) shall apply. Interest accrued pursuant to this clause (o) shall be for account of the L/C Issuer, except that interest accrued on and after the date of payment by any Lender pursuant to clause (f) of this Section 2.03 to reimburse the L/C Issuer shall be for account of such Lender to the extent of such payment. (p) Replacement of the L/C Issuer. The L/C Issuer may be replaced at any time by written agreement between the BorrowerHoldings, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to Section 2.03(m). From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuer, as the context shall require. After the replacement of the L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit. (q) Cash Collateralization. (i) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with L/C Obligations representing at least 66-2/3% of the total L/C Obligations) demanding the deposit of Cash Collateral pursuant to this clause (q), the Borrower shall immediately deposit into an account established and maintained on the books and records of the Administrative Agent (the “Collateral Account”) an amount in cash equal to 105% of the total L/C Obligations as of such date plus any accrued and unpaid interest thereon, provided that the obligation to deposit such Cash Collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) of Section 8.01. Such deposit shall be held by the Administrative Agent as collateral 64 206718545 for the payment and performance of the obligations of the Borrower under this Agreement. In addition, and without limiting the foregoing or clause (d) of this Section 2.03, if any L/C Obligations remain outstanding after the expiration date specified in said clause (d), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to 105% of such L/C Obligations as of such date plus any accrued and unpaid interest thereon. (ii) The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Collateral Account. Moneys in the Collateral Account shall be applied by the Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed, together with related fees, costs, and customary processing charges, and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Obligations at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Obligations representing 66-2/3% of the total L/C Obligations), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of Cash Collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. (r) Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Borrower shall be obligated to reimburse, indemnify and compensate the L/C Issuer hereunder for any and all drawings under such Letter of Credit as if such Letter of Credit had been issuesissued solely for the account of the Borrower. The Borrower irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries. (s) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control. 2.04 Swingline Loans. (a) The Swingline. Subject to the terms and conditions set forth herein, the Swingline Lender, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, may in its sole discretion make loans to the Original Borrower (each such 65 206718545 loan, a “Swingline Loan”). Each such Swingline Loan may be made, subject to the terms and conditions set forth herein, to the Original Borrower, in Dollars (and in no other currency), from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swingline Sublimit; provided, however, that (i) after giving effect to any Swingline Loan, (A) the Total Revolving Outstandings shall not exceed the total Revolving Commitments at such time, and (B) the Revolving Exposure of any Revolving Lender at such time shall not exceed such Lender’s Revolving Commitment, (ii) the Original Borrower shall not use the proceeds of any Swingline Loan to refinance any outstanding Swingline Loan, and (iii) the Swingline Lender shall not be under any obligation to make any Swingline Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Original Borrower may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swingline Loan shall bear interest only at a rate based on the Base Rate plus the Applicable Rate. Immediately upon the making of a Swingline Loan, each Revolving Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swingline Lender a risk participation in such Swingline Loan in an amount equal to the product of such Revolving Lender’s Applicable Revolving Percentage times the amount of such Swingline Loan. (b) Borrowing Procedures. Each Swingline Borrowing shall be made upon the Original Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by: (i) telephone or (ii) a Swingline Loan Notice; provided that any telephonic notice must be confirmed immediately by delivery to the Swingline Lender and the Administrative Agent of a Swingline Loan Notice. Each such Swingline Loan Notice must be received by the Swingline Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (A) the amount to be borrowed, which shall be a minimum of $100,000, and (B) the requested date of the Borrowing (which shall be a Business Day). Promptly after receipt by the Swingline Lender of any Swingline Loan Notice, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) prior to 1:00 p.m. on the date of the proposed Swingline Borrowing (1) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (2) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swingline Lender may, not later than 2:00 p.m., make the amount of its Swingline Loan available to the Original Borrower at its office by crediting the account of the Original Borrower on the books of the Swingline Lender in immediately available funds. (c) Refinancing of Swingline Loans. 66 206718545

(i) The Swingline Lender at any time in its sole discretion may request, on behalf of the Original Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Facility and the conditions set forth in Section 4.02. The Swingline Lender shall furnish the Original Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Applicable Revolving Percentage of the amount specified in such Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swingline Loan) for the account of the Swingline Lender at the Administrative Agent’s Office not later than 12:00 noon on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Original Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender. (ii) Notwithstanding anything to the contrary in the foregoing, if for any reason any Swingline Loan cannot be refinanced by such a Revolving Borrowing in accordance with Section 2.04(c)(i) (including, without limitation, the failure to satisfy the conditions set forth in Section 4.02), the request for Base Rate Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders fund its risk participation in the relevant Swingline Loan and each Revolving Lender’s payment to the Administrative Agent for the account of the Swingline Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. (iii) If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swingline Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving 67 206718545

Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (c)(iii) shall be conclusive absent manifest error. (iv) Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Lender’s obligation to make Revolving Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Original Borrower of a Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein. (d) Repayment of Participations. (i) At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Applicable Revolving Percentage thereof in the same funds as those received by the Swingline Lender. (ii) If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be returned by the Swingline Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Applicable Revolving Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement. (e) Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Original Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Lender’s Applicable Revolving Percentage of any Swingline Loan, interest in respect of such Applicable Revolving Percentage shall be solely for the account of the Swingline Lender. 68 206718545

(f) Payments Directly to Swingline Lender. The Original Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender. 2.05 Prepayments. (a) Optional. (i) The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty subject to Section 3.05; provided that, unless otherwise agreed by the Administrative Agent, (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) two (2) Business Days prior to any date of prepayment of Term SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of Term SOFR Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding and (D) any prepayment of any Incremental Term Loan shall be applied as provided in the relevant Incremental Amendment[reserved]. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Term SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Term SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. (ii) The Original Borrower may, upon notice to the Swingline Lender pursuant to delivery to the Swingline Lender of a Notice of Loan Prepayment (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that, unless otherwise agreed by the Swingline Lender, (A) such notice must be received by the Swingline Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000 or a whole multiple of $100,000 in excess hereof (or, if less, the entire principal thereof then outstanding). Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Original Borrower, the or Holdings (on behalf of the Original Borrower), the Original Borrower shall make such 69 206718545 prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. (b) Mandatory. (i) Dispositions and Involuntary Dispositions. The Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds received by any Loan Party or any Subsidiary from all Dispositions (other than Permitted Transfers) and Involuntary Dispositions within five (5) Business Days of the date of such Disposition or Involuntary Disposition; provided, however, that so long as no Event of Default shall have occurred and be continuing, such Net Cash Proceeds shall not be required to be so applied at the election of the BorrowerHoldings (as notified by the Borrower to the Administrative Agent) to the extent such Loan Party or such Subsidiary reinvests or enters into a legally binding commitment to reinvest all or any portion of such Net Cash Proceeds in equipment or other tangible assets (other than current assets) within the later of (x) one hundred and eighty (180) days after the receipt of such Net Cash Proceeds or (y) if such Loan Party or such Subsidiary enters into a legally binding commitment to reinvest such Net Cash Proceeds within 180 days following receipt thereof, 180 days after the date of such legally binding commitment; provided that (i) if an Event of Default shall have occurred and be continuing, the Loan Party or such Subsidiary shall not be permitted to make any such reinvestments and (ii) if such Net Cash Proceeds shall have not been so reinvested by the deadline specified in clause (x) or (y) above, as applicable, or if any such Net Cash Proceeds are no longer intended to be or cannot be so reinvested at any time, such Net Cash Proceeds shall be immediately applied to prepay the Loans and/or Cash Collateralize the L/C Obligations. (ii) Equity Issuance. During the existence of an Event of Default, immediatelyImmediately upon the receipt by any Loan Party or any Subsidiary of the Net Cash Proceeds of any Equity Issuance, the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds. (iii) Extraordinary Receipts. During the existence of an Event of Default, immediatelyImmediately upon receipt by any Loan Party or any Subsidiary of any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries, and not otherwise included in clauses (i) or (ii) of this Section 2.05(b), the Borrower shall prepay the Loans and/or Cash Collateralize the L/C Obligations as hereinafter provided in an aggregate principal amount equal to 100% of all Net Cash Proceeds received therefrom. (iv) Application of Payments. Each prepayment of Loans pursuant to the foregoing provisions of clauses (i) through (iii) of this Section 2.05(b) shall be applied, to the Revolving Facility in the manner set forth in clause (vii) of this 70 206718545

Section 2.05(b). Subject to Section 2.15, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages. (v) Revolving Outstandings. If for any reason the Total Revolving Outstandings at any time exceed the Revolving Facility at such time, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b) unless, after the prepayment of the Revolving Loans and Swingline Loans, the Total Revolving Outstandings exceed the Revolving Facility at such time. (vi) Unrestricted Cash Amount. If (x) the aggregate amount of Unrestricted Cash Amount whether located in the United States or otherwise (including in the jurisdiction of formation of the New Borrower) of all of the Loan Parties, Digital Turbine (EMEA) Ltd and Digital Turbine (IL) Ltd exceeds $40,000,000 or (y) the aggregate amount of unrestricted cash and Cash Equivalents held in any and all deposit accounts of the New Borrower whether located in the United States or otherwise (including in Germany) exceeds $250,000, in each case, for three (3) consecutive Business Days, the Borrower shall immediately prepay Revolving Loans, Swingline Loans and L/C Borrowings and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess. (vii) Application of Other Payments. Except as otherwise provided in Section 2.15, prepayments of the Revolving Facility made pursuant to this Section 2.05(b), first, shall be applied ratably to the L/C Borrowings and the Swingline Loans, second, shall be applied to the outstanding Revolving Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrower or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the L/C Issuer or the Revolving Lenders, as applicable. Within the parameters of the applications set forth above, prepayments pursuant to this Section 2.05(b) shall be applied first to Base Rate Loans and then to Term SOFR Loans in direct order of Interest Period maturities. All prepayments under this Section 2.05(b) shall be subject to Section 3.05, but otherwise without premium or penalty, and shall be accompanied by interest on the principal amount prepaid through the date of prepayment. 2.06 Termination or Reduction of Commitments. (a) Optional. The Borrower may, upon notice to the Administrative Agent, terminate the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit, or from time to time permanently reduce the Revolving Facility, the Letter of Credit Sublimit or the Swingline Sublimit; provided that (i) any such notice shall be received by 71 206718545 the Administrative Agent not later than 10:00 a.m. five (5) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and (iii) the Borrower shall not terminate or reduce (A) the Revolving Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Outstandings would exceed the Revolving Facility, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swingline Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swingline Loans would exceed the Swingline Sublimit. (b) Mandatory. If after giving effect to any reduction or termination of Revolving Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swingline Sublimit exceeds the Revolving Facility at such time, the Letter of Credit Sublimit or the Swingline Sublimit, as the case may be, shall be automatically reduced by the amount of such excess. (c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Lenders of any termination or reduction of the Letter of Credit Sublimit, Swingline Sublimit or the Revolving Commitment under this Section 2.06. All fees in respect of the Revolving Facility accrued until the effective date of any termination of the Revolving Facility shall be paid on the effective date of such termination. 2.07 Repayment of Loans. (a) Revolving Loans. The Borrower shall repay to the Revolving Lenders on the Maturity Date the aggregate principal amount of all Revolving Loans outstanding on such date. (b) Swingline Loans. The Original Borrower shall repay each Swingline Loan on the earlier to occur of (i) the date ten (10) Business Days after such Loan is made and (ii) the Maturity Date. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Swingline Lender, the Original Borrower shall repay the outstanding Swingline Loans made by the Swingline Lender in an amount sufficient to eliminate any Fronting Exposure in respect of such Swingline Loans. (c) Incremental Term Loans. The Borrower shall repay the outstanding principal amount of each Incremental Term Loan as provided in the applicable Incremental Amendment, unless accelerated sooner pursuant to Section 9.02.[Reserved.] 2.08 Interest and Default Rate. (a) Interest. Subject to the provisions of Section 2.08(b), (i) each Term SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period from the applicable Borrowing date at a rate per annum equal to Term SOFR for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest 72 206718545 on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swingline Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for Base Rate Loans. To the extent that any calculation of interest or any fee required to be paid under this Agreement shall be based on (or result in) a calculation that is less than zero, such calculation shall be deemed zero for purposes of this Agreement. (b) Default Rate. (i) If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (ii) If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (iii) Upon the request of the Required Lenders which shall be deemed given for an Event of Default under Section 8.01(f) and (g), while any Event of Default exists (including a payment default), all outstanding Obligations (including Letter of Credit Fees) may accrue at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by Applicable Laws. (iv) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand. (c) Interest Payments. Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. 2.09 Fees. In addition to certain fees described in clauses (l) and (m) of Section 2.03: (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Lender in accordance with its Applicable Revolving Percentage, a commitment fee (“Commitment Fee”) equal to the Applicable Rate times the actual daily amount by which the Revolving Facility exceeds the sum of (i) the Outstanding Amount of Revolving Loans and (ii) the Outstanding Amount of L/C 73 206718545

Obligations, subject to adjustment as provided in Section 2.15. For the avoidance of doubt, the Outstanding Amount of Swingline Loans shall not be counted towards or considered usage of the Revolving Facility for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. (b) Other Fees. (i) The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (ii) The Borrower shall pay to the Lenders such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever. (c) Fifth Amendment Fee. (i) The Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, a fee in connection with the Fifth Amendment (the “Fifth Amendment Fee”), which fee shall be fully earned and non-refundable as of the Fifth Amendment Effective Date, in an aggregate amount as follows: (A) $8,220,000 shall be due and payable on the Fifth Amendment Effective Date; (B) $10,275,000 shall be due and payable on September 2, 2025; and (C) $1,027,500 shall be due and payable on the last Business Day of each fiscal quarter (beginning on the fiscal quarter ending September 30, 2025) through and until the earlier of the Maturity Date or the date on which the Borrower repays in full, in cash in immediately available funds, all Secured Obligations hereunder; provided, however, that the portions of the Fifth Amendment Fee described in the foregoing clauses (B) and (C) shall not be due and payable (and shall be waived) 74 206718545 if, and only if, the Secured Obligations have been repaid in full, in cash in immediately available funds, on or before August 29, 2025. (d) Administrative Collateral Monitoring Fee. (i) If, for any reason whatsoever, the Loan Parties do not deliver all of the completed, fully-executed Foreign Documents, including the Foreign Collateral Perfection Documents, by the applicable date set forth on Schedule 6.18 (such date, the “Foreign Documents Deadline”), the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, an administrative collateral monitoring fee of up to $2,000,000 (the “Administrative Collateral Monitoring Fee”), which shall be fully earned and non-refundable as of the Fifth Amendment Effective Date and paid in equal weekly installments of $500,000 each, which shall be due and payable on the first Business Day of each week following the Foreign Documents Deadline by 1 p.m. Central time; provided, that to the extent all completed, fully-executed Foreign Documents, including the Foreign Collateral Perfection Documents, are delivered to the Administrative Agent by no later than 9 a.m. Central time on the first Business Day of the applicable week, the fee for such week and all subsequent weeks shall be waived; provided, further, that to the extent the Foreign Documents Deadline is not a Monday, the Borrower shall pay to the Administrative Agent, for the ratable benefit of the Lenders, an additional daily fee of $71,429.00 for each calendar day between (i) the Foreign Documents Deadline and (ii) the first Business Day of the week following the Foreign Documents Deadline. In addition to the Administrative Collateral Monitoring Fee, the Administrative Agent shall be entitled to any other amounts due to it under Section 11.04, including upon delivery of the Foreign Documents. 2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to Term SOFR) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees (other than the Fifth Amendment Fee and the Administrative Collateral Monitoring Fee) and interest shall be made on the basis of a three hundred sixty (360) day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365 day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one (1) day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. (b) Financial Statement Adjustments or Restatements. If, as a result of any restatement of or other adjustment to the financial statements of Holdings and its 75 206718545

Subsidiaries or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause (b) shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under any provision of this Agreement to payment of any Obligations hereunder at the Default Rate or under Article VIII. The Borrower’s obligations under this clause (b) shall survive the termination of the Aggregate Commitments and the repayment of all other Obligations hereunder. 2.11 Evidence of Debt. (a) Maintenance of Accounts. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 11.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. (b) Maintenance of Records. In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swingline Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. 2.12 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrower shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or 76 206718545 setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars (and in no other currency) and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 1:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. Subject to Section 2.07(a) and as otherwise specifically provided for in this Agreement, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be. (b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Term SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 11:00 a.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent. (ii) Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the 77 206718545

account of the Lenders or the L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. With respect to any payment that the Administrative Agent makes for the account of the Lenders or the L/C Issuer hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”): (A) the Borrower has not in fact made such payment; (B) the Administrative Agent has made a payment in excess of the amount so paid by the Borrower (whether or not then owed); or (C) the Administrative Agent has for any reason otherwise erroneously made such payment; then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount so distributed to such Lender or the L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error. (c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest. (d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Loans, to fund participations in Letters of Credit and Swingline Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c). (e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner. 78 206718545

(f) Pro Rata Treatment. Except to the extent otherwise provided herein: (i) each Borrowing (other than Swingline Borrowings) shall be made from the Appropriate Lenders, each payment of fees under Section 2.09 and clauses (l) and (m) of Section 2.03 shall be made for account of the Appropriate Lenders, and each termination or reduction of the amount of the Commitments shall be applied to the respective Commitments of the Lenders, pro rata according to the amounts of their respective Commitments; (ii) each Borrowing shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Revolving Loans) or their respective Loans that are to be included in such Borrowing (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrower shall be made for account of the Appropriate Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Appropriate Lenders. 2.13 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and sub-participations in L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that: (i) if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (ii) the provisions of this Section 2.13 shall not be construed to apply to (A) any payment made by or on behalf of the Borrower pursuant to and in 79 206718545 accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.14, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swingline Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply). Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. 2.14 Cash Collateral. (a) Obligation to Cash Collateralize. At any time there shall exist a Defaulting Lender, within one Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the Minimum Collateral Amount. (b) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest (subject to Permitted Liens) in all such cash, deposit accounts and all balances therein, and all other property so provided as Collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.14(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent or the L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (determined in the case of Cash Collateral provided pursuant to Section 2.15(a)(v), after giving effect to Section 2.15(a)(v) and any Cash Collateral provided by the Defaulting Lender). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America. The Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral. (c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.14 or Sections 2.03, 80 206718545

2.05, 2.15 or 8.02 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Revolving Lender that is a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein. (d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi))) or (ii) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, however, (A) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (B) the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations. 2.15 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law: (i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01. (ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the L/C Issuer or the Swingline Lender hereunder; third, to Cash Collateralize the L/C Issuer’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrower may request (so long as no Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such 81 206718545

Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.14; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or the Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise as may be required under the Loan Documents in connection with any Lien conferred thereunder or directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto. (iii) Certain Fees. (A) Fees. No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). (B) Letter of Credit Fees. Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14. (C) Defaulting Lender Fees. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to 82 206718545 clause (B) above, the Borrower shall (1) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (2) pay to the L/C Issuer and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the L/C Issuer’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (3) not be required to pay the remaining amount of any such fee. (iv) Reallocation of Applicable Revolving Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Applicable Revolving Percentages (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. (v) Cash Collateral, Repayment of Swingline Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under Applicable Law, (A) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (B) second, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.14. (b) Defaulting Lender Cure. If the Borrower, the Administrative Agent, the Swingline Lender and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Lenders in accordance with their Revolving Commitments (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder 83 206718545 from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. (c) New Swingline Loans/Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) the L/C Issuer shall not be required to issue, extend, increase, reinstate or renew any letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto. 2.16 Increase in Commitments.[Reserved.] (a) Incremental Commitments. The Borrower may from time to time after the Closing Date (but in any case not more than eight (8) such requests and no more than two (2) per year), with ten (10) days’ prior written notice to the Administrative Agent, request (i) one or more increases to the Revolving Commitments (each, a “Revolving Commitment Increase”) or (ii) one or more new Classes of Incremental Term Loans (any commitment with respect to any new Class of Incremental Term Loan, an “Incremental Term Loan Commitment” and any incremental facility incurred pursuant to an Incremental Term Loan Commitment an “Incremental Term Facility”; any Incremental Term Loan Commitment, or any commitment with respect to any Revolving Commitment Increase, an “Incremental Commitment” and any incremental facility incurred pursuant to such commitment an “Incremental Facility”), whereupon the Administrative Agent shall promptly deliver a copy or such written notice to each of the Lenders. (b) Incremental Term Loan Commitments. Any Incremental Term Loan Commitments effected through the establishment of one or more new Incremental Term Facilities shall be designated a separate Class of Incremental Term Loan Commitments and Incremental Term Loans for all purposes of this Agreement. Notwithstanding the foregoing, Incremental Term Loans may have identical terms to any of the then-outstanding Incremental Term Loans and be treated as the same Class as any of such Incremental Term Loans. (c) Request for Incremental Commitments. Each request for Incremental Commitments from the Borrower pursuant to this Section 2.16 shall set forth the requested amount and proposed terms of the relevant Incremental Commitments. Incremental Commitments may be provided by any existing Lender (but no existing Lender will have any obligation to provide any Incremental Commitment, and the Borrower will not have any obligation to approach any existing Lenders to provide any Incremental Commitment) or by any other bank or other financial institution that qualifies as an Eligible Assignee (a “New Lender”). (d) Effectiveness of Incremental Commitments. The effectiveness of any Incremental Commitments shall be subject to the satisfaction on the date thereof (the “Incremental Facility Effective Date”) of each of the following conditions: 84 206718545

(i) no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Incremental Commitments; (ii) after giving effect to the establishment of such Incremental Commitments, the aggregate principal amount of all Incremental Commitments effected pursuant to this Section 2.16 shall not exceed the sum of (x) $75,000,000 plus (y) the maximum amount that would allow the Loan Parties to remain in Pro Forma Compliance with a Consolidated Secured Net Leverage Ratio of not greater than 3.00:1.00 (with any Incremental Commitments then being incurred or established assumed to be fully drawn, but without netting the proceeds from any such Incremental Commitments from Indebtedness); provided that, if the Borrower proposes to incur indebtedness in reliance on the foregoing clause (d)(ii)(x) on the same date that it proposes to incur indebtedness in reliance on the foregoing clause (d)(ii)(y), then Pro Forma Compliance with the Consolidated Secured Net Leverage Ratio for purposes of the foregoing clause (d)(ii)(y) will be calculated without giving Pro Forma Effect to indebtedness proposed to be incurred on such date in reliance on the foregoing clause (d)(ii)(x); (iii) the aggregate Incremental Commitments for any Revolving Commitment Increase or any other Class of Incremental Term Loan shall be in an aggregate principal amount that is not less than $10,000,000 (or if less, the balance of the remaining aggregate principal amount available for all such Incremental Facilities),) and shall be in an increment of $1,000,000 (or such lesser amounts as agreed by the Administrative Agent); (iv) the Borrower shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Incremental Facility Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (ii) in the case of the Borrower, certifying that, both before and after giving effect to the Incremental Facility and assuming that the full amount of such Incremental Facility is funded, (A) the representations and warranties contained in Article V and the other Loan Documents (1) that contain a materiality qualification, are true and correct, on and as of the Incremental Facility Effective Date and (2) that do not contain a materiality qualification, are true and correct in all material respects, on and as of the Incremental Facility Effective Date, and except that for purposes of this Section 2.16, (x) the representations and warranties contained in clauses (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 and (y) any representation and warranty that by its terms is made only as of an earlier date, shall remain true and correct in all material respects (or in the case of such representations and warranties that are subject to a materiality qualification, in all respects) as of such earlier date, (B) no Default or Event of Default exists or would exist after giving effect to the Incremental Commitments, and (C) the Loan Parties are in Pro Forma Compliance with each of the financial covenants set forth in Section 7.11 85 206718545

(provided that the proceeds of any Incremental Commitments assumed to be fully drawn shall not be netted from Indebtedness); (v) The Borrower shall deliver or cause to be delivered any other customary documents (including, without limitation, legal opinions and amendments to the Collateral Documents to the extent required by Section 6.13 or Section 6.14) as reasonably requested by the Administrative Agent in connection with any Incremental Facility; (vi) The Borrower shall prepay any Revolving Loans outstanding on the Revolving Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Loans ratable with any revised Applicable Revolving Percentages arising from any nonratable increase in the Revolving Commitments under this Section 2.16. (e) Required Terms. The terms, provisions and documentation of the Incremental Commitments of any Class shall be as agreed among the Borrower, the Administrative Agent and the applicable Lenders providing such Incremental Commitments. In any event: (i) any Incremental Commitments with respect to a Revolving Commitment Increase shall be on terms and conditions identical to the aggregate Revolving Commitments; (ii) any Incremental Term Loan Commitments with respect to any new Class of Incremental Term Loan shall be on terms and conditions reasonably satisfactory to Administrative Agent and may include customary amortization and mandatory prepayments (it being understood that to the extent any financial maintenance covenant is added for the benefit of any new Class of Incremental Term Loan (and the Incremental Term Loan Commitments with respect thereto), no consent for such financial maintenance covenant shall be required from the Administrative Agent or any of the Lenders to the extent that such financial maintenance covenant is also added for the benefit of the existing credit facilities hereunder); provided, that, any new Class of Incremental Term Loan shall (A)(1) rank pari passu in right of payment and of security with the Revolving Facility and (2) have no obligors other than the Loan Parties, (B) not mature earlier than the latest Maturity Date at the time of incurrence of such Incremental Term Loan, (C) other than customary amortization and customary mandatory prepayments, have a Weighted Average Life to Maturity not shorter than the then-remaining Weighted Average Life to Maturity of the Revolving Facility and (D) subject to clauses (B) and (C) of the proviso to this Section 2.16(e)(ii) set forth above, have an Applicable Rate, fees, customary amortization and customary mandatory prepayments determined by the Borrower and the applicable Lenders providing such Incremental Term Loan. 86 206718545

(f) Lender Elections to Increase. Each Revolving Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Commitment or provide an Incremental Term Loan Commitment and, if so, (i) in the case of a Revolving Commitment, whether by an amount equal to, greater than, or less than its Applicable Revolving Percentage of such requested increase or (ii) in the case of an Incremental Term Loan Commitment, the amount of such Incremental Term Loan Commitment. Any Revolving Lender not responding within such time period shall be deemed to have declined to increase its Revolving Commitment or to provide an Incremental Term Loan Commitment. (g) Notification by Administrative Agent; Additional Revolving Lenders. The Administrative Agent shall notify the Borrower and each Revolving Lender of the Revolving Lenders’ responses to each request made hereunder. (h) Effective Date and Allocations. If there is an Incremental Commitment made in accordance with this Section 2.16, the Administrative Agent and the Borrower shall determine the Incremental Facility Effective Date and the final allocation of such commitment. The Administrative Agent shall promptly notify the Borrower and the Revolving Lenders and the New Lenders of the final allocation of such increase and the Incremental Facility Effective Date. (i) Conflicting Provisions. This Section 2.16 shall supersede any provisions in Section 2.13 or 11.01 to the contrary. (j) Incremental Amendment. Each Class of Incremental Commitments shall become Commitments under this Agreement pursuant to an amendment (each, an “Incremental Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by the Borrower, the Lenders providing such Incremental Commitments and the Administrative Agent. Each Incremental Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.16 with respect to the establishment of any Incremental Commitments. 2.17 Co-Borrower. (a) Each Borrower accepts joint and several liability hereunder in consideration of the financial accommodation to be provided by the Administrative Agent, the Lenders and the L/C Issuer under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of each Borrower to accept joint and several liability for the obligations of each Borrower. (b) Each Borrower shall be jointly and severally liable for the Obligations, regardless of which Borrower actually receives the Loans hereunder or the amount of the Obligations received or the manner in which the Administrative Agent or any Lender accounts for the Obligations on its books and records. Each Borrower’s obligations with 87 206718545 respect to Loans made to it, and each Borrower’s obligations arising as a result of the joint and several liability of such Borrower hereunder, with respect to Loans, Letters of Credit made to and other Obligations owing by the Borrowers hereunder, shall be separate and distinct obligations, but all such obligations shall be primary obligations of each Borrower. (c) Upon the occurrence and during the continuation of any Event of Default, the Administrative Agent and the Lenders may proceed directly and at once, without notice, against any Borrower to collect and recover the full amount, or any portion of the Obligations, without first proceeding against any other Borrower or any other Person, or against any security or collateral for the Obligations. Each Borrower consents and agrees that the Administrative Agent and the Lenders shall be under no obligation to marshal any assets in favor of any Borrower or against or in payment of any or all of the Obligations. (d) Each Borrower, on behalf of itself and each other Loan Party, irrevocably appoints Holdings to act as its agent for all purposes of this Agreement (including as agent for receipt as to service of process) and the other Loan Documents and agrees that (a) Holdings may execute such documents on behalf of such Borrower as Holdings deems appropriate in its sole discretion and each Borrower shall be obligated by all of the terms of any such document executed on its behalf, (b) any notice or communication delivered by the Administrative Agent or any Lender to Holdings shall be deemed delivered to each Borrower and (c) the Administrative Agent or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by Holdings on behalf of each of the Loan Parties. ARTICLE III TAXES, YIELD PROTECTION AND ILLEGALITY 3.01 Taxes. (a) Defined Terms. For purposes of this Section 3.01, the term “Applicable Law” includes FATCA and the term “Lender” includes any L/C Issuer. (b) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Laws. If any Applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable 88 206718545

Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. (c) Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes. In addition and without limiting the foregoing, each Loan Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise, property, intangible or mortgage recording taxes, or charges or levies of the same character, imposed by any Governmental Authority, that arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (including additions to tax, penalties and interest related thereto) excluding, in each case, such amounts that result from the Administrative Agent’s, the collateral agent’s or a Lender’s Assignment and Assumption, grant of a participation, transfer or assignment to or designation of a new applicable Lending Office or other office for receiving payments under any Loan Document (collectively, “Assignment Taxes”) to the extent such Assignment Taxes result from a connection that the Administrative Agent or Lender has with the taxing jurisdiction other than the connection arising out of the Loan Documents or the transactions therein, except for such Assignment Taxes resulting from assignment or participation that is requested or required in writing by the Borrower. (d) Tax Indemnifications. (i) Each of the Loan Parties shall, and does hereby, jointly and severally indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Each of the Loan Parties shall also, and does hereby, jointly and severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required pursuant to Section 3.01(c)(ii) below. (ii) Each Lender shall, and does hereby, severally indemnify and shall make payment in respect thereof within ten (10) days after demand therefor, (A) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the 89 206718545 obligation of the Loan Parties to do so), (B) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (C) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d)(ii). (e) Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority, as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (f) Status of Lenders; Tax Documentation. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. 90 206718545

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W–9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W–8BEN–E (or W–8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed copies of IRS Form W–8ECI; (3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit L–1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W–8BEN–E (or W–8BEN, as applicable); or (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W–8IMY, accompanied by IRS Form W–8ECI, IRS Form W–8BEN–E (or W–8BEN, as 91 206718545

applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit L–2 or Exhibit L–3, IRS Form W–9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit L–4 on behalf of each such direct and indirect partner; (C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies (or originals, as required) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. (iii) Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. 92 206718545

(g) Treatment of Certain Refunds. Unless required by Applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Recipient, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the applicable Recipient be required to pay any amount to such Loan Party pursuant to this clause (g) the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person. (h) Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations. 3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (i) any obligation of such Lender to make or continuemaintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable (with 93 206718545 respect only to Loans to the Original Borrower), convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05. 3.03 Inability to Determine Rates. (a) If in connection with any request for a Term SOFR Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert Base Rate Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans by the Original Borrower in the amount specified therein and, (ii) any outstanding Term SOFR Loans owing by the Original Borrower shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period and (iii) any outstanding Term SOFR Loans owing by the New Borrower shall be repaid in full at the end of the applicable Interest Period. (b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be 94 206718545 conclusive absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “Scheduled Unavailability Date”); then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”). If the Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis. Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for the purpose of replacing Term SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented 95 206718545 in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment. The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero the Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective. 3.04 Increased Costs. (a) Increased Costs Generally. If any Change in Law shall: (i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender or the L/C Issuer; (ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or 96 206718545

(iii) impose on any Lender or the L/C Issuer any other condition, cost or expense affecting this Agreement or Term SOFR Loans made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered. (b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered. (c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of this Section 3.04 and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof. (d) [Reserved] (e) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section 3.04 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Borrower of the 97 206718545

Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof). 3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of: (a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or (c) any assignment of a Term SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 11.13; including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing. 3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Borrower, such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrower hereby agrees to pay all 98 206718545 reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment. (b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 11.13. 3.07 Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, resignation of the Administrative Agent and the Facility Termination Date. ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS 4.01 Conditions of Initial Credit Extension. The obligation of the L/C Issuer and each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent: (a) Execution of Credit Agreement; Loan Documents. The Administrative Agent shall have received (i) counterparts of this Agreement, executed by a Responsible Officer of each Loan Party and a duly authorized officer of each Lender, (ii) for the account of each Lender requesting a Note, a Note executed by a Responsible Officer of the Borrower, (iii) counterparts of the Security Agreement, and each other applicable Collateral Document, executed by a Responsible Officer of the applicable Loan Parties and a duly authorized officer of each other Person party thereto, as applicable and (iv) counterparts of any other Loan Document, executed by a Responsible Officer of the applicable Loan Party and a duly authorized officer of each other Person party thereto. (b) Officer’s Certificate. The Administrative Agent shall have received an Officer’s Certificate dated the Closing Date, certifying as to the Organization Documents of each Loan Party (which, to the extent filed with a Governmental Authority, shall be certified as of a recent date by such Governmental Authority), the resolutions of the governing body of each Loan Party, the good standing, existence or its equivalent of each Loan Party and of the incumbency (including specimen signatures) of the Responsible Officers of each Loan Party. (c) Legal Opinions of Counsel. The Administrative Agent shall have received an opinion or opinions (including, if requested by the Administrative Agent, local counsel opinions) of counsel for the Loan Parties, dated the Closing Date and addressed to the Administrative Agent and the Lenders, in form and substance acceptable to the Administrative Agent. 99 206718545

(d) Financial Statements. The Administrative Agent and the Lenders shall have received copies of the financial statements referred to in Section 5.05, each in form and substance satisfactory to each of them. (e) Personal Property Collateral. The Administrative Agent shall have received, in form and substance satisfactory to the Administrative Agent: (i) (A) searches of UCC filings in the jurisdiction of incorporation or formation, as applicable, of each Loan Party and each jurisdiction where any Collateral is located or where a filing would need to be made in order to perfect the Administrative Agent’s security interest in the Collateral, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens and (B) tax lien, judgment and bankruptcy searches; (ii) searches of ownership of Intellectual Property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in Intellectual Property; (iii) completed UCC financing statements for each appropriate jurisdiction as is necessary, in the Administrative Agent’s sole discretion, to perfect (or reaffirm) the Administrative Agent’s security interest in the Collateral; (iv) to the extent not already delivered in connection with the Existing Credit Agreement, stock or membership certificates, if any, evidencing the Pledged Equity and undated stock or transfer powers duly executed in blank, in each case to the extent such Pledged Equity is certificated; (v) [reserved]; (vi) to the extent required to be delivered, filed, registered or recorded pursuant to the terms and conditions of the Collateral Documents and not already delivered, all instruments, documents and chattel paper in the possession of any of the Loan Parties, together with allonges or assignments as may be necessary or appropriate to create and perfect the Administrative Agent’s and the Lenders’ security interest in the Collateral; (vii) [reserved]; (f) Liability, Casualty, Property, Terrorism and Business Interruption Insurance. To the extent not already delivered in connection with the Existing Credit Agreement, the Administrative Agent shall have received copies of insurance certificates evidencing liability, casualty, property, terrorism and business interruption insurance meeting the requirements set forth herein or in the Collateral Documents or as reasonably required by the Administrative Agent. The Loan Parties shall have delivered to the Administrative Agent an Authorization to Share Insurance Information. 100 206718545

(g) Solvency Certificate. The Administrative Agent shall have received a Solvency Certificate signed by a Responsible Officer of the Borrower as to the financial condition, solvency and related matters of the Borrower and its Subsidiaries, after giving effect to the initial Borrowings under the Loan Documents and the other transactions contemplated hereby. (h) Financial Condition Certificate. The Administrative Agent shall have received a certificate or certificates executed by a Responsible Officer of the Borrower as of the Closing Date, as to certain financial matters, substantially in the form of Exhibit N. (i) Loan Notice. The Administrative Agent shall have received a Loan Notice with respect to the Loans to be made on the Closing Date. (j) Existing Indebtedness of the Loan Parties. Prior to, or substantially concurrently with the initial extension of credit hereunder, all of the existing Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than Indebtedness permitted to exist pursuant to Section 7.02) shall be repaid in full and all security interests related thereto (other than security interests related to Indebtedness under the Existing Credit Agreement) shall be terminated on or prior to the Closing Date. (k) [reserved]. (l) Anti-Money-Laundering; Beneficial Ownership. Upon the reasonable request of any Lender, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act, and any Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall have delivered to each Lender that so requests, a Beneficial Ownership Certification in relation to such Loan Party. (m) Consents. The Administrative Agent shall have received evidence that all members, boards of directors, governmental, shareholder and material third party consents and approvals necessary in connection with the entering into of this Agreement have been obtained. (n) Fees and Expenses. The Administrative Agent and the Lenders shall have received all fees and expenses, if any, owing pursuant to the Fee Letter and Section 2.09. (o) Due Diligence. The Lenders shall have completed a due diligence investigation of the Borrower and its Subsidiaries in scope, and with results, satisfactory to the Lenders. (p) Other Documents. All other documents provided for herein or which the Administrative Agent or any other Lender may reasonably request or require. 101 206718545

(q) Additional Information. Such additional information and materials which the Administrative Agent and/or any Lender shall reasonably request or require. (r) Perfection Certificate. Administrative Agent shall have received a completed perfection certificate dated as of the Closing Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby. Without limiting the generality of the provisions of Section 9.03(c), for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto. 4.02 Conditions to all Credit Extensions. The obligation of each Lender and the L/C Issuer to honor any Request for Credit Extension is subject to the following conditions precedent: (a) Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article II, Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall (i) with respect to representations and warranties that contain a materiality qualification, be true and correct on and as of the date of such Credit Extension and (ii) with respect to representations and warranties that do not contain a materiality qualification, be true and correct in all material respects on and as of the date of such Credit Extension, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and (b), respectively. (b) Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof. (c) Request for Credit Extension. The Administrative Agent and, if applicable, the L/C Issuer or the Swingline Lender shall have received a Request for Credit Extension in accordance with the requirements hereof. Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension. Notwithstanding anything to the contrary herein or in any other Loan Document, and without limiting any obligation of the New Borrower hereunder, in no event shall the New Borrower make a Request for Credit Extension, and in no event shall a Credit Extension be made to the New Borrower, until and unless the Loan Parties have delivered to the Administrative Agent all of the completed, fully-executed Foreign Documents, including the Foreign Collateral Perfection Documents, pursuant to the terms and conditions set forth in Section 6.18 and Schedule 6.18. 102 206718545

ARTICLE V REPRESENTATIONS AND WARRANTIES Each Loan Party represents and warrants to the Administrative Agent and the Lenders, as of the date made or deemed made, that: 5.01 Existence, Qualification and Power. Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. The copy of the Organization Documents of each Loan Party provided to the Administrative Agent pursuant to the terms of this Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect. 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of (or the requirement to create) any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (i) any Contractual Obligation (other than Permitted Liens) to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law. 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject to Permitted Liens) or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Collateral Documents. 5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will 103 206718545 constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms. 5.05 Financial Statements; No Material Adverse Effect. (a) Audited Financial Statements. The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in Shareholders’ Equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of Holdings and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness. (b) Quarterly Financial Statements. The unaudited Consolidated balance sheets of Holdings and its Subsidiaries dated September 30, 2020, and the related Consolidated statements of income or operations, Shareholders’ Equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in Shareholders’ Equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments. (c) Material Adverse Effect. Since the date of the balance sheet included in the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect. 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate would reasonably be expected to have a Material Adverse Effect. 5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document. 5.08 Ownership of Property. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property 104 206718545 necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. 5.09 Environmental Matters. (a) Except as could not, individually or in the aggregate, reasonably be expected to result in any Material Adverse Effect on any of the Loan Parties or any of their respective subsidiariesSubsidiaries: (i) (A) None of the properties currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries is listed or formally proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (B) there are no, and to the actual knowledge of the Loan Parties and their Subsidiaries never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries or, to the actual knowledge of the Loan Parties, on any property formerly owned, leased or operated by any Loan Party or any of its Subsidiaries; (C) there is no and never has been any asbestos or asbestos-containing material on, at or in any property currently owned, leased or operated by any Loan Party or any of its Subsidiaries; (D) Hazardous Materials have not been released on, at, under or from any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries or any property by or on behalf, or otherwise arising from the operations, of any Loan Party or any of its Subsidiaries; and (E) no Loan Party or any of its Subsidiaries has become subject to any Environmental Liability or knows of any facts or circumstances that would reasonably be expected to give rise to any Environmental Liability; (ii) (A) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened Release of Hazardous Materials at, on, under, or from any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and (B) all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned, leased or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner which could not reasonably expected to result in liability to any Loan Party or any of its Subsidiaries; (iii) The Loan Parties and their respective Subsidiaries: (A) are, and within the period of all applicable statutes of limitation have been, in compliance with all applicable Environmental Laws; (B) hold all Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by 105 206718545 any of them; (C) are, and within the period of all applicable statutes of limitation have been, in compliance with all of their Environmental Permits; (D) to the extent within the control of the Loan Parties and their respective Subsidiaries, will timely renew and comply with each of their Environmental Permits and any additional Environmental Permits that may be required of any of them without material expense, and timely comply with any current, future or potential Environmental Law without material expense; and (E) are not aware of any requirements proposed for adoption or implementation under any Environmental Law. 5.10 Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates. The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment, is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 5.10 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Documents. 5.11 Taxes. Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to Holdings or any Subsidiary. The filing and recording of any and all documents required to perfect the security interests granted to the Administrative Agent (for the ratable benefit of the Secured Parties) will not result in any documentary, stamp or other taxes. 5.12 ERISA Compliance. (a) No failure of any Plan to comply with the applicable provisions of ERISA, the Code or other applicable federal or state laws has resulted or would reasonably be expected to result in a Material Adverse Effect. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS. To the actual knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status. 106 206718545

(b) There are no pending or, to the actual knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect. (c) (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan. (d) Neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 5.12 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement. (e) The Borrower represents and warrants as of the ClosingFifth Amendment Effective Date that the Borrower is not and will not be using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to the Borrower’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement. (f) With respect to each scheme or arrangement mandated by a government other than the United States (each a “Foreign Government Scheme or Arrangement”) and with respect to each employee benefit plan maintained or contributed to by and Loan Party or any Subsidiary of any Loan Party that is not subject to United States law (each, a “Foreign Plan”). (i) any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices; (ii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the 107 206718545 book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles; and (iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities. 5.13 Margin Regulations; Investment Company Act. (a) Margin Regulations. Neither Holdings nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Borrowing or drawing under each Letter of Credit, not more than twenty-five percent (25%) of the value of the assets (either of Holdings only or of Holdings and its Subsidiaries on a Consolidated basis) subject to the provisions of Section 7.01 or Section 7.05 or subject to any restriction contained in any agreement or instrument between the Borrower or any of its Subsidiaries and any Lender or any Affiliate of any Lender relating to Indebtedness and within the scope of Section 8.01(e) will be margin stock. (b) Investment Company Act. None of the Borrower, any Person Controlling the Borrower, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940. 5.14 Disclosure. The Borrower has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time. 5.15 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either 108 206718545 individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. 5.16 Solvency. Each Loan Party is, individually and together with its Subsidiaries on a Consolidated basis, Solvent. 5.17 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 5.18 Sanctions Concerns and Anti-Corruption Laws. (a) Sanctions Concerns. No Loan Party, nor any Subsidiary, nor, to the knowledge of the Loan Parties and their Subsidiaries, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by one or more individuals or entities that are (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals or HMT’s Consolidated List of Financial Sanctions Targets, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. The Loan Parties and their Subsidiaries have conducted their businesses in compliance with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions. (b) Anti-Corruption Laws. The Loan Parties and their Subsidiaries have conducted their business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. 5.19 Responsible Officers. Set forth on Schedule 1.01(c) are Responsible Officers, holding the offices indicated next to their respective names, as of the Closing Date and as of the last date such Schedule 1.01(c) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment and such Responsible Officers are the duly elected and qualified officers of such Loan Party and are duly authorized to execute and deliver, on behalf of the respective Loan Party, this Agreement, the Notes and the other Loan Documents. 5.20 Subsidiaries; Equity Interests; Loan Parties. (a) Subsidiaries, Joint Ventures, Partnerships and Equity Investments. Set forth on Schedule 5.20(a), is the following information which is true and complete in all respects as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment: (i) a complete and accurate list of all Subsidiaries, joint ventures and partnerships and other equity investments of the Loan Parties as of the Closing Date and as of the last date such 109 206718545

Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment, (ii) if applicable, the number of shares of each class of Equity Interests in the Borrower and each Subsidiary outstanding, (iii) if applicable, the number and percentage of outstanding shares of each class of Equity Interests owned by the Loan Parties and their Subsidiaries and (iv) the class or nature of such Equity Interests (i.e., voting, non-voting, preferred, etc.). The outstanding Equity Interests in the Borrower and all other Subsidiaries are validly issued, fully paid and non-assessable and are owned free and clear of all Liens other than Liens created under the Collateral Documents. There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to the Equity Interests of any Loan Party or any Subsidiary thereof, except as contemplated in connection with the Loan Documents. (b) Loan Parties. Set forth on Schedule 5.20(b) is a complete and accurate list of all Loan Parties, showing as of the Closing Date, or as of the last date such Schedule was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment, (as to each Loan Party) (i) the exact legal name, (ii) any former legal names of such Loan Party in the four (4) months prior to the Closing Date, and/or the date such Loan Party became a Loan Party (including pursuant to the Fifth Amendment), (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the jurisdictions in which such Loan Party is qualified to do business, (vi) the address of its chief executive office, (vii) the address of its principal place of business, (viii) its U.S. federal taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, (ix) the organization identification number, (x) ownership information (e.g., publicly held or if private or partnership, the owners and partners of each of the Loan Parties) and (xi) the industry or nature of business of such Loan Party. 5.21 Collateral Representations. (a) Collateral Documents. The provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens. In the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 6.14 and 6.17, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 6.14 and 6.17), the Mortgages shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than Liens permitted by Section 7.01. (b) Intellectual Property. Set forth on Schedule 5.21(b), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with 110 206718545

Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment, is a list of all registered or issued Intellectual Property (including all applications for registration and issuance) owned by each of the Loan Parties or that each of the Loan Parties has the right to (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by the Administrative Agent). (c) Documents, Instrument, and Tangible Chattel Paper. Set forth on Schedule 5.21(c), as of the Closing Date and as of the last date such Schedule 5.21(c) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment, is a description of all Documents, Instruments, and Tangible Chattel Paper (each as defined in the UCC) of the Loan Parties (including the Loan Party owning such Document, Instrument and Tangible Chattel Paper and such other information as reasonably requested by the Administrative Agent). (d) Deposit Accounts, Electronic Chattel Paper, Letter-of-Credit Rights, and Securities Accounts. (i) Set forth on Schedule 5.21(d)(i), as of the Closing Date and as of the last date such Schedule 5.21(d)(i) was required to be updated in accordance with Sections 6.02 and 6.14 and/or the Fifth Amendment, is a description of all deposit accounts and securities accounts of the Loan Parties, Digital Turbine (EMEA) Ltd and Digital Turbine (IL) Ltd, including the name of (A) the applicable Loan Partyparty, (B) in the case of a deposit account, the depository institution and average amount held in such deposit account and whether such account is a zero balance account or a payroll account, and (C) in the case of a securities account, the securities intermediary or issuer and the average aggregate market value held in such securities account, as applicable. (ii) Set forth on Schedule 5.21(d)(ii), as of the Closing Date and as of the last date such Schedule 5.21(d)(ii) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment, is a description of all Electronic Chattel Paper (as defined in the UCC) and Letter-of-Credit Rights (as defined in the UCC) of the Loan Parties, including the name of (A) the applicable Loan Party, (B) in the case of Electronic Chattel Paper (as defined in the UCC), the account debtor and (C) in the case of Letter-of-Credit Rights (as defined in the UCC), the issuer or nominated person, as applicable. (e) Commercial Tort Claims. Set forth on Schedule 5.21(e), as of the Closing Date and as of the last date such Schedule 5.21(e) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment, is a description of all Commercial Tort Claims (as defined in the UCC) in excess of $500,000 of the Loan Parties (detailing such Commercial Tort Claim in such detail as reasonably requested by the Administrative Agent), in which claims the Loan Parties are required to grant a security interest pursuant to the Collateral Documents. 111 206718545

(f) Pledged Equity Interests. Set forth on Schedule 5.21(f), as of the ClosingFifth Amendment Effective Date and as of the last date such Schedule 5.21(f) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment, is a list of (i) all Pledged Equity and (ii) all other Equity Interests required to be pledged to the Administrative Agent pursuant to the Collateral Documents (in each case, detailing the Grantor (as defined in the Security Agreement), the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests and the class or nature of such Equity Interests (i.e., voting, non-voting, preferred, etc.)). (g) Properties. Set forth on Schedule 5.21(g), as of the Closing Date and as of the last date such Schedule 5.21(g) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment, is a list of (A) each headquarter location of the Loan Parties, (B) each other location where any significant administrative or governmental functions are performed, (C) each other location where the Loan Parties maintain any books or records (electronic or otherwise) and (D) each location where any personal property Collateral is located at any premises owned or leased by a Loan Party (in each case, including (1) an indication if such location is leased or owned, (2), if leased, the name of the lessor, and if owned, the name of the Loan Party owning such property, (3) the address of such property (including, the city, county, state and zip code) and (4) to the extent owned, the approximate fair market value of such property). (h) Material Contracts. Set forth on Schedule 5.21(h), as of the Closing Date and as of the last date such Schedule 5.21(h) was required to be updated in accordance with Sections 6.02, 6.13 and 6.14 and/or the Fifth Amendment, is a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries. 5.22 EEA Financial Institutions. No Loan Party is an Affected Financial Institution. 5.23 Covered Entities. No Loan Party is a Covered Entity. 5.24 Beneficial Ownership Certification. The information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects. 5.25 Intellectual Property; Licenses, Etc. Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are used in the operation of their respective businesses, without conflict with the rights of any other Person. To the actual knowledge of the Loan Parties, neither the operation of the business, nor any product, service, process, method, substance, part or other material now used, or now contemplated to be used, by any Loan Party or any of its Subsidiaries infringes, misappropriates or otherwise violates upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the actual knowledge of the Loan Parties, threatened, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. To the actual 112 206718545 knowledge of the Loan Parties, there has been no unauthorized use, access, interruption, modification, corruption or malfunction of any information technology assets or systems (or any information or transactions stored or contained therein or transmitted thereby) owned or used by any Loan Party or any of its Subsidiaries, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. 5.26 Labor Matters. There are no collective bargaining agreements or Multiemployer Plans covering the employees of the Borrower or any of its Subsidiaries as of the Closing Date and neither Borrower nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the Closing Date. 5.27 Outbound Investment Rule. Neither Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower or such applicable Subsidiary were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. 5.28 Works Council. The Administrative Agent shall have received from the Dutch Loan Party a confirmation by an authorized signatory of the Dutch Loan Party that there is no works council with jurisdiction over the transactions as envisaged by any Loan Document to which it is a party and that there is no obligation for the Dutch Loan Party to establish a works council pursuant to the Works Council Act (Wet op de Ondernemingsraden), or, if a works council is established, a confirmation that all consultation obligations in respect of such works council have been complied with and that positive unconditional advice has been obtained, attaching a copy of such advice and a copy of the request for such advice. 5.29 Centre of Main Interest and Establishments. For the purposes of the Insolvency Regulation, the centre of main interest (as that term is used in Article 3(1) of the Insolvency Regulation) for each Dutch Loan Party is in the Netherlands and it has no “establishment” (as that term is used in Article 2(10) of the Insolvency Regulation) in any other jurisdiction. 5.30 Tax Residency. Fyber B.V. is resident for tax purposes in the Federal Republic of Germany. 5.31 Dutch Fiscal Unity. A fiscal unity (fiscale eenheid) for Dutch corporate income tax and Dutch value added tax purposes, if any, consists of Dutch Loan Parties only. 113 206718545

ARTICLE VI AFFIRMATIVE COVENANTS Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, such Loan Party shall, and shall cause each of its Subsidiaries to: 6.01 Financial Statements and Reporting. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders: (a) Audited Financial Statements. As soon as available, but in any event within one hundred and twenty (120) days after the end of each fiscal year of Holdings (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a Consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, changes in Shareholders’ Equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of recognized standing reasonably acceptable to the Administrative Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit. (b) Quarterly Financial Statements. (i) As soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of Holdings (or, if earlier, five (5) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a Consolidated and consolidating (i.e., entity-by-entity basis) balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related Consolidated and consolidating (i.e., entity-by-entity basis) statements of income or operations, changes in Shareholders’ Equity and cash flows for such fiscal quarter and for the portion of Holdings’ fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, certified by the chief executive officer, chief financial officer, treasurer or controller who is a Responsible Officer of Holdings as fairly presenting the financial condition, results of operations, Shareholders’ Equity and cash flows of Holdings and its Subsidiaries on a Consolidated and consolidating (i.e., entity-by-entity basis) 114 206718545 basis, subject only to normal year-end audit adjustments and the absence of footnotes. (ii) Within fifteen (15) Business Days of delivery of the quarterly financial statements described in the foregoing clause (i), projections for the remaining fiscal year on a quarterly basis, balance sheet, income statement, statement of cash flows, projected financial covenants and consolidated profit and loss statements, and a narrative explanation of any significant variances from the last set of projections and the draft or preliminary financial statements delivered to the Administrative Agent and the Lenders. (c) Business Plan and Budget. As soon as available, but in any event within sixty (60) days after the end of each fiscal year of Holdings, (i) an annual budget of Holdings and its Subsidiaries on a Consolidated basis and (ii) projected Consolidated balance sheets and statements of income or operations of Holdings and its Subsidiaries on a monthly basis for the immediately following fiscal year, prepared by management of Holdings, in form reasonably satisfactory to the Administrative Agent and the Required Lenders, of. (d) 13-Week Cash Flow Forecast. Within five (5) Business Days after the end of each monthbiweekly period ending prior to 13-Week Cash Flow Forecast End Date, commencing with the month ending August 31, 2024biweekly period starting June 23, 2025, a rolling 13-week consolidated cash flow forecast of Digital Turbine, Inc., Digital Turbine Media, Inc., Digital Turbine USA, Inc., Mobile Posse, Inc., AdColony, Inc., and AdColony Holdings US, Inc., DIGITAL TURBINE (IL) LTD, Digital Turbine (ILEMEA) Ltd and Fyber B.V. (the “Forecast Parties”), which shall be substantially in the form of Exhibit Q, depicting on a weekly basis cash receipts and disbursements, any transfer of funds to any Foreign Subsidiary (including, without limitation, by Investment, Disposition or Restricted Payment), cash balances and the loan balance for the 13-week period beginning on the Monday of the first week of such period (each such forecast, a “13-Week Cash Flow Forecast”), in a form reasonably satisfactory to the Administrative Agent, together with an analysis (commencing after the initial 13-Week Cash Flow Forecast utilizing the best available information at the time of the preparation of such analysis) of the actual amount of cash receipts and disbursements, funds transferred to any Foreign Subsidiary, cash balances and the loan balance of the Forecast Parties for the first four week segment, measured by line item, of the prior 13-Week Cash Flow Forecast that vary by more than 10% for the corresponding cash receipts and disbursements, amount of funds transferred to any Foreign Subsidiary, cash balances and the loan balance, as applicable, in the applicable 13-Week Cash Flow Forecast (the “Variance Analysis”); provided that, to the extent the amount of variance for any individual item does not exceed $100,000 (the “Immaterial Variance”), such Immaterial Variance shall be excluded from the Variance Analysis. Each delivery of a 13-Week Cash Flow Forecast shall be deemed to be a representation by the Forecast Parties that such 13-Week Cash Flow Forecast and Variance Analysis have been prepared based upon good faith estimates, calculations and assumptions that Holdings believes were reasonable at the time made (it being understood and agreed that such 13-Week Cash Flow Forecast is not to be viewed as fact, is not a guarantee of financial performance and that actual results 115 206718545 during the period or periods covered thereby may differ from such projected results and such differences may be material). (e) Monthly Reporting. (i) As soon as available, but in any event within fifteen (15) Business Days after the end of each calendar month, financial statements as at the end of such calendar month, including Consolidated balance sheets and statements of income or operations of Holdings and its Subsidiaries, prepared by management of Holdings, in form reasonably satisfactory to the Administrative Agent. (f) Further Reporting. (i) Commencing on June 23, 2025, and on the first Business Day of each week thereafter, cash flow reports, depicting on a weekly basis, cash receipts and disbursements, any transfer of funds to and from Digital Turbine (IL) Ltd, and/or Digital Turbine (EMEA) Ltd (including, without limitation, by Investment, Disposition or Restricted Payment), which reports shall be prepared by management of Holdings and/or the Financial Advisor, in form reasonably satisfactory to the Administrative Agent, and (ii) no later than June 23, 2025, an analysis and summary of the actual amount of cash receipts and disbursements, funds transferred to and from any such Subsidiary and cash balances of any such Subsidiary for the 90-day period immediately preceding June 23, 2025. As to any information contained in materials furnished pursuant to Section 6.02(e), Holdings shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of Holdings to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein. 6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders: (a) Compliance Certificate. Concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, treasurer or controller which is a Responsible Officer of Holdings. Unless the Administrative Agent or a Lender requests executed originals, delivery of the Compliance Certificate may be by electronic communication including fax or email and shall be deemed to be an original and authentic counterpart thereof for all purposes. (b) Updated Schedules. Concurrently with the delivery of the Compliance Certificate referred to in Section 6.02(a), the following updated Schedules to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct as of the date of such Compliance Certificate: Schedules 1.01(c), 5.10, 5.20(a), 5.20(b), 5.21(b), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g) and 5.21(h). 116 206718545

(c) Changes in Entity Structure. Within ten (10) days prior to any merger, consolidation, dissolution or other change in entity structure of any Loan Party or any of its Subsidiaries permitted pursuant to the terms hereof, use commercially reasonable efforts to provide notice of such change in entity structure to the Administrative Agent, along with such other information as reasonably requested by the Administrative Agent. Provide notice to the Administrative Agent, not less than ten (10) days prior (or such extended period of time as agreed to by the Administrative Agent) of any change in any Loan Party’s legal name, state of organization, or organizational existence. (d) Audit Reports; Management Letters; Recommendations. Promptly after any request by the Administrative Agent or any Lender, copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of any Loan Party by independent accountants in connection with the accounts or books of any Loan Party or any of its Subsidiaries, or any audit of any of them. (i) Draft Audit Reports. Promptly, and in no event more than three (3) Business Days of receipt of any draft audit reports and opinions from an independent certified public accountant, any and all such draft copies prepared by such accountant. (e) Annual Reports; Etc. Promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of Holdings, and copies of all annual, regular, periodic and special reports and registration statements which Holdings may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto. (f) Debt Securities Statements and Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to Section 6.01 or any other clause of this Section 6.02. (g) SEC Notices. Promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof. (h) Notices. Not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding such 117 206718545 instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request. (i) Environmental Notice. Promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that would reasonably be expected to have a Material Adverse Effect. (j) Anti-Money-Laundering; Beneficial Ownership Regulation. Promptly following any request therefor, information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act. (k) Beneficial Ownership. To the extent any Loan Party qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in the Beneficial Ownership Certification delivered to any Lender in relation to such Loan Party that would result in a change to the list of beneficial owners identified in such certification. (l) Additional Information. Promptly, such additional information regarding the business, financial, legal or corporate affairs (including the refinancing process) of any Loan Party or any Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request. Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, notwithstanding anything to the contrary contained herein or in any other Loan Document (including without limitation Section 11.02(b)(ii)(B)) shall be deemed to have been delivered on the date (i) on which Holdings posts such documents, or provides a link thereto on Holdings’ website on the Internet at the website address listed on Schedule 1.01(a); or (ii) on which such documents are posted on Holdings’ behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower shall notify the Administrative Agent (by fax transmission or e-mail transmission) of the posting of any such documents and, upon the request of the Administrative Agent, provide to the Administrative Agent by e-mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. 118 206718545

The Borrower hereby acknowledges that (i) the Administrative Agent and/or an Affiliate thereof may, but shall not be obligated to, make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”) and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (A) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, the Arrangers, the Documentation Agents, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (D) the Administrative Agent and any Affiliate thereof and the Arrangers and the Documentation Agents, shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” 6.03 Notices. Promptly, but in any event within five (5) Business Days, notify the Administrative Agent and each Lender: (a) of the occurrence of any Default; (b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any action, suit, dispute, litigation, investigation, proceeding or suspension involving any Loan Party or any Subsidiary or any of their respective properties and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws; (c) of the occurrence of any ERISA Event or of any similar or analogous circumstance under a Foreign Plan; 119 206718545

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof, including any determination by the Borrower referred to in Section 2.10(b); and (e) of any (i) occurrence of any Disposition of property or assets for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(i), (ii) Equity Issuance for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(ii), and (iii) receipt of any Extraordinary Receipt for which the Borrower is required to make a mandatory prepayment pursuant to Section 2.05(b)(iv). Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached. 6.04 Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness. 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect. 6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and 120 206718545

(b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. 6.07 Maintenance of Insurance. (a) Maintenance of Insurance. Maintain with financially sound and reputable insurance companies not Affiliates of the Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and all such insurance shall (i) provide for not less than thirty (30) days’ prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance, (ii) name the Administrative Agent as additional insured on behalf of the Secured Parties (in the case of liability insurance) or loss payee (in the case of property insurance), as applicable, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent; provided that, notwithstanding the foregoing, the Collateral and other property of the Borrower and the Subsidiaries may be covered by the insurance policies of Holdings, any other Loan Party or any Subsidiary, so long as the loss payable and additional insured endorsements benefitting the applicable Loan Parties and meeting the requirements set forth in Section 6.07(b) are provided. (b) Evidence of Insurance. Cause the Administrative Agent to be named as lenders’ loss payable or loss payee, as its interest may appear, and/or additional insured with respect of any such insurance providing liability coverage or coverage in respect of any Collateral, and cause, unless otherwise agreed to by the Administrative Agent, each provider of any such insurance to agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Administrative Agent that it will give the Administrative Agent thirty (30) days prior written notice before any such policy or policies shall be altered or cancelled (or ten (10) days prior notice in the case of cancellation due to the nonpayment of premiums). Annually, upon expiration of current insurance coverage, the Loan Parties shall provide, or cause to be provided, to the Administrative Agent, such evidence of insurance as required by the Administrative Agent, including, but not limited to: (i) copies of such insurance policies, (ii) evidence of such insurance policies (including, without limitation and as applicable, ACORD Form 28 certificates (or similar form of insurance certificate), and ACORD Form 25 certificates (or similar form of insurance certificate)), (iii) declaration pages for each insurance policy and (iv) lender’s loss payable endorsement if the Administrative Agent for the benefit of the Secured Parties is not on the declarations page for such policy. As requested by the Administrative Agent, the Loan Parties agree to deliver to the Administrative Agent an Authorization to Share Insurance Information. (c) Flood Insurance. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or 121 206718545

hereafter in effect or successor act thereto), then the Borrower shall, or shall cause each Loan Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Lenders, and the Borrower shall deliver to the Administrative Agent annual renewals of such flood insurance. In connection with any amendment to this Agreement pursuant to which any increase, extension, or renewal of Loans is contemplated, the Borrower shall cause to be delivered to the Administrative Agent for any Mortgaged Property, a completed “life of the loan” Federal Emergency Management Agency Standard Flood Hazard Determination, duly executed and acknowledged by the appropriate Loan Parties, and evidence of flood insurance, as applicable. 6.08 Compliance with Laws. Comply with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect. 6.09 Books and Records. Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Loan Party or such Subsidiary, as the case may be. 6.10 Inspection Rights. (a) Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower (in any case not less than two (2) Business Days); provided that, unless an Event of Default has occurred and is continuing at the time such visit, inspection or examination commences, the Loan Parties shall not be required to pay expenses relating to more than one such visit, inspection or examination in any twelve (12) consecutive month period; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice. (b) If requested by the Administrative Agent in its sole discretion, permit the Administrative Agent, and its representatives, upon reasonable advance notice to the Borrower, to conduct an annual audit of the Collateral at the expense of the Borrower. 122 206718545

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions for working capital and general corporate purposes not in contravention of any Law or of any Loan Document including, without limitation, for Permitted Acquisitions and capital expendituresCapital Expenditures. 6.12 Material Contracts. Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so. 6.13 Covenant to Guarantee Obligations. TheNo later than (i) September 30, 2025, the Loan Parties will cause each of their existing Subsidiaries (other than any CFC, FSHCO orForeign Subsidiary that is held directly or indirectly by a CFC) whether newly formed, after acquired or otherwise existing to promptly (and in any event withinnot a Material Foreign Subsidiary and other than any Foreign Subsidiary which is a Borrower) and (ii) thirty (30) days after suchany Subsidiary is formed or acquired (or other than any Foreign Subsidiary that is not a Material Foreign Subsidiary), the Loan Parties will cause such newly formed or after acquired Subsidiary (or, in each case, such longer period of time as agreed to by the Administrative Agent in its reasonable discretion)) to promptly become a Guarantor hereunder by way of execution of a Joinder Agreement; provided, however, no Foreign Subsidiary shall be required to become a Guarantor to the extent such Guaranty would result in a material adverse tax consequence for the Borrower. In connection therewith, the Loan Parties shall give notice to the Administrative Agent not less than ten (10) days prior to creating a Subsidiary (or such shorter period of time as agreed to by the Administrative Agent in its reasonable discretion), or acquiring the Equity Interests of any other Person. In connection with the foregoing, the Loan Parties shall deliver to the Administrative Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 4.01(b), (c), (e) and (f) and 6.14 and such other documents or agreements as the Administrative Agent may reasonably request, including without limitation, updated Schedules 1.01(c), 5.10, 5.12, 5.20(a), 5.20(b), 5.21(b), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g) and 5.21(h). 6.14 Covenant to Give Security. Except with respect to Excluded Property: (a) Equity Interests and Personal Property. Each Loan Party will cause the Pledged Equity and all of its tangible and intangible personal property now owned or hereafter acquired by it to be subject at all times to a first priority, perfected Lien (subject to Permitted Liens to the extent permitted by the Loan Documents) in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Secured Obligations pursuant to the terms and conditions of the Collateral Documents. Each Loan Party shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Administrative Agent. 123 206718545

(b) [reserved]. (c) Account Control Agreements. Each of the Loan Parties shall not open, or 180 days after the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion) maintain or otherwise have any deposit or other accounts (including securities accounts) at any bank or other financial institution, or any other account where money or securities are or may be deposited or maintained with any Person, other than (i) deposit accounts that are maintained at all times with depositary institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (ii) securities accounts that are maintained at all times with financial institutions as to which the Administrative Agent shall have received a Qualifying Control Agreement, (iii) deposit accounts established solely as payroll and other zero balance accounts and such accounts are held at Bank of America and (iv) other deposit accounts, so long as at any time the balance in any such account does not exceed $500,000 and the aggregate balance in all such accounts does not exceed $2,000,000. All deposit accounts (other than any established solely as payroll accounts) that have an average balance at any time in excess of $500,000 shall be subject to a Qualifying Control Agreement, and each of the Loan Parties shall use commercial reasonably efforts to promptly obtain, execute and deliver a Qualifying Control Agreement to the Administrative Agent with respect to any applicable deposit account that is not subject to a Qualifying Control Agreement as of the Fifth Amendment Effective Date. Notwithstanding anything to the contrary contained herein, from and after the Fifth Amendment Effective Date, so long as (x) no Event of Default shall have occurred and be continuing or (y) the aggregate balance held in the deposit accounts maintained by the New Borrower does not exceed $250,000 at any time, no Qualifying Control Agreement with respect to any applicable deposit account shall be required of the New Borrower; in the event of the circumstances set forth in either (or both of) clause (x) or clause (y) of this sentence, the New Borrower shall deliver to the Administrative Agent within thirty (30) days after the occurrence of the applicable event, the applicable Qualifying Control Agreement or Qualifying Control Agreements. (d) Material Real Property. At the Borrower’s expense, take all action either necessary or as reasonably requested by the Administrative Agent to ensure that the Collateral and Guarantee Requirement continues to be satisfied, including (i) not later than ninety (90) days after the acquisition by any Loan Party of any Material Real Property as determined by the Borrower (acting reasonably and in good faith) (or such longer period as the Administrative Agent may agree in writing in its discretion) that is required to be provided as Collateral pursuant to the Collateral and Guarantee Requirement, which property would not be automatically subject to another Lien pursuant to pre-existing Collateral Documents, cause such property to be subject to a Lien and Mortgage in favor of the Administrative Agent for the benefit of the Secured Parties and take, or cause the relevant Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect or record such Lien, in each case to the extent required by, and subject to the limitations and exceptions of, the Collateral and Guarantee Requirement and to otherwise comply with the requirements of the Collateral and Guarantee Requirement; and (ii) as promptly as practicable after the request therefor by the Administrative Agent, deliver to the Administrative Agent with respect to each such acquired Material Real Property, any 124 206718545 existing title reports, abstracts, surveys, appraisals or environmental assessment reports, to the extent available and in the possession or control of the Loan Parties or their respective Subsidiaries; provided, however, that there shall be no obligation to deliver to the Administrative Agent any existing environmental assessment report or appraisal whose disclosure to the Administrative Agent would require the consent of a Person other than the Loan Parties or one of their respective Subsidiaries, where, despite the commercially reasonable efforts of the Loan Parties or their respective Subsidiaries to obtain such consent, such consent cannot be obtained; provided, further, that no mortgage over such Material Real Property may be executed unless the Administrative Agent has received a Federal Emergency Management Agency Standard Flood Hazard Determination and all other information needed to satisfy its flood insurance requirements, in each case, with respect to such Material Real Property. (e) Updated Schedules. Concurrently with the delivery of any Collateral pursuant to the terms of this Section 6.14, the Borrower shall provide the Administrative Agent with the applicable updated Schedule(s): 5.20(a), 5.20(b), 5.21(b), 5.21(c), 5.21(d)(i), 5.21(d)(ii), 5.21(e), 5.21(f), 5.21(g) and 5.21(h). 6.15 Anti-Corruption Laws; Sanctions. Conduct its business in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other applicable anti-corruption legislation in other jurisdictions and with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with such laws and Sanctions. 6.16 [Reserved] 6.16 Monthly Calls. Participate in, and shall cause the Financial Advisor to participate in and shall cause Evercore, Inc. to participate in, monthly calls with the Administrative Agent and the Lenders commencing on the first Tuesday of the month following the Fifth Amendment Effective Date, or at other times and dates as mutually agreed to among the parties, to answer questions and provide updates regarding business operations (including with respect to any reports provided under Section 6.01(f) hereof, financial performance and refinancing process. 6.17 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances, documents and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder, (iv) including but not limited to Liens with respect to Intellectual Property and deposit accounts, and use commercially reasonable efforts to promptly 125 206718545 deliver any documents evidencing such validity, effectiveness and priority as set forth in Section 6.14 hereof, (iv) comply with Section 6.13 hereof, (v) maintain in favor of the Administrative Agent, for the benefit of the Secured Parties, insurance rights on the Collateral in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all Applicable Laws and (vvi) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so. If the Administrative Agent reasonably determines that it is required by Applicable Law to have appraisals prepared in respect of the Real Property of any Loan Party subject to a Mortgage constituting Collateral, the Borrower shall consent to the Administrative Agent obtaining appraisals that satisfy the applicable requirements of FIRREA. 6.18 Post-Closing Matters. (a) Without limiting the generality of Section 6.14 of this Agreement, the Borrowerand subject to Section 2.09(d) hereof, as applicable, the Loan Parties hereby agreesagree and covenantscovenant to deliver to the Administrative Agent the items described on Schedule 6.18 (as amended and restated on the Fifth Amendment Effective Date) on or before the applicable dates set forth on Schedule 6.18such Schedule, including, without limitation, the delivery of the Foreign Documents to the Administrative Agent by the applicable dates. (b) The Borrower hereby agrees and covenants to engage a Financial Advisor by no later than thirty (30) days after the Fifth Amendment Effective Date and deliver a copy of an engagement letter reasonably satisfactory to the Administrative Agent and the Lenders, which letter shall, among other things, contain a scope of services that includes the following: (i) advising on liquidity projection and management, (ii) analysis of forecasts and business plans delivered pursuant to Section 6.01 hereof, (iii) participation in monthly lender calls as set forth in Section 6.16 hereof, (iv) monitoring of covenant compliance and (v) provision of additional services as necessary. The Borrower further agrees and covenants to maintain the engagement of the Financial Advisor (or another Financial Advisor reasonably acceptable to the Administrative Agent and the Lenders and on substantially the same terms) through and including the repayment in full of the Secured Obligations. The Administrative Agent and its advisors shall be permitted to communicate directly at any time with the Financial Advisor, to discuss the business operations, financial performance and refinancing process of the Borrower. The Borrower acknowledges and agrees that, prior to the Fifth Amendment Effective Date, the Administrative Agent provided a list of preapproved financial advisory firms as well as the scope of services to be provided by the Financial Advisor. 6.19 Dutch Fiscal Unity. (a) A fiscal unity (fiscale eenheid) for Dutch corporate income tax and Dutch value added tax purposes, if any, shall consist of Dutch Loan Parties only. 126 206718545

(b) If at any time, a Dutch CIT Loan Party is a member of a Dutch CIT Fiscal Unity and such fiscal unity is, in respect of that Dutch CIT Loan Party, terminated (verbroken) or disrupted (beëindigd) as a result of or in connection with the Administrative Agent enforcing its rights under any Loan Document, the Dutch CIT Loan Party shall, at the request of the Administrative Agent and together with the parent company (moedermaatschappij) or deemed parent company (aangewezen moedermaatschappij) of that fiscal unity, for no consideration and as soon as reasonably practicable, lodge a request with the relevant taxing authority to allocate and surrender to the entities leaving the fiscal unity any tax losses (within the meaning of Article 20 of the Dutch CITA), any interest expenses available for carry forward (within the meaning of Article 15b(5) of the Dutch CITA) and/or Tax credit carry forward (within the meaning of Article 25a of the Dutch CITA), in each case to the extent such tax losses, interest carry forward and/or Tax credit carry forward are attributable (toerekenbaar) to such entities leaving the fiscal unity (within the meaning of Articles 15af, 15ahb and 15al of the Dutch CITA). ARTICLE VII NEGATIVE COVENANTS Each of the Loan Parties hereby covenants and agrees that on the Closing Date and thereafter until the Facility Termination Date, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly: 7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for the following (the “Permitted Liens”): (a) Liens pursuant to any Loan Document; (b) Liens existing on the Closing Date and listed on Schedule 7.01 and any renewals or extensions thereof, provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 7.02(j), (iii) the direct or any contingent obligor with respect thereto is not changed, and (iv) any renewal or extension of the obligations secured or benefited thereby is permitted by Section 7.02(j); (c) Liens for Taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP; provided, that, this Section 7.01(c) shall be subject to Section 8.01(m) hereof; (d) Statutory Liens such as: carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being 127 206718545 contested in good faith and by appropriate proceedings diligently conducted; provided that adequate reserves with respect thereto are maintained on the books of the applicable Person; (e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA; (f) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness; such deposits to secure the performance of leases include the deposits in the amount of New Israeli Sheqels 1,000,000 to secure certain rent obligations of Digital Turbine (IL) Ltd), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person; (h) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 8.01(h); (i) Liens securing Indebtedness permitted under Section 7.02(c); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost of the property being acquired on the date of acquisition; (j) non-exclusive licenses of trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights granted to third parties in the ordinary course of business and substantially consistent with past practice; (k) bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by the Borrower or any of its Subsidiaries with any Lender, in each case in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing solely the customary amounts owing to such bank with respect to cash management and operating account arrangements; provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness for borrowed money; (l) Liens existing on property of a Person existing as of the date such Person is acquired or merged with or into or consolidated with any Loan Party or Subsidiary or becomes a Subsidiary, in each case after the Closing Date; provided that (1) any Indebtedness secured thereby is permitted by Section 7.02(m), (2) such Liens cover solely the property of the Person that became a Subsidiary and are not expanded to cover 128 206718545 additional property (other than proceeds and products thereof and accessions thereto) and (3) such Liens are no more favorable to the lienholders than existing Liens in favor of the Administrative Agent; and (m) other Liens as to which the aggregate amount of obligations secured thereby do not exceed the lesser of $20,000,000 or such amount, after giving effect to such obligations secured by such other Liens, that would cause the Loan Parties to not be in Pro Forma Compliance with a Consolidated Secured Net Leverage Ratio of not greater than 3.00:1.00. 7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except: (a) Indebtedness under the Loan Documents; (b) Indebtedness outstanding on the Closing Date and listed on Schedule 7.02; (c) Indebtedness in respect of Capitalized Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets within the limitations set forth in Section 7.01(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding shall not exceed $10,000,0005,000,000; (d) Guarantees of the Original Borrower or any Subsidiary Guarantor in respect of Indebtedness otherwise permitted hereunder of the Borrower or any other Subsidiary Guarantor; (e) (i) unsecured intercompany Indebtedness among the Original Borrower and the Subsidiary Guarantors, (ii) unsecured intercompany Indebtedness among the non-Loan Party Subsidiaries and, (iii)(x) unsecured intercompany Indebtedness, existing on the Fifth Amendment Effective Date, among the New Borrower and non-Loan Party Subsidiaries and (y) unsecured intercompany Indebtedness among the New Borrower and the Loan Party Subsidiaries permitted by Section 7.03(c)(iii) and Section 7.03(k) and (iv) unsecured intercompany Indebtedness of a non-Loan Party Subsidiary owing to the Original Borrower or a Guarantor, so long as no Event of Default exists immediately prior to and no Default would exist immediately after giving effect to such intercompany Indebtedness; provided that, in each case of Indebtedness incurred pursuant to clause (e)(i) or (e)(iiiiv), such Indebtedness shall (1) to the extent required by the Administrative Agent, be evidenced by promissory notes which shall be pledged to the Administrative Agent as Collateral for the Secured Obligations in accordance with the terms of the Security Agreement, (2) be on terms (including subordination terms) acceptable to the Administrative Agent and (3) be otherwise permitted under the provisions of Section 7.03 (other than solely in reliance on clause (e) or (j) thereof) (such debt described in this clause (e), “Intercompany Debt”); 129 206718545

(f) unsecured Indebtedness of the Original Borrower or any Subsidiary in respect of performance bonds, bid bonds, appeal bonds, surety bonds and similar obligations, in each case provided in the ordinary course of business; (g) Indebtedness relating to premium financing arrangements for property and casualty insurance plans and health and welfare benefit plans (including health and workers compensation insurance, employment practices liability insurance and directors and officers insurance), in each case incurred in the ordinary course of business; provided that the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the year in which such Indebtedness is incurred and such Indebtedness is outstanding only during such year; (h) [reserved]; (i) Indebtedness which represents an extension, refinancing, or renewal of any of the Indebtedness described in clauses (b), (c) and (m) hereof; provided that (i) the principal and the interest rate is not increased at the time of such refinancing, renewal or extension, except that the principal thereof may be increased by an amount equal to unpaid accrued interest and a reasonable premium thereon plus other fees and expenses reasonably incurred, in connection with such refinancing, renewal or extension,(ii) any Liens securing such Indebtedness are not extended to any additional property of any Loan Party and such Indebtedness shall be secured on the same or junior basis to the Indebtedness that it refinances, (iii) the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, renewal or extension, (iv) such refinancing, renewal or extension does not result in a shortening of the maturity of the Indebtedness so extended, refinanced or renewed and (v) the terms of any such extension, refinancing, or renewal are not less favorable to the obligor thereunder than the original terms of such Indebtedness; (j) Indebtedness arising from the endorsement of instruments for collection in the ordinary course of business; (k) to the extent constituting Indebtedness, indemnification obligations incurred in connection with the Disposition of any business or assets permitted hereunder; and (l) Indebtedness incurred by the Borrower or any of its Subsidiaries in a Permitted Acquisition solely to the extent constituting indemnity obligations or obligations in respect of purchase price (including unsecured earnout obligations); (m) Indebtedness of a Person (other than a Loan Party or Subsidiary) outstanding or available to be borrowed or advanced (including, without limitation, under any factoring agreement not prohibited hereunder) as of the date such Person is acquired and becomes a Subsidiary or is merged with or into or consolidated with a Loan Party or Subsidiary, in each case to the extent permitted hereunder (including, for the avoidance of doubt, any such Indebtedness in connection with the Fyber Acquisition), provided that (i) such Indebtedness was not incurred by such Person in connection with, or in 130 206718545 contemplation of, such merger or acquisition, (ii) with respect to any such Person who becomes a Subsidiary, (A) no Loan Party or other Subsidiary is an obligor in respect of such Indebtedness, and (B) to the extent such Indebtedness is permitted to be secured hereunder, only the assets of such Subsidiary secure such Indebtedness and (iii) the aggregate principal amount of all such Indebtedness at any time outstanding does not exceed $50,000,000 or, after giving effect to such Indebtedness, the Loan Parties are in Pro Forma Compliance with a Consolidated Secured Net Leverage Ratio of not greater than 3.00:1.00; (n) obligations (contingent or otherwise) of any Loan Party or Subsidiary existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and not for speculative purposes and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; (o) unsecured Indebtedness in an unlimited amount, so long as (i) no Event of Default exists immediately prior to and no Default would exist immediately after giving effect to such Indebtedness; (ii) the Loan Parties are in Pro Forma Compliance, immediately prior to and immediately after giving effect to such Indebtedness, with a Consolidated Leverage Ratio of not greater than 4.50:1.00 (with any committed amounts then being incurred or established assumed to be fully drawn, but without netting the proceeds from any such Indebtedness); and (iii) such Indebtedness shall (A) not mature earlier than the latest Maturity Date at the time of incurrence of such Indebtedness, (B) have a Weighted Average Life to Maturity not shorter than the then-remaining Weighted Average Life to Maturity of the Facilities, (C) not be incurred or guaranteed at any time by a Person that is not a Guarantor and (D) with respect to financial covenant provisions, have terms no more restrictive to Holdings and its Subsidiaries than those set forth in this Agreement; (p) other unsecured Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; and (q) Indebtedness in connection with treasury or cash management services, including treasury, depository, overdraft, credit or debit card, purchasing cards, electronic funds transfer, cash pooling arrangements, netting services and other cash management arrangements of the Borrower or any Subsidiary, in each case, incurred in the ordinary course of business. 7.03 Investments. Make or hold any Investments, except: (a) Investments held by the Borrower and its Subsidiaries in the form of cash or Cash Equivalents; 131 206718545

(b) advances to officers, directors and employees of the Borrower and Subsidiaries in an aggregate amount not to exceed $1,000,000 at any time outstanding, for travel, entertainment, relocation and analogous ordinary business purposes;[reserved]; (c) (i) Investments by the Borrower and its Subsidiaries in their respective Subsidiaries outstanding on the ClosingFifth Amendment Effective Date, including, without limitation, the entities acquired pursuant to the AdColony Acquisition constituting Subsidiaries of Holdings hereunder, from and after such Acquisition, (ii) additional Investments by the Original Borrower and its Subsidiaries in Loan Parties, and (iii) additional Investments by (x) Subsidiaries of the Borrower that are not Loan Parties in other Subsidiaries that are not Loan Parties and (ivy) additional Investments by the Loan Parties in wholly-owned Subsidiaries that are not Loan Parties; provided that no Investment may be made pursuant to this clause (c)(iviii) if (A) an Event of Default has occurred and is continuing or a Default would result therefrom, or (B) the aggregate amount of Investments made pursuant to this clause (c)(iviii) during each fiscal year (other than revenue sharing payments to foreign contractual revenue partners, publisher revenue share, media partner bidding and platform fees that pass through Foreign Subsidiaries) shall exceed, or would exceed after giving effect to such Investment, the greater of (1) $10,000,00035,000,000 and (2) 10% of Trailing Four Quarter Consolidated EBITDA; (d) Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss; (e) Guarantees permitted by Section 7.02 (other than solely in reliance on clause (e) thereof); (f) Investments existing or committed to be made on the ClosingFifth Amendment Effective Date (other than those referred to in Section 7.03(c)(i)) and set forth on Schedule 7.03; (g) Investments by the(other than Investments made pursuant to Section 7.03(c) or Section 7.03(k), as applicable) by the Original Borrower andin its Subsidiaries (including, for the avoidance of doubt, in wholly-owned Subsidiaries that are not Loan Parties), in an aggregate amount not to exceed $20,000,000 at any time outstanding, which amount shall not apply in the event the Investment is an Acquisition, in each case so long as: (i) no Event of Default shall then exist and no Default would exist after giving effect thereto; (ii) the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to such Investment on a Pro Forma Basis, the Loan Parties are in Pro Forma Compliance with (x) each of the 132 206718545 financial covenants set forth in Section 7.11, provided that the numerator of the Consolidated Secured Net Leverage Ratio shall be at least 0.25 less than the then applicable maximum level set forth in Section 7.11, calculated using the same Measurement Period used to determine Pro Forma Compliance and (y) a Consolidated Secured Net Leverage Ratio of not greater than 3.253.00:1.00, provided that during a Leverage Increase Period the maximum Consolidated Secured Net Leverage Ratio shall be 3.503.25:1.01.00; and (iii) if such Investment is an Acquisition, (A) the Target is a type of business (or assets used in a type of business) permitted to be engaged in by the Borrower and its Subsidiaries pursuant to the terms of this Agreement; (B) the Administrative Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such Acquisition) a first priority perfected security interest (subject to Permitted Liens) in all property (including, without limitation, Equity Interests) acquired with respect to the Target to the extent required by the terms of Section 6.14 and the Target, if a Person, shall have executed a Joinder Agreement to the extent required by the terms of Section 6.13; (C) the Administrative Agent and the Lenders shall have received not less than thirty (30) days prior to the consummation of any such Acquisition (1) a description of the material terms of such Acquisition, and (2) not less than five (5) Business Days prior to the consummation of any Acquisition with a purchase price in excess of $50,000,000, a Permitted Acquisition Certificate, executed by a Responsible Officer of the Borrower certifying that such Acquisition complies with the requirements of this Agreement and providing notice of whether the Borrower elects to commence a Leverage Increase Period in accordance with Section 7.11(a); and (D) such Acquisition shall not be a “hostile” Acquisition and shall have been approved by the board of directors (or equivalent) and/or shareholders (or equivalent) of the applicable Loan Party and the Target; (h) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business; (i) Investments held by a Person (other than a Loan Party or Subsidiary) as of the date such Person is acquired and becomes a Subsidiary or is merged with or into or consolidated with a Loan Party or Subsidiary, in each case to the extent permitted hereunder, provided that (i) such Investments were not made, in any case, by such Person in connection with, or in contemplation of, such Permitted Acquisition, and (ii) with 133 206718545 respect to any such Person which becomes a Subsidiary, such Subsidiary remains the only holder of such Investment; (j) to the extent constituting an Investment, transactions permitted under Section 7.02 (other than solely in reliance on clause (e) thereof), Section 7.04 (other than solely in reliance on clause (g) thereof) and Section 7.06; and (k) other Investments not exceeding $25,000,0005,000,000 in the aggregate in any fiscal year of Holdings; provided no such Investment may be made pursuant to this clause (k) if an Event of Default has occurred and is continuing or would result therefrom. provided, that, in no event shall the Borrower or any Subsidiary make any Investment in a Person that is not a Loan Party (including any transfer from a Loan Party to a non-Loan Party) consisting in whole or in part of (i) IP Rights of the Borrower and its Subsidiaries that are material to the business of the Borrower and its Subsidiaries taken as a whole (as reasonably determined by the Borrower) (such IP Rights, “Material IP Rights”) or (ii) any other Material Asset. 7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom: (a) any Subsidiary may merge with (i) the Borrower; provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more other Subsidiaries, provided that when any Loan Party (other than Holdings) is merging with another Subsidiary, such Loan Party shall be the continuing or surviving Person; (b) any Loan Party may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Loan Party (other than Holdings and other than the New Borrower); (c) any Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to (i) another Subsidiary that is not a Loan Party or (ii) to a Loan Party (other than Holdings); (d) in connection with any Permitted Acquisition, any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that (i) the Person surviving such merger shall be a wholly-owned Subsidiary of the Borrower and (ii) in the case of any such merger to which any Loan Party (other than Holdings) is a party, such Loan Party is the surviving Person; (e) each of the Borrower and any of its Subsidiaries may merge into or consolidate with any other Person (other than the New Borrower) or permit any other Person (other than the New Borrower) to merge into or consolidate with it; provided, 134 206718545 however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Borrower is a party, the Borrower (other than the New Borrower) is the surviving Person and (ii) in the case of any such merger to which any Loan Party (other than Holdings or the Borrower (including the New Borrower)) is a party, such Loan Party is the surviving Person; (f) the Borrower and its Subsidiaries may make Dispositions permitted by Section 7.05 (other than solely in reliance on clause (d) thereof); (g) any Investment permitted by Section 7.03(g) or (k) may be structured as a merger, consolidation or amalgamation; and (h) any Subsidiary (other than a Borrower) may dissolve, liquidate or wind up its affairs if it owns no material assets, engages in no business and otherwise has no activities other than activities related to the maintenance of its existence and good standing. provided, that, in no event shall any Borrower or other Loan Party be owned by any Subsidiary of Holdings that is not a Loan Party. 7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except: (a) Permitted Transfers; (b) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business; (c) Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property; (d) Dispositions permitted by Section 7.04 (other than solely in reliance on clause (f) thereof) and, to the extent constituting a Disposition, (i) Investments permitted by Section 7.03, (ii) Restricted Payments permitted by Section 7.06 and (iii) Equity Issuances and other equity issuances, in each case, of Holdings not expressly prohibited herein; (e) non-exclusive licenses of trademarks, service marks, trade names, copyrights, patents, patent rights, trade secrets, know-how, franchises, licenses and other intellectual property rights in the ordinary course of business and substantially consistent with past practice; 135 206718545

(f) the lapse of registered patents, trademarks and other Intellectual Property to the extent not material in the conduct of its business and so long as such lapse is not materially adverse to the interests of the Administrative Agent and the Lenders; (g) the discount, write-off or Disposition of accounts receivable overdue by more than one hundred twenty (120) days or the sale of any such accounts receivable for the purpose of collection to any collection agency, in each case in the ordinary course of business; (h) the unwinding of any Swap Contract so long as the Swap Termination Value associated therewith does not exceed $5,000,000; (i) other Dispositions (other than Dispositions made pursuant to another clause under this Section subject to a maximum limit) so long as (i) the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the property disposed of, (ii) [reserved], (iii) such transaction does not involve the sale or other disposition of a minority or preferred Equity Interests in any Subsidiary, (iv) such transaction does not involve a sale or other disposition of receivables other than receivables owned by or attributable to other property concurrently being disposed of in a transaction otherwise permitted under this Section 7.05, and (v) the aggregate net book value of all of the assets sold or otherwise disposed of by the Loan Parties and their Subsidiaries in all such transactions in any fiscal year of Holdings shall not exceed $10,000,000; and (j) sales, transfers or other dispositions of accounts receivable in connection with receivables factoring arrangements in the ordinary course of business that are permitted to be assumed pursuant to Section 7.02(m); provided, that, in no event shall the Borrower or any Subsidiary Dispose of (i), or exclusively license, to a Person that is not a Loan Partythe Original Borrower (including any transfer from a Loan Party to a non-Loan Party) Material IP Rights or (ii) any other Material Asset. 7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, so long as no Event of Default shall have occurred and be continuing at the time of any action described below and no Default would result therefrom: (a) each Subsidiary may make Restricted Payments to any Person that owns Equity Interests in such Subsidiary, ratably according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made; (b) the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in common Equity Interests of such Person; 136 206718545

(c) the Borrower (other than the New Borrower) may make other Restricted Payments so long as the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the making of such Restricted Payment on a Pro Forma Basis, the Loan Parties are in Pro Forma Compliance with (i) each of the financial covenants set forth in Section 7.11 and (ii) a Consolidated Secured Net Leverage Ratio of not greater than 3.253.00:1.00, provided that during a Leverage Increase Period the maximum Consolidated Secured Net Leverage Ratio shall be 3.503.25:1.00; (d) the Borrower may make regularly scheduled payments (including the final payment) in respect of earnout obligations so long as the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to such payment on a Pro Forma Basis, the Loan Parties shall be in Pro Forma Compliance with each of the financial covenants set forth in Section 7.11; (e) the Borrower and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new common Equity Interests; and (f) the Borrower and each Subsidiary may pay withholding or similar taxes payable by any future, present or former employee, director or officer (or any spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees of any of the foregoing) in connection with any repurchases of Equity Interests or the exercise of stock options. provided, that, in no event shall the Borrower or any Subsidiary make any Restricted Payment to a Person that is not a Loan Party (including any transfer from a Loan Party to a non-Loan Party) consisting in whole or in part of (i) Material IP Rights or (ii) any other Material Asset. 7.07 Change in Nature of Business. Engage in any material line of business substantially different from or not complementary to those lines of business conducted by the Borrower and its Subsidiaries on the Closing Date or any business substantially related or incidental thereto or representing a reasonable expansion thereof. 7.08 Transactions with Affiliates. Enter into or permit to exist any transaction or series of transactions with any officer, director or Affiliate of such Person other than (a) advances of working capital to any Loan Party, (b) transfers of cash and assets to any Loan Party, (c) transactions expressly permitted among Holdings and its Subsidiaries and between such Subsidiaries by this Agreement, (d) normal and reasonable compensation and reimbursement of expenses of officers and directors and (e) except as otherwise specifically limited in this Agreement, other transactions which are entered into on terms and conditions substantially at least as fair, reasonable and favorable to such Person as would be obtainable by it in a comparable arm’s length transaction with a Person other than an officer, director or Affiliate. 7.09 Burdensome Agreements. Enter into, or permit to exist, any Contractual Obligation that: 137 206718545

(a) encumbers or restricts the ability of any such Person to (i) to act as a Loan Party; (ii) make Restricted Payments to any Loan Party, (iii) pay any Indebtedness or other obligation owed to any Loan Party, (iv) make loans or advances to any Loan Party, or (v) create any Lien upon any of their properties or assets, whether now owned or hereafter acquired, or (b) requires the grant of any Lien on property for any obligation if a Lien on such property is given as security for the Secured Obligations, except, in each case of the foregoing clauses (a) and (b) (unless specifically noted otherwise): (i) this Agreement and the other Loan Documents (ii) in the case of clause (a)(v) only, for any document or instrument governing Indebtedness incurred pursuant to Section 7.02(c); provided that any such restriction contained therein relates only to the asset or assets constructed or acquired in connection therewith; (iii) negative pledges and restrictions on Liens in favor of any holder of Indebtedness permitted under Section 7.02 but solely to the extent any negative pledge relates to (i) the property financed by such Indebtedness and the proceeds and products thereof or (ii) the property of the Borrower and its Subsidiaries so long as the agreements governing such Indebtedness permit the Liens securing the Obligations; (iv) customary restrictions on the assignment of leases, licenses and other agreements; (v) any agreement in effect at the time any Person becomes a Subsidiary of a Loan Party, so long as such agreement was not entered into solely in contemplation of such Person becoming a Subsidiary or, in any such case, that is set forth in any agreement evidencing any amendments, restatements, supplements, modifications, extensions, renewals and replacements of the foregoing, so long as only applicable to such Subsidiary and does not otherwise expand in any material respect the scope of any restriction or condition contained therein; (vi) customary provisions in joint venture agreements to the extent entered into in connection with any Investment permitted by Section 7.03; and (vii) customary restrictions (as reasonably determined by the Borrower) on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business. 7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose. 138 206718545

7.11 Financial Covenants.

(a) Consolidated Secured Net Leverage Ratio. Permit the Consolidated Secured Net Leverage Ratio as of the end of (i) the Measurement Period of Holdings ending with the fiscal quarter ~~endingJune~~ending June 30, 2024, to be greater ~~than5.25~~than 5.25:1.00, (ii) the Measurement Period of Holdings ending with the fiscal quarter ~~endingSeptember~~ending September 30, 2024, to be greater ~~than6.25~~than 6.25:1.00, (iii) the Measurement Period of Holdings ending with the fiscal quarter ending December 31, 2024, to be greater than 6.50:1.00, (iv) the Measurement Period of Holdings ending with the fiscal quarter ending March 31, 2025, to be greater than 5.50:1.00, (v) the Measurement Period of Holdings ending with the fiscal quarter ending June 30, 2025, to be greater than ~~4.50~~5.25:1.00, (vi) the Measurement Period of Holdings ending with the fiscal quarter ending September 30, 2025, to be greater ~~than4.25~~than 5.00:1.00, (vii) the Measurement Period of Holdings ending with the fiscal quarter ending December 31, 2025, to be greater than ~~3.75~~4.75:1.00, (viii) the Measurement Period of Holdings ending with the fiscal quarter ending March 31, 2026, to be greater than 4.50:1.00 and (~~viii~~ix) any Measurement Period of Holdings ending with any fiscal quarter ending thereafter, to be greater than ~~3.50~~4.00:1.00. Notwithstanding the foregoing, commencing with the fiscal quarter ending December 31, 2025 and subject to Pro Forma Compliance with a Consolidated Secured Net Leverage Ratio of not greater than 3.50:1.00 on the date of such notice, at the sole election of the Borrower and upon notice thereof to the Administrative Agent pursuant to the Borrower's delivery of a Permitted Acquisition Certificate pursuant to Section 7.03(g)(iii)(C) (or, with respect to each of the AdColony Acquisition and the Fyber Acquisition, pursuant to a Permitted Acquisition Certificate delivered to the Administrative Agent not less than five (5) Business Days prior to the consummation of such Acquisition), the maximum permitted Consolidated Secured Net Leverage Ratio shall be increased to 4.00:1.00 in connection with any Permitted Acquisition consummated on or after the Closing Date with aggregate consideration (including, without duplication, the assumption or incurrence of Indebtedness and all earnout obligations in connection with such Acquisition) equal to or in excess of $50,000,000, which such increase shall be applicable for the fiscal quarter in which such Acquisition is consummated and the three consecutive fiscal quarters thereafter (such period, a "*Leverage Increase Period*"); *provided* that, after the first Leverage Increase Period, no subsequent Leverage Increase Period shall take effect hereunder unless at least two consecutive fiscal quarters without an increase to the Consolidated Secured Net Leverage Ratio shall have elapsed since the expiration of the prior Leverage Increase Period.

(b) Consolidated ~~Interest~~Fixed Charge Coverage Ratio. Permit the Consolidated ~~Interest~~Fixed Charge Coverage Ratio as of the end of (i) the Measurement Period of Holdings ending with the fiscal quarter ending June 30, ~~2024, to be less than 2.15:1.00, (ii) the Measurement Period of Holdings ending with the fiscal quarter ending September 30, 2024, to be less than 1.80:1.00, (iii) the Measurement Period of Holdings ending with the fiscal quarter ending December 31, 2024, to be less than 1.65:1.00, (iv) the Measurement Period of Holdings ending with the fiscal quarter ending March 31,~~ 2025, to be less than ~~1.90~~1.10:1.00, (~~v) the Measurement Period of Holdings ending with the fiscal quarter ending June 30, 2025, to be less than 2.25:1.00, (vi~~ii) the Measurement

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Period of Holdings ending with the fiscal quarter ending September 30, 2025, to be less than 2.501.20:1.00, (viiiii) the Measurement Period of Holdings ending with the fiscal quarter ending December 31, 2025, to be less than 2.751.20:1.00 and (iv) anythe Measurement Period of Holdings ending with the fiscal quarter ending March 31, 2026 and any fiscal quarter ending thereafter, to be less than 3.001.30:1.00. 7.12 Amendments of Organization Documents; Fiscal Year; Legal Name, State of Formation; Form of Entity and Accounting Changes. (a) Amend any of its Organization Documents, other than amendments, modifications and waivers that are not materially adverse to the interests of the Administrative Agent or the Lenders; (b) change its fiscal year; (c) without providing ten (10) days prior written notice to the Administrative Agent (or such extended period of time as agreed to by the Administrative Agent), change its name, state of formation, form of organization or principal place of business; or (d) make any change in accounting policies or reporting practices, except as permitted by GAAP or SEC rules, regulations or guidelines. 7.13 Sale and Leaseback Transactions. Enter into any Sale and Leaseback Transaction. 7.14 Prepayments, Etc. of Junior Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy or obligate itself to do so prior to the scheduled maturity thereof in any manner (including by the exercise of any right of setoff) (a “Junior Debt Prepayment”), or make any payment in violation of any subordination, standstill or collateral sharing terms of, or of any document governing any Junior Indebtedness, except (a) [reserved], (b) regularly scheduled or required repayments or redemptions of Junior Indebtedness under the Indebtedness set forth in Schedule 7.02 and refinancings and refundings of such Junior Indebtedness in compliance with Section 7.02(i) and (c) other Junior Debt Prepayments so long as the Loan Parties demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to such Junior Debt Prepayment on a Pro Forma Basis, the Loan Parties are in Pro Forma Compliance with (i) each of the financial covenants set forth in Section 7.11 and (ii) a Consolidated Secured Net Leverage Ratio of not greater than 3.25:1.00, provided that during a Leverage Increase Period the maximum Consolidated Secured Net Leverage Ratio shall be 3.50:1.00. 7.15 Amendment, Etc. of Junior Indebtedness. Amend, modify or change in any manner any term or condition of any Junior Indebtedness if such amendment or modification would add or change any terms in a manner adverse to any Loan Party or any Subsidiary, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled, unless such maturity or such payment date is at least twelve (12) months after the Maturity Date, or increase the interest rate applicable thereto. 140 206718545

7.16 Sanctions. Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension, or lend, contribute or otherwise make available such Credit Extension or the proceeds of any Credit Extension to any Person, to fund any activities of or business with any Person, that, at the time of such funding, is the subject of Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as Lender, Arranger, Documentation Agent, Administrative Agent, L/C Issuer, Swingline Lender, or otherwise) of Sanctions. 7.17 Anti-Corruption Laws. Directly or indirectly, use any Credit Extension or the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other anti-corruption legislation in other jurisdictions. 7.18 Outbound Investment Rule. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person”, as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction”, as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. 7.19 No Credit Extensions Until Delivery of Foreign Documents. Without limiting any obligation of the New Borrower hereunder, in no event shall the New Borrower make a Request for Credit Extension, and in no event shall a Credit Extension be made to the New Borrower, until and unless the Loan Parties have delivered to the Administrative Agent all of the completed, fully-executed Foreign Documents, including the Foreign Collateral Perfection Documents, pursuant to the terms and conditions set forth in Section 6.18 and Schedule 6.18. 7.20 No Transfers Outside of Ordinary Course. Notwithstanding anything to the contrary herein or the Fifth Amendment, in no event shall the Original Borrower, the New Borrower, Digital Turbine (IL) Ltd, and/or Digital Turbine (EMEA) Ltd undertake (either unilaterally, as between or among them, whether directly or indirectly) any transaction or transfer, or series of related transactions or transfers, of any type, nature or value (including, without limitation, the granting by Digital Turbine (IL) Ltd and or Digital Turbine (EMEA) Ltd of any Lien) that is outside of the ordinary course of business as determined with reference to the fiscal quarter ended March 31, 2025. ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES 8.01 Events of Default. Any of the following shall constitute an event of default (each, an “Event of Default”): 141 206718545

(a) Non-Payment. The Borrower or any other Loan Party fails to pay (i) pay, when and as required to be paid herein, (1) any amount of principal of any Loan or any L/C Obligation or, (2) the Fifth Amendment Fee or (3) the Administrative Collateral Monitoring Fee, (ii) deposit, when and as required to be made herein, any funds as Cash Collateral in respect of L/C Obligations, or (iiiii) pay, within three (3) days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder (other than the Fifth Amendment Fee and the Administrative Collateral Monitoring Fee), or (iiiiv) within five (5) days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or (b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02, 6.03, 6.05(a) (with respect to the Borrower only), 6.10, 6.11, 6.13, 6.15, 6.16, 6.17, 6.18 (other than the delivery of Foreign Documents), Article VII, or Article X or paragraph 7 of Schedule 6.18; or. (c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days; or (d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made; or (e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or Cash Collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Subsidiary thereof is the defaulting party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or 142 206718545 any Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount; or (f) Insolvency Proceedings, Etc. Any Loan Party or any Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes a general assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or (g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any order, writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within sixty (60) days after its issue or levy; or (h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer has been notified of the potential claim and does not dispute coverage), or (ii) any one or more non-monetary final judgments that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of ten (10) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or (i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or (j) Invalidity of Loan Documents. Any provision of any Loan Document that materially affects the rights and remedies of the Administrative Agent or the Lenders with respect to the Loan Parties, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of 143 206718545 all Obligations arising under the Loan Documents, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or it is or becomes unlawful for a Loan Party to perform any of its obligations under the Loan Documents; or (k) Collateral Documents. (i) Any Collateral Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason (other than by reason of the express release thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby, except to the extent any loss of perfection or priority results from the failure of the Administrative Agent to maintain possession of Collateral actually delivered to it and pledged under the Collateral Documents or to file initial Uniform Commercial Code financing statements or continuation statements or (ii) any Loan Party shall assert the invalidity of such Liens; or (l) Change of Control. There occurs any Change of Control.; or (m) Perfection of Tax Liens. The initial perfection, for the first time from and after the Fifth Amendment Effective Date, of any lien that secures a claim for non-payment of Taxes in an amount in excess of $500,000 (in the aggregate across any and all such liens), regardless of whether such lien is being contested in good faith or whether such lien is a Permitted Lien under this Agreement, including under Section 7.01(c) or Section 7.01(m) hereof. Without limiting the provisions of Article IX, if a Default shall have occurred under the Loan Documents, then such Default will continue to exist until it either is cured (to the extent specifically permitted) in accordance with the Loan Documents or is otherwise expressly waived by Administrative Agent (with the approval of requisite Appropriate Lenders (in their sole discretion)) as determined in accordance with Section 11.01; and once an Event of Default occurs under the Loan Documents, then such Event of Default will continue to exist until it is expressly waived by the requisite Appropriate Lenders or by the Administrative Agent with the approval of the requisite Appropriate Lenders, as required hereunder in Section 11.01. 8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions: (a) declare the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; (b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, 144 206718545 demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; (c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the Minimum Collateral Amount with respect thereto); and (d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or Applicable Law or equity; provided, however, that upon the occurrence of an event described in Section 8.01(f) with respect to the Borrower, the Commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender. 8.03 Application of Funds. (a) After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02) or if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Secured Obligations then due hereunder, any amounts received on account of the Secured Obligations shall, subject to the provisions of Sections 2.14 and 2.15, be applied by the Administrative Agent in the following order: First, to payment of that portion of the Secured Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such; Second, to payment of that portion of the Secured Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this Second clause payable to them; Third, to payment of that portion of the Secured Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Secured Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this Third clause payable to them; Fourth, to payment of that portion of the Secured Obligations constituting unpaid principal of the Loans, L/C Borrowings and Secured Obligations then owing under 145 206718545

Secured Hedge Agreements and Secured Cash Management Agreements and to the to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.14, in each case ratably among the Administrative Agent, the Lenders, the L/C Issuer, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this Fourth clause held by them; and Last, the balance, if any, after all of the Secured Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law. (b) Subject to Sections 2.03(c) and 2.14, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to the Fourth clause above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Secured Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Loan Party shall not be paid with amounts received from such Loan Party or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Secured Obligations otherwise set forth above in this Section 8.03. (c) Notwithstanding the foregoing, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application described above if the Administrative Agent has not received a Secured Party Designation Notice, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto. ARTICLE IX ADMINISTRATIVE AGENT 9.01 Appointment and Authority. (a) Appointment. Each of the Lenders and the L/C Issuer hereby irrevocably appoints, designates and authorizes Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article IX are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third 146 206718545 party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. (b) Collateral Agent. The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank, and a potential Cash Management Bank) and the L/C Issuer hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and the L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. 9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial, advisory, underwriting or other business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto. 9.03 Exculpatory Provisions. (a) The Administrative Agent (including, without limitation, in its capacity as “collateral agent”) or the Arrangers or Documentation Agents, as applicable, shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent or the Arrangers or Documentation Agents, as applicable, and its Related Parties: 147 206718545

(i) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing; (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and (iii) shall not have any duty or responsibility to disclose, and shall not be liable for the failure to disclose, to any Lender or the L/C Issuer any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates that is communicated to, or in the possession of, the Administrative Agent, Arrangers or Documentation Agents or any of their Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein. (b) Neither the Administrative Agent nor any of its Related Parties shall be liable for any action taken or not taken by the Administrative Agent under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary), or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the BorrowerHoldings, a Lender or the L/C Issuer. (c) Neither the Administrative Agent nor any of its Related Parties have any duty or obligation to any Lender or participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of 148 206718545 any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. 9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall be fully protected in relying and shall not incur any liability for relying upon, any notice, request, certificate, communication, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections. 9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided hereunder as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents. 9.06 Resignation of Administrative Agent. (a) Notice. The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United 149 206718545

States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. (b) Effect of Resignation. With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article XI and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring Administrative Agent was acting as Administrative Agent and (B) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including, without limitation, (1) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Secured Parties and (2) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent. (c) L/C Issuer and Swingline Lender. Any resignation by Bank of America as Administrative Agent pursuant to this Section 9.06 shall also constitute its resignation as L/C Issuer and Swingline Lender. If Bank of America resigns as the L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with 150 206718545 respect to all Letters of Credit outstanding as of the effective date of its resignation as the L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment by the Borrower of a successor L/C Issuer or Swingline Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as applicable, (ii) the retiring L/C Issuer and Swingline Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue Letters of Credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. 9.07 Non-Reliance on Administrative Agent, the Arrangers or Documentation Agents and the Other Lenders. Each Lender and the L/C Issuer expressly acknowledges that none of the Administrative Agent nor the Arrangers or Documentation Agents has made any representation or warranty to it, and that no act by the Administrative Agent or the Arrangers or Documentation Agents hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or the Arrangers or Documentation Agents to any Lender or the L/C Issuer as to any matter, including whether the Administrative Agent or the Arrangers or Documentation Agents have disclosed material information in their (or their Related Parties’) possession. Each Lender and the L/C Issuer represents to the Administrative Agent and the Arrangers and Documentation Agents that it has, independently and without reliance upon the Administrative Agent, the Arrangers or Documentation Agents, any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arrangers or Documentation Agents, any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and the L/C Issuer represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) it is engaged in making, acquiring or holding commercial 151 206718545 loans in the ordinary course and is entering into this Agreement as a Lender or L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and the L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and the L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. 9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the titles listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, the Arrangers or Documentation Agents, a Lender or the L/C Issuer hereunder. 9.09 Administrative Agent May File Proofs of Claim; Credit Bidding. (a) In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.03(h) and (i), 2.09, 2.10(b) and 11.04) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative 152 206718545

Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09, 2.10(b) and 11.04. (b) Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding. (c) The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Secured Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (i) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (ii) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any Applicable Law. In connection with any such credit bid and purchase, the Secured Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Secured Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (A) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (B) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (e) of Section 11.01 of this Agreement), and (C) to the extent that Secured Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Secured Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Secured Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Secured Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. 153 206718545

9.10 Collateral and Guaranty Matters. (a) Each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and the L/C Issuer irrevocably authorize the Administrative Agent, at its option and in its discretion, (i) to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the Facility Termination Date, (ii) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Loan Document, or (iii) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 11.01; (ii) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01(i); and (iii) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents. (b) Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10. (c) The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral. 9.11 Secured Cash Management Agreements and Secured Hedge Agreements. Except as otherwise expressly set forth in the Guaranty or any Collateral Document, no Cash Management Bank or Hedge Bank that obtains the benefit of the provisions of Section 8.03, the Guaranty or any Collateral by virtue of the provisions hereof or the Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or 154 206718545 modification of the provisions hereof or of the Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements except to the extent expressly provided herein and unless the Administrative Agent has received a Secured Party Designation Notice of such Secured Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Secured Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements in the case of a Facility Termination Date. 9.12 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: (i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84–14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95–60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90–1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91–38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96–23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84–14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the 155 206718545 requirements of sub-sections (b) through (g) of Part I of PTE 84–14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84–14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless either (1) clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto). 9.13 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender or the L/C Issuer (each, a “Credit Party”), whether or not in respect of an Obligation due and owing by the Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Credit Party receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Credit Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Credit Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Credit Party promptly upon determining that any payment made to such Credit Party comprised, in whole or in part, a Rescindable Amount. 9.14 Parallel Debt. (a) Each Loan Party hereby irrevocably and unconditionally undertakes to pay (each such payment undertaking by a Loan Party, a “Parallel Debt”) to the 156 206718545

Administrative Agent amounts equal to the amounts due by that Loan Party in respect of its Corresponding Obligations as they may exist from time to time. (b) The Parallel Debt of each Loan Party will be payable in the currency of the Corresponding Obligations and will become due and payable as and when and to the extent the relevant Corresponding Obligations become due and payable. An Event of Default in respect of the Corresponding Obligations shall constitute a default (verzuim) within the meaning of section 3:248 of the Dutch Civil Code with respect to the Parallel Debts without any notice being required. (c) Each of the parties to this Agreement hereby acknowledges that: (i) each Parallel Debt constitutes an undertaking, obligation and liability to the Administrative Agent which is separate and independent from, and without prejudice to, the Corresponding Obligations of the relevant Loan Party; and (ii) each Parallel Debt represents the Administrative Agent's own separate and independent claim to receive payment of the Parallel Debt from the relevant Loan Party, it being understood, in each case, that pursuant to this paragraph (c), the amount which may become payable by each Loan Party by way of Parallel Debts shall not exceed at any time the total of the amounts which are payable under or in connection with the Corresponding Obligations of that Loan Party at such time. (d) An amount paid by a Loan Party to the Administrative Agent in respect of the Parallel Debt will discharge the liability of the Loan Parties under the Corresponding Obligations in an equal amount. (e) For the purpose of this Section 9.14, the Administrative Agent acts in its own name and for itself and not as agent, trustee or representative of any other Secured Party. (f) For purposes of any pledge governed by the laws of the Netherlands, any resignation by the Administrative Agent is not effective with respect to its rights under the Parallel Debts until all rights and obligations under the Parallel Debts have been assigned and assumed to the successor administrative agent. 9.15 Administrative Agent’s Further Cooperation. The Administrative Agent will reasonably cooperate in assigning its rights and obligations under the Parallel Debts to a successor agent and will reasonably cooperate in transferring all rights and obligations under any security document governed by Dutch law to such successor administrative agent. All other parties to this Agreement, hereby, in advance, irrevocably grant their cooperation (medewerking) to such transfer of all rights and obligations by the Administrative Agent to a successor administrative agent. 157 206718545

ARTICLE X CONTINUING GUARANTY 10.01 Guaranty. Each Guarantor hereby absolutely and unconditionally, jointly and severally Guarantees, as primary obligor and as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all Secured Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrower to the Secured Parties and whether arising hereunder or under any other Loan Document, any Secured Cash Management Agreement or any Secured Hedge Agreement (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof) (for each Guarantor, subject to the proviso in this sentence, its “Guaranteed Obligations”); provided that (a) the Guaranteed Obligations of a Guarantor shall exclude any Excluded Swap Obligations with respect to such Guarantor and (b) the liability of each Guarantor individually with respect to this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance under Section 548 of the Bankruptcy Code of the United States or any comparable provisions of any applicable state law. Without limiting the generality of the foregoing, the Guaranteed Obligations shall include any such indebtedness, obligations, and liabilities, or portion thereof, which may be or hereafter become unenforceable or compromised or shall be an allowed or disallowed claim under any proceeding or case commenced by or against any debtor under any Debtor Relief Laws. The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Guarantor, and conclusive for the purpose of establishing the amount of the Secured Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Secured Obligations or any instrument or agreement evidencing any Secured Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Secured Obligations which might otherwise constitute a defense to the obligations of the Guarantors, or any of them, under this Guaranty, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing. 10.02 Rights of Lenders. Each Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Secured Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Secured Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Secured Obligations. Without limiting the generality of the foregoing, each Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks 158 206718545 of such Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of such Guarantor. 10.03 Certain Waivers. Each Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrower or any other Loan Party; (b) any defense based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrower or any other Loan Party; (c) the benefit of any statute of limitations affecting any Guarantor’s liability hereunder; (d) any right to proceed against the Borrower or any other Loan Party, proceed against or exhaust any security for the Secured Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by Applicable Law limiting the liability of or exonerating guarantors or sureties. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Secured Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Secured Obligations, including but not limited to the benefits of Chapter 34 of the Texas Business and Commerce Code, §17.01 of the Texas Civil Practice and Remedies Code, and Rule 31 of the Texas Rules of Civil Procedure, or any similar statute. 10.04 Obligations Independent. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Secured Obligations and the obligations of any other Guarantor, and a separate action may be brought against each Guarantor to enforce this Guaranty whether or not the Borrower or any other person or entity is joined as a party. 10.05 Subrogation. No Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Secured Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to a Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Secured Obligations, whether matured or unmatured. 10.06 Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Secured Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Borrower or a Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Secured Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any 159 206718545 proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Guarantor under this Section 10.06 shall survive termination of this Guaranty. 10.07 Stay of Acceleration. If acceleration of the time for payment of any of the Secured Obligations is stayed, in connection with any case commenced by or against a Guarantor or the Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Guarantor, jointly and severally, immediately upon demand by the Secured Parties. 10.08 Condition of Borrower. Each Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrower and any other guarantor such information concerning the financial condition, business and operations of the Borrower and any such other Guarantor as such Guarantor requires, and that none of the Secured Parties has any duty, and such Guarantor is not relying on the Secured Parties at any time, to disclose to it any information relating to the business, operations or financial condition of the Borrower or any other Guarantor (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same). 10.09 Appointment of Holdings. Each of the Loan Parties hereby appoints Holdings to act as its agent for all purposes of this Agreement, the other Loan Documents and all other documents and electronic platforms entered into in connection herewith and agrees that (a) Holdings may execute such documents and provide such authorizations on behalf of such Loan Parties as Holdings deems appropriate in its sole discretion and each Loan Party shall be obligated by all of the terms of any such document and/or authorization executed on its behalf, (b) any notice or communication delivered by the Administrative Agent, L/C Issuer or a Lender to Holdings shall be deemed delivered to each Loan Party and (c) the Administrative Agent, L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, authorization, instrument or agreement executed by Holdings on behalf of each of the Loan Parties. 10.10 Right of Contribution. The Guarantors agree among themselves that, in connection with payments made hereunder, each Guarantor shall have contribution rights against the other Guarantors as permitted under Applicable Law. 10.11 Keepwell. Each Loan Party that is a Qualified ECP Guarantor at the time the Guaranty or the grant of a Lien under the Loan Documents, in each case, by any Specified Loan Party becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP Guarantor’s obligations and undertakings under this Article X voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of each Qualified ECP Guarantor under this Section 10.11 shall remain in full 160 206718545 force and effect until the Secured Obligations have been indefeasibly paid and performed in full. Each Loan Party intends this Section 10.11 to constitute, and this Section 10.11 shall be deemed to constitute, a Guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act. ARTICLE XI MISCELLANEOUS 11.01 Amendments, Etc. (a) Subject to Section 3.03 and the last paragraph of this Section 11.01, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall: (i) waive any condition set forth in Section 4.01 or, in the case of the initial Credit Extension, Section 4.02 without the written consent of each Lender; (ii) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood and agreed that a waiver of any condition precedent in Section 4.02 or of any Default or a mandatory reduction in Commitments is not considered an extension or increase in Commitments of any Lender); (iii) postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment; (iv) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (D) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used 161 206718545 therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder; (v) change (i) Section 8.03 or Section 2.13 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender; (vi) change any provision of this Section 11.01 or the definition of “Required Lenders”, “Required Class Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or thereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; (vii) release all or substantially all of the Collateral in any transaction or series of related transactions, without the written consent of each Lender; (viii) release all or substantially all of the value of the Guaranty, without the written consent of each Lender, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone); (ix) release the Borrower or permit the Borrower to assign or transfer any of its rights or obligations under this Agreement or the other Loan Documents without the consent of each Lender; (x) directly and materially adversely affect the rights of Lenders holding Commitments or Loans of one Class differently from the rights of Lenders holding Commitments or Loans of any other Class without the written consent of the applicable Required Class Lenders; or[reserved]; or (xi) subordinate the Obligations (including any guarantee thereof), or the Liens on the Collateral granted under the Loan Documents, to any other Indebtedness or Lien (including, without limitation, any other Indebtedness or Lien issued under the Credit Agreement or any other agreement), in each case, without the written consent of all Lenders; and provided, further, that (A) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (B) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (C) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (D) the 162 206718545

Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. (b) Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender, may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (ii) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (iii) the Required Lenders shall determine whether or not to allow a Loan Party to use Cash Collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders. (c) Notwithstanding anything to the contrary herein, this Agreement may be amended and restated without the consent of any Lender (but with the consent of the BorrowerHoldings and the Administrative Agent) if, upon giving effect to such amendment and restatement, such Lender shall no longer be a party to this Agreement (as so amended and restated), the Commitments of such Lender shall have terminated, such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement. (d) Notwithstanding any provision herein to the contrary, if the Administrative Agent and the BorrowerHoldings acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document (including the schedules and exhibits thereto), then the Administrative Agent and the BorrowerHoldings shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. (e) Notwithstanding any provision herein to the contrary, this Agreement may be amended pursuant to an Incremental Amendment to implement any additional Class of Incremental Commitments in accordance with Section 2.16 as necessary or appropriate, as reasonably determined by (and the Lenders hereby authorize the Administrative Agent to enter into any such Incremental Amendment), the Administrative Agent and the Borrower and such Incremental Amendment shall be effective to amend the terms of this Agreement and the other applicable Loan Documents, in each case, without any further action or consent of any other party to any Loan Document. 163 206718545

(e) [Reserved]. 11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by fax transmission or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows: (i) if to the Borrower or any other Loan Party, the Administrative Agent, the L/C Issuer or the Swingline Lender, to the address, fax number, e-mail address or telephone number specified for such Person on Schedule 1.01(a); and (ii) if to any other Lender, to the address, fax number, e-mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower). Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by fax transmission shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b). (b) Electronic Communications. (i) Notices and other communications to the Administrative Agent, the Lenders, the Swingline Lender and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail, FPML messaging, and Internet or intranet websites) pursuant procedures approved by the Administrative Agent in its reasonable discretion; provided that the foregoing shall not apply to notices to any Lender, the Swingline Lender or the L/C Issuer pursuant to Article II if such Lender, the Swingline Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article II by electronic communication. The Administrative Agent, the Swingline Lender, the L/C Issuer or the Borrower may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that 164 206718545 approval of such procedures may be limited to particular notices or communications. (ii) Unless the Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement) and (B) notices and other communications posted to an Internet or intranet website shall be deemed received by the intended recipient upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail address or other written acknowledgement) indicating that such notice or communication is available and identifying the website address therefor; provided that for both clauses (A) and (B), if such notice or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient. (c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic platform or electronic messaging service, or through the Internet. (d) Change of Address, Etc. Each of Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, fax number or telephone number or e-mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swingline Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, fax number and e-mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one (1) individual at or on 165 206718545 behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws. (e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including, without limitation, telephonic or electronic notices, Loan Notices, Letter of Credit Applications, Notice of Loan Prepayment and Swingline Loan Notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording. 11.03 No Waiver; Cumulative Remedies; Enforcement. (a) No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or under any other Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. (b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swingline Lender, as the case 166 206718545 may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. 11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, (A) the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates and (B) due diligence expenses), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, extension, reinstatement or renewal of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counseldomestic or foreign counsel (including such fees, charges and disbursements relating to the preparation, negotiation, execution, delivery and administration and filing and/or recording, as applicable, of the Foreign Documents), advisor, consultant (including any fees and expenses incurred by FTI Consulting, Inc. in its capacity as financial consultant to the Administrative Agent) and appraiser for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.04, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. or (C) in connection with any enterprise appraisals conducted; provided that such enterprise appraisals shall be prepared for the sole and exclusive benefit of the Administrative Agent, the Lenders and their respective advisors; provided further, that the Loan Parties’ reimbursement obligations with respect to fees and expenses incurred in connection with any enterprise appraisals shall commence as of September 1, 2025 and shall be limited to two (2) enterprise appraisals for each fiscal year, unless an Event of Default has occurred and is continuing. (b) Indemnification by the Loan Parties. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the L/C Issuer, and 167 206718545 each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrower or any other Loan Party) arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned, leased or operated by a Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to a Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. (c) Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clauses (a) or (b) of this Section 11.04 to be paid by it to the Administrative Agent (or any sub-agent thereof), the L/C Issuer, the Swingline Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the L/C Issuer, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in its capacity as such, or against 168 206718545 any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the L/C Issuer or the Swingline Lender in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d). (d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, no Loan Party shall assert, and each Loan Party hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby. (e) Payments. All amounts due under this Section 11.04 (including fees, charges and disbursements of any counsel (domestic or foreign), advisor, consultant and appraiser of the Administrative Agent, any Lender or the L/C Issuer, as reflected, if applicable, on summary invoices (i.e., invoices without detailed time descriptions or individual hourly rates but with information as to hours by timekeeper and blended hourly rates)), shall be payable not later than tenfive (105) Business Days after demand therefor. (f) Survival. The agreements in this Section 11.04 and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swingline Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. 11.05 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of 169 206718545 the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement. 11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their respective successors and assigns permitted hereby, except neither the Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(e) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 11.06(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment(s) and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swingline Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions: (i) Minimum Amounts. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds (determined after giving effect to such assignments) that equal at least the amount specified in clause (b)(i)(B) of this Section 11.06 in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and (B) in any case not described in clause (b)(i)(A) of this Section 11.06, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less 170 206718545 than $5,000,000, in the case of any assignment in respect of the Revolving Facility, or $1,000,000, in the case of any assignment in respect of any Incremental Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed). (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement and the other Loan Documents with respect to the Loans and/or the Commitment assigned, except that (a) this clause (b)(ii) shall not apply to the Swingline Lender’s rights and obligations in respect of Swingline Loans and (b) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of its Revolving Commitment (and the related Revolving Loans thereunder) and its outstanding Incremental Term Loans on a non-pro rata basis. (iii) Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 11.06 and, in addition: (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of any Commitment if such assignment is to a Person that is not a Lender with a Commitment, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and (C) the consent of the L/C Issuer and the Swingline Lender shall be required for any assignment in respect of the Revolving Facility. (iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire. 171 206718545

(v) No Assignment to Certain Persons. No such assignment shall be made (A) to Holdings or any of Holding’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B) or (C) to a natural Person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of one or more natural Persons). (vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or sub-participations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the L/C Issuer or any Lender hereunder (and interest accrued thereon) and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this clause (b)(vi), then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. (vii) Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 11.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment); provided that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (b) shall be treated for 172 206718545 purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d). (c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for Tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to such Lender’s interest only), at any reasonable time and from time to time upon reasonable prior notice. (d) Participations. (i) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of one or more natural Persons, a Defaulting Lender or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swingline Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participations. (ii) Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein, including the requirements under Section 3.01(e) (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation)) to the 173 206718545 same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section 11.06; provided that such Participant (A) shall be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under clause (b) of this Section 11.06 and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest amounts) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103–1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (e) Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note or Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. (f) Resignation as L/C Issuer or Swingline Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Commitment and Revolving Loans pursuant to clause (b) above, Bank of America may, (i) upon thirty (30) days’ notice to the Administrative Agent, the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon thirty (30) days’ notice to the Borrower, resign as Swingline Lender. In the event of any such resignation as L/C Issuer or Swingline Lender, the Borrower shall be entitled to 174 206718545 appoint from among the Lenders a successor L/C Issuer or Swingline Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swingline Lender, as the case may be. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swingline Lender, it shall retain all the rights of the Swingline Lender provided for hereunder with respect to Swingline Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swingline Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swingline Lender, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swingline Lender, as the case may be, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit. 11.07 Treatment of Certain Information; Confidentiality. (a) Treatment of Certain Information. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (i) to its Affiliates, its auditors and its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (iii) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process, (iv) to any other party hereto, (v) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (vi) subject to an agreement containing provisions substantially the same as those of this Section 11.07, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (B) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (vii) on a confidential basis to (A) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder or (B) the provider of any Platform or other electronic delivery service used by the Administrative Agent, the L/C Issuer and/or the Swingline Lender to deliver Borrower Materials or notices to the Lenders or (viii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market 175 206718545 identifiers with respect to the credit facilities provided hereunder, or (ix) with the consent of the Borrower or to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.07, (xi) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower or (xii) is independently discovered or developed by a party hereto without utilizing any Information received from the Borrower or violating the terms of this Section 11.07. For purposes of this Section 11.07, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments. (b) Non-Public Information. Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (i) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with Applicable Law, including United States federal and state securities Laws. (c) Press Releases. The Loan Parties and their Affiliates agree that they will not in the future issue any press releases or other public disclosure using the name of the Administrative Agent or any Lender or their respective Affiliates or referring to this Agreement or any of the Loan Documents without the prior written consent of the Administrative Agent, unless (and only to the extent that) the Loan Parties or such Affiliate is required to do so under law and then, in any event the Loan Parties or such Affiliate will consult with such Person before issuing such press release or other public disclosure. (d) Customary Advertising Material. The Loan Parties consent to the publication by the Administrative Agent or any Lender of customary advertising material relating to the transactions contemplated hereby using the name, product photographs, logo or trademark of the Loan Parties. 11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent 176 206718545 to the fullest extent permitted by Applicable Law to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, the L/C Issuer or such Affiliates, irrespective of whether or not such Lender, the L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured, secured or unsecured, or are owed to a branch, office or Affiliate of such Lender or the L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Secured Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section 11.08 are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have under Applicable Law. Each Lender and the L/C Issuer agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. 11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder. 11.10 Integration; Effectiveness. This Agreement, the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent or the L/C Issuer, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of 177 206718545 each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. 11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding. 11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swingline Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited. 11.13 Replacement of Lenders. (a) If the Borrower is entitled to replace a Lender pursuant to the provisions of Section 3.06, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that: (i) the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b); (ii) such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) 178 206718545 from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts); (iii) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; (iv) such assignment does not conflict with Applicable Laws; and (v) in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent. (b) A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. (c) Each party hereto agrees that (i) an assignment required pursuant to this Section 11.13 may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and (ii) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender, provided further that any such documents shall be without recourse to or warranty by the parties thereto. (d) Notwithstanding anything in this Section 11.13 to the contrary, (A) the Lender that acts as the L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to the L/C Issuer or the depositing of Cash Collateral into a Cash Collateral account in amounts and pursuant to arrangements reasonably satisfactory to the L/C Issuer) have been made with respect to such outstanding Letter of Credit and (B) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06. 11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE 179 206718545

TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (b) SUBMISSION TO JURISDICTION. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, THE L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR the L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. (c) WAIVER OF VENUE. THE BORROWER AND EACH OTHER LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 11.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. (d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 AND SECTION 2.17. NOTHING IN THIS 180 206718545

AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. 11.15 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.15. 11.16 Subordination. Each Loan Party (a “Subordinating Loan Party”) hereby subordinates the payment of all obligations and indebtedness of any other Loan Party owing to it, whether now existing or hereafter arising, including but not limited to any obligation of any such other Loan Party to the Subordinating Loan Party as subrogee of the Secured Parties or resulting from such Subordinating Loan Party’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations. If the Secured Parties so request, any such obligation or indebtedness of any such other Loan Party to the Subordinating Loan Party shall be enforced and performance received by the Subordinating Loan Party as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Secured Obligations, but without reducing or affecting in any manner the liability of the Subordinating Loan Party under this Agreement. Without limitation of the foregoing, so long as no Event of Default has occurred and is continuing, the Loan Parties may make and receive payments with respect to Intercompany Debt; provided that, in the event that any Loan Party receives any payment of any Intercompany Debt at a time when such payment is prohibited by this Section 11.16, such payment shall be held by such Loan Party, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to the Administrative Agent. 11.17 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and each other Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers, Documentation Agents and the Lenders and their respective Affiliates are arm’s-length commercial transactions between the Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers, Documentation Agents and the Lenders and their respective Affiliates, on the other hand, (ii) each of the Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the 181 206718545

Administrative Agent, the Arrangers, Documentation Agents and each Lender and each of their respective Affiliates each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary, for the Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) neither the Administrative Agent, the Arrangers, Documentation Agents nor any Lender nor any of their respective Affiliates has any obligation to the Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Arrangers, Documentation Agents and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Arrangers, Documentation Agents, nor any Lender nor any of their respective Affiliates has any obligation to disclose any of such interests to the Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrower, and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, Documentation Agents, the Lenders and their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transactions contemplated hereby. 11.18 Electronic Execution; Electronic Records; Counterparts. This Agreement, any Loan Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Loan Parties and each of the Administrative Agent and the Lender Parties agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Secured Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Administrative Agent, L/C Issuer nor Swingline Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Administrative Agent, L/C Issuer and/or Swingline Lender has agreed to accept such Electronic Signature, the Administrative Agent and each of the Secured Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on 182 206718545 behalf of any Loan Party and/or any Lender Party without further verification and (b) upon the request of the Administrative Agent or any Lender Party, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. Neither the Administrative Agent, L/C Issuer nor Swingline Lender shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with the Administrative Agent’s, L/C Issuer’s or Swingline Lender’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). The Administrative Agent, L/C Issuer and Swingline Lender shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any Communication (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution or signed using an Electronic Signature) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). Each of the Loan Parties and each Lender Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement or any other Loan Document based solely on the lack of paper original copies of this Agreement or such other Loan Document and (ii) any claim against the Administrative Agent, each Lender Party and each Related Party for any liabilities arising solely from the Administrative Agent’s and/or any Lender Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. 11.19 USA Patriot Act Notice. Each Lender that is subject to the Patriot Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107–56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower and each other Loan Party, which information includes the name and address of the Borrower and each other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower and each other Loan Party in accordance with the Patriot Act. The Borrower and each other Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all such other documentation and information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act. 11.20 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an Affected Financial 183 206718545

Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 11.21 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the 184 206718545

Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. 11.22 Time of the Essence. Time is of the essence of the Loan Documents. 11.23 Amendment and Restatement; Ratification of Prior Liens and Loan Documents. The parties hereto agree that: (a) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede and replace the Existing Credit Agreement in its entirety; (b) the Obligations (as defined in this Agreement) represent, among other things, the restatement, renewal, amendment, extension and modification of the “Obligations” (as defined in the Existing Credit Agreement); (c) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished or discharged the indebtedness under the Existing Credit Agreement and each of the other “Loan Documents” (as defined in the Existing Credit Agreement), all of which indebtedness shall continue under and be governed by this Agreement and the other Loan Documents, (d) all liens and security interests created by, pursuant to or in connection with the Existing Credit Agreement (including each of the “Collateral Documents,” each “Security Agreement” and each other “Loan Document” each as defined in the Existing Credit Agreement) are hereby ratified and confirmed and shall remain in full force and effect, and shall continue to secure full payment and performance of the Obligations (as defined in this Agreement), without novation, discharge or interruption, except as expressly provided otherwise herein or in any other Loan Document; and (e) all references to the Existing Credit Agreement contained in any Loan Document shall mean such agreement, as amended and restated hereby. 11.24 Entire Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. 11.25 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Loan Party in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the 185 206718545

Administrative Agent or any Lender from any Loan Party in the Agreement Currency, such Loan Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Loan Party (or to any other Person who may be entitled thereto under Applicable Law). 11.26 Dutch Power of Attorney. If any Dutch Loan Party is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands. [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.Signature Pages Omitted] 186 206718545

ANNEX B AMENDED AND RESTATED SCHEDULES TO CREDIT AGREEMENT [Attached]

SCHEDULE 1.01(a)

Certain Addresses for Notices

<table>
<tr><td>Borrower:

DIGITAL TURBINE, INC.
110 San Antonio Street, Suite 160
Austin, Texas 78701
Attn: Stephen Lasher
Phone: 512-387-7717
Email: stephen.lasher@digitalturbine.com
Website Address: https://www.digitalturbine.com/

With a Copy to:

Jackson Walker L.L.P.
1900 Broadway Suite 1200
San Antonio, TX 78215
Attn: Jimmy McDonough
Phone: 210-978-7707
Email: jmcdonough@jw.com
Website Address: https://www.jw.com/</td><td>For payments and Requests for Credit Extensions

Bank of America, N.A.
800 Capitol St, Ste 1400
Houston, TX 77002
Attn: Adam Rose
Phone: 713-247-7755
Email: eCredit@bofa.com
Account No.: 1366072250600
Ref: Digital Turbine Inc.
ABA# 026009593

Other Notices for Administrative Agent
Bank of America, N.A.
Agency Management
800 Capitol St, Ste 1400
Houston, TX 77002
Attn: Adam Rose
Phone: 713-247-7755
Email: adam.rose@bofa.com</td></tr>
<tr><td></td><td></td></tr>
<tr><td>L/C Issuer:

Bank of America, N.A.
Trade Operations
Mail Code: PA6-580-02-30
1 Fleet Way
Scranton, PA 18507
Phone: 800-370-7519
Email: scranton_standby_lc@bankofamerica.com</td><td>Swingline Lender:

Bank of America, N.A.
800 Capitol St, Ste 1400
Houston, TX 77002
Attn: Adam Rose
Phone: 713-247-7755
Email: adam.rose@bofa.com
Account No.: 1366072250600
Ref: Digital Turbine Inc.
ABA# 026009593</td></tr>
</table>

44592330v.7

SCHEDULE 1.01(b) Commitments and Applicable Percentages (as of the Fifth Amendment Effective Date) Lender Commitment Applicable Percentage Bank of America, N.A. $119,385,714.28 29.047619047% Wells Fargo Bank, N.A. $101,771,428.57 24.761904762% PNC Bank, NA $78,285,714.28 19.047619047% Capital One, National Association $50,885,714.29 12.380952381% JPMorgan Chase Bank, National Association $50,885,714.29 12.380952381% BOKF, NA dba Bank of Texas $9,785,714.29 2.380952381% Totals $411,000,000.00 100%

SCHEDULE 1.01(c) Responsible Officers Loan Party Responsible Officers Title Digital Turbine, Inc. William G. Stone III Chief Executive Officer Stephen Lasher Chief Financial Officer Joshua Kinsell Chief Accounting Officer Digital Turbine Media, Inc. William G. Stone III President, Chief Executive Officer Stephen Lasher Vice President, Chief Financial Officer and Secretary Digital Turbine USA, Inc. William G. Stone III President, Chief Executive Officer Stephen Lasher Vice President, Chief Financial Officer and Secretary Mobile Posse, Inc. William G. Stone III President, Chief Executive Officer Stephen Lasher Vice President, Chief Financial Officer and Secretary AdColony Holdings US, Inc. William G. Stone III President, Chief Executive Officer Stephen Lasher Vice President, Chief Financial Officer and Secretary AdColony, Inc. William G. Stone III President, Chief Executive Officer Stephen Lasher Vice President, Chief Financial Officer and Secretary DT One App Store, Inc. William G. Stone III President, Chief Executive Officer Stephen Lasher Vice President, Chief Financial Officer and Secretary Fyber B.V Stephen Lasher Member of Board, Chief Executive Officer

SCHEDULE 2.01 Swingline Commitment L/C Issuer Commitment Bank of America, N.A. $5,000,000

SCHEDULE 2.03 Letter of Credit Commitments L/C Issuer Commitment Bank of America, N.A. $10,000,000

SCHEDULE 5.10 Insurance Policy Holder Policy Carrier Policy Number Effective Dates Key Limits Digital Turbine, Inc. Cyber Technology E&O QBE Speciality Insurance Company 130007908 08/24/2024- 08/24/2025 $5,000,000 Aggregate Limits of Liability $5,000,000 Technology and Professional Liability Coverage $5,000,000 Network Security and Privacy Liability Coverage $5,000,000 Privacy Regulatory Proceeding Coverage $5,000,000 Event Expense Coverage $5,000,000 Network Extortion Coverage $5,000,000 Business Interruption Coverage 12 Hours Waiting Period Digital Turbine, Inc. Commercial Package Berkley Technology Underwriters TCP 7021645 -Q- 19 12/01/2024- 12/01/2025 Property: $2,195,000 Blanket Business Personal Property $815,000 Earnings, Rents & Extra Expense $1,000,000 Earthquake $1,000,000 Flood Included Earthmovement Sprinkler Leakage $2,195,000 Equipment Breakdown - Property Damage $815,000 Equipment Breakdown - Income Earnings & Extra Expense Crime: $50,000 Employee Theft $50,000 Forgery Or Alteration $50,000 Inside The Premises - Theft Of Money & Securities $50,000 Outside The Premises $50,000 Computer & Funds Tansfer Fraud $50,000 Money Orders & Counterfeit Money General Liability: $2,000,000 General Aggregate

$2,000,000 Products-Completed Operations Aggregate $1,000,000 Personal & Advertising Injury $1,000,000 Each Occurrence $1,000,000 Damage to Premises Rented to You $25,000 Medical Expense Employee Benefits: $1,000,000 Each Claim $3,000,000 Aggregate 12/1/2019 Retroactive Date Commercial Auto: $1,000,000 Combined Single Limit (Symbol 1) Umbrella: $5,000,000 Each Occurrence Limit $5,000,000 Personal & Advertising Injury $5,000,000 Aggregate Limit New York Fire Fee $0.66 Digital Turbine, Inc. Workers Compensation Berkley Technology Underwriters TWC 7021646 16 12/01/2024- 12/01/2025 "Statutory" Coverage A $1,000,000 Bodily Injury per Accident $1,000,000 Bodily Injury per Policy $1,000,000 Bodily Injury per Disease Digital Turbine, Inc. Directors & Officers National Union Fire Insurance Company Of Pittsburgh 01-879-47-19 12/01/2024- 12/01/2025 $5,000,000 Limit Of Liability Digital Turbine, Inc. Excess Directors & Officers $5M xs $5M Allianz Global RiskS US Insurance Company USF0101232 4 12/01/2024- 12/01/2025 $5,000,000 Limit Of Liability Digital Turbine, Inc. Excess Directors & Officers $5M xs $10M Ascot Insurance company MLXS24100 00853-04 12/01/2024- 12/01/2025 $5,000,000 Limit Of Liability

Digital Turbine, Inc.	Excess Directors & Officers $5M xs $15M	Berkshire Hathaway Specialty Insurance	47-EPC-332286-02	12/01/2024-12/01/2025	$5,000,000	Limit Of Liability
Digital Turbine, Inc.	EXAD - Side A D&O $5M xs $20M -	Allied World Insurance Company	0311-0125	12/01/2024-12/01/2025	$5,000,000	Limit Of Liability
					$5,000,000	Single Claim Limit
Digital Turbine, Inc.	Travel Accident (Covered under Global Program)	National Union Fire	GTP 0009150218-A	12/1/2024 - 12/1/2025	$5,000,000t	Limit Per Accident/Policy
Digital Turbine, Inc.	International Package	Zurich American Insurance Company	ZE 9706490-00	12/1/2024 - 12/1/2025	**Property:**	
					Per SOV(excl. Israel) on file with carrier as of 12/01/2024	Business Personal Property
					$25,000	Extra Expense
					$25,000	Transit
					Scheduled	Flood Aggregate
					Scheduled	Earthqauke Aggregate
					Scheduled	Windstorm & Hail
					General Liability:	
					$2,000,000	General Aggregate
					$2,000,000	Products-Completed Operations Aggregate
					$1,000,000	Personal & Advertising Injury
					$1,000,000	Each Occurrence
					$1,000,000	Damage to Premises Rented to You
					$100,000	Medical Expense
					Employee Benefits:	
					$1,000,000	Each Claim
					$2,000,000	Aggregate
					12/1/2024	Retroactive Date
					Commercial Auto:	
					$1,000,000	Combined Single Limit (Symbol 2,8,9)
					$100,000	Medical Payments (Symbol 8)
					$100,000	Hired Car Physical Damage Limit (Symbol 8)

Employers Liability: U.S. Nationals / Canadian Nationals State Of Hire Local Nationals Not Covered Third Country Nationals Country Of Hire $1,000,000 Bodily Inury By Each Accident $1,000,000 Bodily Inury By Disease Policy Limit $1,000,000 Bodily Inury By Disease Each Employee $1,000,000 Medical Reloaction & Repatriation Expenses Business Travel Accident: U.S. Nationals / Canadian Nationals State Of Hire Local Nationals Not Covered Third Country Nationals Country Of Hire $250,000 Limits Of Insurance $1,500,000 Business Travel Accident Annual Aggregate Limit Kidnap, Ransom & Extortion: $250,000 Kidnap,Ransom & Extortion $250,000 Ransom $250,000 Ransom in Transit $250,000 Control Risks Fees and Expenses $250,000 Additional Expense $50,000 Limit of Liability - Per Insured Person $250,000 Limit of Liability - Per Insured Event $250,000 Annual Aggregate

SCHEDULE 5.12 Pension Plans 1. Digital Turbine Inc. 401(K) Plan a. EIN 22-2267658 b. Plan No. 001 2. Digital Turbine Employee Benefits Plan a. EIN 22-2267658 b. Plan No. 501

SCHEDULE 5.20(a)

Subsidiaries, Joint Ventures, Partnerships and Other Equity Investments

Issuer	Owner	Total Number of Shares Outstanding	Number of Shares Owned by Loan Party	Certificate Number(s)	Percentage of Owned Shares by Loan Party	Class/Nature (Voting, Non-Voting, Preferred, Etc.)
Digital Turbine Media, Inc.	Digital Turbine, Inc.	1,000	1,000	2	100%	Common Stock
Digital Turbine USA, Inc.	Digital Turbine, Inc.	10,000	10,000	3	100%	Common Stock
Mobile Posse, Inc.	Digital Turbine Media, Inc.	100	100	C-26	100%	Common Stock
AdColony Holdings US, Inc.	Digital Turbine Media, Inc.	120	120	7	100%	Common Stock
Pocketgear Deutschland GmbH	Digital Turbine Media, Inc.	100	100	N/A	100%	Common Stock
Digital Turbine AdColony AS	Digital Turbine Media, Inc.	3,000	3,000	N/A	100%	Common Stock
Digital Turbine (EMEA) Ltd	Digital Turbine USA, Inc.	100	100	11,14	100%	Common Stock
Digital Turbine Luxemburg S.a.r.l	Digital Turbine USA, Inc.	1,000	1,000	1,2	100%	Common Stock
Digital Turbine Singapore Pte Ltd.	Digital Turbine USA, Inc.	50,000	50,000	3,4	100%	Common Stock
Digital Turbine Group Pty Ltd.*	Digital Turbine USA, Inc.	1	1	2,3	100%	Common Stock
Digital Turbine Latam Servicos De Intermediacao De Midia Ltda.	Digital Turbine USA, Inc.	10,000	10,000	1,2	100%	Common Stock
AdColony, Inc.	AdColony Holdings US, Inc.	10	10	A-1	100%	Common Stock
Digital Turbine Holdings Pty Ltd.	Digital Turbine Group Pty Ltd.	1,200,000	1,200,000	N/A	100%	Common Stock
Digital Turbine Asia Pacific Pty Ltd.*	Digital Turbine Holdings Pty Ltd.	120	120	N/A	100%	Common Stock
Digital Turbine Germany GmbH	Digital Turbine Luxemburg S.a.r.l	1,000	1,000	N/A	100%	Common Stock
Triapodi Ltd.	Digital Turbine (EMEA) Ltd	1,003	1,003	N/A	100%	Common Stock
Triapodi Inc.	Triapodi Ltd.	1000	1000	N/A	100%	Common Stock
AdColony Holding AS	Digital Turbine AdColony AS	N/A	N/A	N/A	100%	Common Stock

Issuer	Owner	Total Number of Shares Outstanding	Number of Shares Owned by Loan Party	Certificate Number(s)	Percentage of Owned Shares by Loan Party	Class/Nature (Voting, Non-Voting, Preferred, Etc.)
AdColony Holdings Ireland Ltd*	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
AdColony Korea Ltd	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
AdColony Singapore Pte. Ltd.	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
AdColony UK Ltd	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
AdColony GmbH	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
AdColony ApS	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
AdColony AB	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
AdColony Poland sp.z.o.o.	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
Mobilike Mobil Reklam Pazarlama ve Ticaret A.S.	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
AdColony India Pte Ltd	AdColony Holding AS	N/A	N/A	N/A	99.99%[2]	Common Stock
AdColony Beijing Co. Ltd (WFOE)*	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
AdColony Japan LLC	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
Foriades Park SA*	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
Advine Mobile Advertising Network Pte Ltd*	AdColony Holding AS	N/A	N/A	N/A	100%	Common Stock
AdAurora (Beijing) Technologies Co. Ltd (VIE)*	AdColony Beijing Co. Ltd	N/A	N/A	N/A	0%[3]	Common Stock
Huntmads SA*	Foriades Park SA	N/A	N/A	N/A	99.9%[4]	Common Stock
Hunt Mobile Ads SA de CV*	Foriades Park SA	N/A	N/A	N/A	95%[5]	Common Stock
DT One App Store, Inc.	Digital Turbine, Inc.	1,000	1,000	1	100%	Common Stock
Digital Turbine (IL) Ltd	Fyber B.V.	297,697,293	297,697,293	1	100%	Common Stock
Fyber B.V.	Digital Turbine Media, Inc.	N/A	N/A	N/A	100%	Common Stock
One Store International Holdings B.V.	Digital Turbine, Inc.	N/A	N/A	N/A	100%	Common Stock
One Store International B.V.	One Store International Holdings B.V.	N/A	N/A	N/A	100%	Common Stock
In-App Video Services UK Ltd.	In-App Video Services UK Ltd.	N/A	N/A	N/A	100%	Common Stock

* In process of being dissolved.

[2] AdColony Singapore PTE Ltd owns 0.01% of AdColony India Private Ltd.

[3] AdColony Beijing Co. Ltd (WFOE) controls but does not own AdAurora (Beijing) Technologies Co. Ltd (VIE).

[4] AdColony Holdings US, Inc. owns 0.0987% of Huntmads SA.

[5] Huntmads SA owns 5% of Hunt Mobile Ads SA de CV.

Issuer	**Owner**	**Total Number of Shares Outstanding**	**Number of Shares Owned by Loan Party**	**Certificate Number(s)**	**Percentage of Owned Shares by Loan Party**	**Class/Nature (Voting, Non-Voting, Preferred, Etc.)**
Fyber Inc.	Fyber GmbH	N/A	N/A	N/A	100%	Common Stock
Fyber Media GmbH	Fyber GmbH	N/A	N/A	N/A	100%	Common Stock
Flak Realtime Ltd	Fyber GmbH	N/A	N/A	N/A	100%	Common Stock
Fyber RTB GmbH	Flak Realtime Ltd	N/A	N/A	N/A	100%	Common Stock
Fyber Digital UK Ltd.	Interactive USA Inc.	N/A	N/A	N/A	100%	Common Stock
Interactive USA Inc.	Digital Turbine (IL) Ltd	N/A	N/A	N/A	100%	Common Stock
Heyzap Inc.	RNTS Germany Holdings GmbH	N/A	N/A	N/A	100%	Common Stock
RNTS Media	Fyber B.V.	N/A	N/A	N/A	100%	Common Stock
RNTS Germany Holdings GmbH	Fyber B.V.	N/A	N/A	N/A	100%	Common Stock
One Store Korea Co., Ltd.	Digital Turbine, Inc.	22,741,731	327,541	N/A	1.4%	Common Stock
Aptoide S.A	Digital Turbine USA, Inc.	10,694,900	1,172,224	N/A	10.6%	Class A1
Flexion Mobile Ltd Reg S	Digital Turbine, Inc.	56,870,865	600,000	N/A	1.06%	Common Stock

SCHEDULE 5.20(b) Loan Parties Exact Legal Name of Loan Party: Digital Turbine, Inc. Previous Legal Names within the 4 months prior to the Closing Date: N/A Jurisdiction of Organization/Incorporation: Delaware Type of Organization: Corporation Jurisdictions where Qualified to do Business: Texas, California Address of Chief Executive Office: 110 San Antonio St., Suite 160, Austin, TX 78701 Address of Principal Place of Business: 110 San Antonio St., Suite 160, Austin, TX 78701 U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable) 22-2267658 Organizational Identification Number (if any): 4423588 Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners): Publicly held Industry or Nature of Business: Software Exact Legal Name of Loan Party: Digital Turbine Media, Inc. Previous Legal Names within the 4 months prior to the Closing Date: N/A Jurisdiction of Organization/Incorporation: Delaware Type of Organization: Corporation Jurisdictions where Qualified to do Business: Texas, California, North Carolina Address of Chief Executive Office: 410 Blackwell St., Suite 200A, Durham, NC 27701 Address of Principal Place of Business: 410 Blackwell St., Suite 200A, Durham, NC 27701 U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable) 26-2346340 Organizational Identification Number (if any): 4528757 Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners): 100% owned by Digital Turbine, Inc. Industry or Nature of Business: Software

Exact Legal Name of Loan Party: Digital Turbine USA, Inc. Previous Legal Names within the 4 months prior to the Closing Date: N/A Jurisdiction of Organization/Incorporation: Delaware Type of Organization: Corporation Jurisdictions where Qualified to do Business: Texas, California Address of Chief Executive Office: 110 San Antonio St., Suite 160, Austin, TX 78701 Address of Principal Place of Business: 110 San Antonio St., Suite 160, Austin, TX 78701 U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable) 45-3982329 Organizational Identification Number (if any): 5059905 Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners): 100% owned by Digital Turbine, Inc. Industry or Nature of Business: Software Exact Legal Name of Loan Party: Mobile Posse, Inc. Previous Legal Names within the 4 months prior to the Closing Date: N/A Jurisdiction of Organization/Incorporation: Delaware Type of Organization: Corporation Jurisdictions where Qualified to do Business: Virginia Address of Chief Executive Office: 110 San Antonio St., Suite 160, Austin, TX 78701 Address of Principal Place of Business: 4040 Fairfax Drive Ste, 888 Arlington, VA 22203 U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable) 20-3687545 Organizational Identification Number (if any): 4050723 Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners): 100% owned by Digital Turbine Media, Inc. Industry or Nature of Business: Software

Exact Legal Name of Loan Party: AdColony Holdings US, Inc. Previous Legal Names within the 4 months prior to the joinder closing date: N/A Jurisdiction of Organization/Incorporation: Delaware Type of Organization: Corporation Jurisdictions where Qualified to do Business: None Address of Chief Executive Office: 410 Blackwell St., Suite 200A, Durham, NC 27701 Address of Principal Place of Business: 410 Blackwell St., Suite 200A, Durham, NC 27701 U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable) 46-1659691 Organizational Identification Number (if any): 5244771 Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners): 100% owned by Digital Turbine Media, Inc. Industry or Nature of Business: Mobile monetization services Exact Legal Name of Loan Party: AdColony, Inc. Previous Legal Names within the 4 months prior to the joinder closing date: N/A Jurisdiction of Organization/Incorporation: Delaware Type of Organization: Corporation Jurisdictions where Qualified to do Business: None Address of Chief Executive Office: 410 Blackwell St., Suite 200A, Durham, NC 27701 Address of Principal Place of Business: 410 Blackwell St., Suite 200A, Durham, NC 27701 U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable) 26-1907702 Organizational Identification Number (if any): 4502843 Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners): 100% owned by AdColony Holdings US, Inc. Industry or Nature of Business: Mobile monetization services

Exact Legal Name of Loan Party: DT One App Store, Inc. Previous Legal Names within the 4 months prior to the joinder closing date: N/A Jurisdiction of Organization/Incorporation: Delaware Type of Organization: Corporation Jurisdictions where Qualified to do Business: Texas Address of Chief Executive Office: 410 Blackwell St., Suite 200A, Durham, NC 27701 Address of Principal Place of Business: 410 Blackwell St., Suite 200A, Durham, NC 27701 U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable) 33-1429279 Organizational Identification Number (if any): 5089931 Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners): 100% owned by Digital Turbine, Inc. Industry or Nature of Business: Software Exact Legal Name of Loan Party: Fyber B.V. Previous Legal Names within the 4 months prior to the joinder closing date: Fyber N.V. Jurisdiction of Organization/Incorporation: Netherlands Type of Organization: Private Limited Liability Company Jurisdictions where Qualified to do Business: Netherlands Address of Chief Executive Office: 110 San Antonio St., Austin, Texas USA Address of Principal Place of Business: Wallstraße 9-13, 10179 Berlijn, Federal Republic of Germany (registered office, there is no office in Netherlands) U.S. Federal Taxpayer Identification Number, or Unique Identification Number (as applicable) N/A Organizational Identification Number (if any): 54747805 Ownership Information (e.g. publicly held, if private or partnership—identity of owners/partners): 100% owned by Digital Turbine Media, Inc. Industry or Nature of Business: Writing, producing and publishing of software Financial holdings

SCHEDULE 5.21(b)

Intellectual Property

Copyrights:

Loan Party/Owner	Copyright	Application/ Registration Number	Application/ Registration Date
None			

Patents:

Loan Party/Owner	Patents	Application/ Registration Number	Application/Issue Date
Digital Turbine, Inc.	Method and system for organizing applications	13/654,389 8,943,440	October 17, 2012 January 27, 2015
Digital Turbine, Inc.	System and method for providing application programs to devices	13/841,140 9,928,047	March 15, 2013 March 27, 2018
Digital Turbine, Inc.	System and method for providing application programs to devices	14/451,428 9,928,048	August 4, 2014 March 27, 2018
Digital Turbine, Inc.	Systems and methods for automated installation of content items on mobile devices	15/446,075 10,028,117	March 1, 2017 July 17, 2018
Digital Turbine, Inc.	Method and system for selecting a highest value digital content	15/482,770 10,699,298	April 9. 2017 June 30, 2020
Digital Turbine, Inc.	Instant installation of apps	16/992,194 11,157,256	August 13, 2020 October 26, 2021
Digital Turbine, Inc.	Instant installation of apps	17/478,928 12,141,561	September 19, 2021 October 23, 2024
Digital Turbine, Inc.	Instant installation of apps	18/198,330 12,141,564	May 17, 2023 October 23, 2024
Digital Turbine, Inc.	Instant installation of apps	18/929,702 12,314,697	October 29, 2024 May 27, 2025
Digital Turbine, Inc.	Instant installation of apps	19/170,093	April 4, 2025
Digital Turbine, Inc.	Dynamically replacing interactive content of a quick setting bar	16/939,136 12,067,212	July 27, 2020 July 31, 2024
Digital Turbine, Inc.	Cross-device interaction	17/088,777 11,540,007	November 4, 2020 December 7, 2022
Digital Turbine, Inc.	Cross-device interaction	18/087,855 12,028,572	December 23, 2022 June 12, 2024
Digital Turbine, Inc.	Limited use links for data item distribution	18/136,452	April 19, 2023
Digital Turbine, Inc.	Secured instant installation of applications	18/084,683	December 20, 2022

Loan Party/Owner	Patents	Application/ Registration Number	Application/Issue Date
Digital Turbine, Inc.	Providing application programs to devices	239497 (Israel)	November 1, 2018
Digital Turbine, Inc.	Providing application programs to devices	2,934,482 (Canada)	January 28, 2020
Digital Turbine, Inc.	Instant application of apps	264975 (Israel)	May 30, 2019
Digital Turbine, Inc.	Providing application programs to devices	260174 (Israel)	October 29, 2020
AdColony, Inc.	Mobile ad optimization architecture	2009316686 2009316686 (Australia)	November 18, 2009 September 1, 2016
AdColony, Inc.	Mobile ad optimization architecture	2011-537576 5793081 (Japan)	November 18, 2009 August 14, 2015

Trademarks:

Loan Party/Owner	Trademarks	Application/ Registration Number	Application/Registration Date
Digital Turbine, Inc.	DIGITAL TURBINE Computer services, namely, providing a software application for use as a media aggregator and search engine for internet content; computer services, namely, acting as an application service provider in the field of information management for the purpose of aggregating Internet content; computer software development in the field of mobile applications offered to mobile device operators and manufacturers, and software application advertisers and publishers, excluding services relating to software for computer games, video games, online games, mobile games or computer software relating to creation of virtual worlds. (IC 42)	SN: 85/476,570 RN: 5,628,027	Filed: November 18, 2011 Registered: December 11, 2018
Digital Turbine, Inc.	DIGITAL TURBINE Computer software application for use as a media aggregator and search engine for internet content; computer search engine software offered to mobile device operators and manufacturers, and software application advertisers and publishers, excluding software relating to computer games, video games, online games, mobile games or computer software relating to creation of virtual worlds. (IC 09)	SN: 85/476,552 RN: 5,857,673	First Use: November 30, 2012 Filed: November 18, 2011 Registered: September 10, 2019
Digital Turbine, Inc.	DIGITAL TURBINE Promoting the goods and services of others through search engine referral traffic analysis and reporting. (IC 35)	SN: 85/476,565 RN: 5,628,026	First Use: November 30, 2012 Filed: November 18, 2011 Registered: December 11, 2018
Digital Turbine, Inc.	Design	SN: 90/169,477	First Use: December 31, 2017 Filed: September 9, 2020

Loan Party/Owner	Trademarks	Application/ Registration Number	Application/Registration Date
	Computer software application for use as a media aggregator and for use as a search and recommendation engine for internet content; computer search engine software. (IC 09) Promoting the goods and services of others through search and recommendation engine referral traffic analysis and reporting. (IC 35) Computer services, namely, providing a software application for use as a media aggregator, providing a search and recommendation engine for internet content, and acting as an application service provider in the field of information management for the purpose of aggregating Internet content; computer software development in the field of mobile applications. (IC 42)		
Digital Turbine, Inc.	DIGITAL TURBINE and design Computer software application for use as a media aggregator and for use as a search and recommendation engine for internet content; computer search engine software. (IC 09) Promoting the goods and services of others through search and recommendation engine referral traffic analysis and reporting. (IC 35) Computer services, namely, providing a software application for use as a media aggregator, providing a search and recommendation engine for internet content, and acting as an application service provider in the field of information management for the purpose of aggregating Internet content; computer software development in the field of mobile applications. (IC 42)	SN: 90/169,479	First Use: December 31, 2017 Filed: September 9, 2020
Digital Turbine, Inc	Word Mark (class 35)	RN: 5628026 CN: 85476565	Filed: December 11, 2018
Digital Turbine, Inc	Design Mark (classes 9, 35 & 42) – Logo	CN: 90169477	Filed: September 9, 2020
Digital Turbine, Inc	Design and Word Mark (classes 9, 35 & 42) – Logo	CN: 90169479	Filed: September 9, 2020
Digital Turbine, Inc	Design and Word Mark (classes 9, 35 & 42) – Logo	CN: 97489627	Filed: July 5, 2022
Digital Turbine, Inc	Design and Word Mark (classes 9, 35 & 42) – Logo	CN: 97489624	Filed: July 5, 2022
Digital Turbine, Inc	Design and Word Mark (classes 9, 35 & 42) – Logo	CN: 97489618	Filed: July 5, 2022
Digital Turbine, Inc	Word Mark (classes 009, 035, 042) - SingleTap	CN: 90753240 RN: 6810634	Filed: Jun. 03, 2021 Registered: August 02, 2022
Digital Turbine, Inc	Word Mark (class 009) - **Gameshub**	CN: 98128909	Filed August 11, 2023
Digital Turbine, Inc	Word Mark (class 009) - **Gamesmatch**	CN: 98189516	Filed: September 20, 2023
Mobile Posse, Inc.	MOBILE POSSE Software for use in providing advertising and electronic content via mobile devices. (IC 09) Advertising services, namely, advertising via mobile devices. (IC 35)	SN: 77/071,024 RN: 3,606,473	First Use: March, 2007 Filed: December 24, 2006 Registered: April 14, 2009
AdColony, Inc.	ADCOLONY Advertisement via mobile phone networks; Advertisement for others on the Internet; Dissemination of advertising for others via an on-line communications network on the internet; On-line advertising on a computer	SN: 87/767,310 RN: 5,917,612	First Use: November 30, 2009 Filed: January 23, 2018 Registered: November 26, 2019

Loan Party/Owner	Trademarks	Application/ Registration Number	Application/Registration Date
	network; Online advertising network matching services for connecting advertisers to websites. (IC 35)		
AdColony, Inc.	ADCOLONY Communications software for connecting Mobile Device developers and advertisers reach end users; Computer application software for mobile phones, namely, software for helping Developers of applications and advertisers for use in reaching end users; Computer game software for use on mobile and cellular phones; Software development kits (IC 09)	SN: 87/767,308 RN: 5,917,611	First Use: November 30, 2009 Filed: January 23, 2018 Registered: November 26, 2019
Fyber B.V.	Israel: Word Mark (classes 35, 38, 42)	1423209	February 2, 2020
Fyber B.V.	Brazil: Word Mark (Class 42)	914223690	April 2, 2019
Fyber B.V.	Brazil: Word Mark (Class 35)	914223631	April 2, 2019
Fyber B.V.	Brazil: Word Mark (Class 42)	914223658	April 2, 2019
Fyber B.V.	Canada: Word Mark (classes 35, 38. 41, 42)	CN: 1884435 RN: TMA1108375	September 1, 2021
Fyber B.V.	Germany: Word Mark (classes 9, 35, 38, 41, 42)	CN: 3020170216564 RN: 302017021656	December 6, 2017
Fyber B.V.	Taiwan: Word Mark (classes 35, 38, 41, 42)	CN: 107011681 RN: Trademark 01980214	April 1, 2019
Fyber B.V.	China: Word Mark (classes 35, 38, 42)	CN: 1423209	February 22, 2018
Fyber B.V.	Austria: Word Mark (classes 35, 38, 42)	RN: 1423209 CN: 1955216	May 10, 2019
Fyber B.V.	Indonesia : Word Mark (classes 35, 38)	RN: IDM000714519 CN: DID20180089 37	May 14, 2020
Fyber B.V.	UK: Word Mark (classes 35, 38, 42)	RN: UK00912845368	February 5, 2016
Fyber B.V.	Singapore: Word Mark (classes 35, 38, 42)	RN: 40201818567U	March 25, 2020
Fyber B.V.	Philippines: Word Mark (classes 35, 38, 42)	CN: M11423209	February 22, 2018

SCHEDULE 5.21(c) Documents, Instruments, and Tangible Chattel Paper All Documents: Loan Party Description None All Instruments: Loan Party Description None All Tangible Chattel Paper: Loan Party Description None

SCHEDULE 5.21(d)(i)

Deposit Accounts & Securities Accounts

Loan Party	Depository Institution/Securities Intermediary	Name of Account	ZBA/Payroll/Deposit/Etc.	Account Number	Description of Accounts (including average amount / average market value held in such Account)
Digital Turbine Media, Inc.	Paypal	DTM Paypal – Domestic	Deposit	Paypal@pocketgear.com	$1K
Digital Turbine, Inc.	Bank of America	Corporate – Domestic	Deposit	488084449623	$1M
Digital Turbine Media, Inc.	Bank of America	DTM – Domestic	Deposit	488084449872	$1.8M
Digital Turbine Media, Inc.	Bank of America	DTM – Domestic	Deposit	488084449869	$0
Mobile Posse, Inc.	Bank of America	MP – Domestic	Deposit	488084450272	$17K
Digital Turbine USA, Inc.	Bank of America	DT USA – Domestic	Deposit	488084449759	$525K
AdColony Holdings US, Inc.	Wells Fargo	AdColony Holdings US Inc	Operating	4941249203	$16K
AdColony, Inc.	Wells Fargo	AdColony AP	ZBA	4735800070	$0
AdColony, Inc.	Wells Fargo	AdColony Payroll	ZBA	4735800096	$0
AdColony, Inc.	Wells Fargo	AdColony AR	Operating	4735800088	$0
AdColony, Inc.	Wells Fargo	AdColony Revenue	Sweep	4735800088	$116K
DT One App Store, Inc.	Bank of America	DT One App Store, Inc.	Deposit	488126464375	$6K
Fyber B.V.	UniCredit	Fyber N.V.	Deposit	25599012, 25814339,15671430	$10K
AdColony, Inc.	Bank of America	AdColony Inc.	Operating	488096511921	$200K
Digital Turbine (IL) Ltd	Bank Leumi	Digital Turbine (IL) Ltd	Deposit	509800/12	$12M
Digital Turbine (EMEA) Ltd	Bank Leumi	Digital Turbine (EMEA) Ldt	Deposit	663600/07	$5K

SCHEDULE 5.21(d)(ii) Electronic Chattel Paper & Letter of Credit Rights Electronic Chattel Paper Loan Party Account Debtor Description None Letter of Credit Rights Loan Party Issuer or Nominated Person Description None

SCHEDULE 5.21(e) Commercial Tort Claims Loan Party Commercial Tort Claim Description/Filing Jurisdiction and Information None

SCHEDULE 5.21(f)

Pledged Equity Interests

Issuer	Owner	Total Number of Shares Outstanding	Number of Shares Owned by Loan Party	Certificate Number(s)	Percentage of Shares Pledged by Loan Party	Class/Nature (Voting, Non-Voting, Preferred, Etc.)
Digital Turbine, Media, Inc.	Digital Turbine, Inc.	1,000	1,000	2	100%	Common Stock
Digital Turbine USA, Inc.	Digital Turbine, Inc.	10,000	10,000	3	100%	Common Stock
Mobile Posse, Inc.	Digital Turbine Media, Inc.	100	100	C-26	100%	Common Stock
AdColony Holdings US, Inc.	Digital Turbine Media, Inc.	120	120	7	100%	Common Stock
Pocketgear Deutschland GmbH	Digital Turbine Media, Inc.	100	100	N/A	100%	Common Stock
Digital Turbine AdColony AS	Digital Turbine Media, Inc.	3,000	3,000	N/A	100%	Common Stock
Digital Turbine (EMEA) Ltd	Digital Turbine USA, Inc.	100	100	11, 14	100%	Common Stock
Digital Turbine Luxemburg S.a.r.l	Digital Turbine USA, Inc.	1,000	1,000	1, 2	100%	Common Stock
Digital Turbine Singapore Pte Ltd.	Digital Turbine USA, Inc.	50,000	50,000	3, 4	100%	Common Stock
Digital Turbine Latam Servicos De Intermediacao De Midia Ltda.	Digital Turbine USA, Inc.	10,000	10,000	1, 2	100%	Common Stock
AdColony, Inc.	AdColony Holdings US, Inc.	10	10	A-1	100%	Common Stock
DT One App Store, Inc.	Digital Turbine, Inc.	1,000	1,000	1	100%	Common Stock
Digital Turbine (IL) Ltd	Fyber B.V.	297,697,293	297,697,293	1	100%	Common Stock
Fyber B.V.	Digital Turbine Media, Inc.	N/A	N/A	N/A	100%	Common Stock
One Store International Holdings B.V.	Digital Turbine, Inc.	N/A	N/A	N/A	N/A	Common Stock

Issuer Owner Total Number of Shares Outstanding Number of Shares Owned by Loan Party Certificate Number(s) Percentage of Shares Pledged by Loan Party Class/Nature (Voting, Non- Voting, Preferred, Etc.) Aptoide S.A Digital Turbine USA, Inc. 10,694,900 1,172,224 985.507 10.6% Class A1

SCHEDULE 5.21(g)

Properties

Loan Party	Number of Buildings Located on such Property	Property Address (including city, county, state and zip code)	Leased or Owned (L/O)	Name and Address of Lessor (if leased)	Headquarter Location (Y/N)	Significant Administrative or Governmental Functions (Y/N)	Books and Records are Maintained (Y/N)	Personal Property Collateral is maintained (Y/N)	Approximate Value (the fair market value)
Digital Turbine, Inc. and Digital Turbine USA, Inc.	1	110 San Antonio St., Ste. 160 Austin, TX 78701	L	SVF Northshore Austin, LP c/o American Realty Advisors 515 S. Flower Street, 49th Floor Los Angeles, CA 90071 Attn: Stanley Iezman	Y	Y	Y	Y	$600,000
Digital Turbine Media, Inc.	1	410 Blackwell St., Suite 200A, Durham, NC 27701	L	Landlord: American Campus Operating Company LLC c/o Blackwell Street Management Company, LLC 300 Blackwell Street, Suite 104 Durham, NC 27701 Attn: General Manager Sub Lessor: DTS, Inc. c/o Xperi Inc. 2190 Gold St. San Jose, CA 95002 USA Attention: Legal	N	Y	Y	Y	$300,000

Mobile Posse, Inc. 1 4040 Fairfax Drive Ste, 888 Arlington, VA 22203 L COMPULINK MANAGEMENT CENTER, INC. Laserfiche 3443 Long Beach Blvd Long Beach, CA 90807 Attention: General Counsel Email: notices@laserfiche.com with a copy to: Stuart Kane LLP 620 Newport Center Drive, Suite 200 Newport Beach, CA 92660 Attention: Josh C. Grushkin Email: jgrushkin@stuartkane.com N Y Y Y $300,000 Digital Turbine (IL) Ltd 1 4 HaPsagot St., Petach Tikva, Israel L Intergreen Ltd. 17 HaMafalsim Street, Petah Tikva, Israel Udi Drezner udi@comtal.co.il N Y Y Y $300K Fyber B.V. 1 Wallstrase 9 bis 13, 10179 Berlin, Germany L Generali Deutschland Lebensversicherung AG, Amstgerich Munchen, HRB 257068, Adenauerring 7, 81737 Munchen N Y Y N $300K

SCHEDULE 5.21(h)

Material Contracts

Loan Party	Description of Material Contract	Date of Material Contract
Digital Turbine, Inc.	Software as a Service Agreement between Cellco Partnership d/b/a Verizon Wireless and Digital Turbine, Inc., and related Software as a Service Renewal Agreement, dated as of August 14, 2018 and as amended by that certain Second Amendment, dated September 19, 2022.	August 14, 2018
Digital Turbine, Inc.	License and Software Agreement between AT&T Mobility LLC and Digital Turbine, Inc., dated as of November 2, 2015, as amended by that certain Amendment No. 1 to the License and Software Agreement, dated as of October 17, 2018, as further amended by that certain Amendment No. 1 to the Supplement No. 1 to the License and Software Agreement, dated as of October 17, 2018, as further amended by that certain Amendment No. 2 to License and Software Agreement dated as of June 12, 2019, and as further amended by that certain Amendment No. 3 to License and Software Agreement dated as of June 7, 2021.	November 2, 2015
Digital Turbine, Inc.	Employment Agreement, effective September 9, 2014, between Digital Turbine, Inc. and William Stone, as amended by that certain Amendment to Employment Agreement, effective May 26, 2016, as further amended by that certain Second Amendment to Employment Agreement, dated March 16, 2018.	September 9, 2014
Digital Turbine, Inc. Digital Turbine Media, Inc.	Share Purchase Agreement, dated February 6, 2021, by and among Digital Turbine, Inc., Digital Turbine Media, Inc., AdColony Holding AS. and Otello Corporation AS, as amended by that certain Amendment to Share Purchase Agreement, dated as of August 27, 2021.	February 26, 2021
Digital Turbine, Inc.	Sale and Purchase Agreement, dated March 22, 2021, by and among Tennor Holding B.V., Advert Finance B.V., Lars Windhorst, and Digital Turbine Luxembourg S.a r.l. and Digital Turbine, Inc. as Guarantor, as amended by that certain First Amendment Agreement to the Sale and Purchase Agreement, dated May 25, 2021 and Second Amendment Agreement to the Sale and Purchase Agreement, dated effective September 23, 2021.	March 22, 2021

Loan Party	Description of Material Contract	Date of Material Contract
Digital Turbine, Inc.	Cash Bonus Agreement, dated as of June 11, 2024, by and between Digital Turbine, Inc. and Senthil Kanagaratnam.	June 11, 2024
Digital Turbine, Inc.	Cash Incentive Compensation Agreement, dated as of June 11, 2024, by and between Digital Turbine, Inc. and William G. Stone III.	June 11, 2024
Digital Turbine, Inc.	Employment Agreement, dated as of May 15, 2024 by and among Digital Turbine, Inc. and Michael Akkerman.	May 15, 2024
Digital Turbine, Inc.	Employment Agreement, dated as of November 7, 2022, by and among Digital Turbine, Inc. and Senthilkumaran Kanagaratnam.	November 7, 2022
Digital Turbine, Inc.	2020 Equity Incentive Plan of Digital Turbine, Inc., and First Amendment and Israeli Appendix thereto, as amended.	September 15, 2020
Digital Turbine, Inc.	Notice of Grant and Restricted Stock Unit Agreement (Performance-Based) with a grant date of May 22, 2023 covering 212,396 target shares of common stock of the Company under the Company's 2020 Equity Incentive Plan by and between Digital Turbine, Inc. and William Gordon Stone III, as amended.	May 22, 2023
Digital Turbine USA, Inc.	CLASS A1 PREFERENTIAL SHARES INVESTMENT AGREEMENT, dated of 23 September 2022 by Digital Turbine USA, Inc. and Aptoide, S.A., as amended.	September 23, 2022
Digital Turbine, Inc.	Master Agreement, dated as of February 5, 2024, by and between Digital Turbine, Inc. and One Store Co., Ltd.	February 5, 2024
Digital Turbine, Inc.	Separation Agreement, dated February 5, 2025, by and between Digital Turbine, Inc. and Barrett Garrison.	February 5, 2024
Digital Turbine, Inc.	Employment Agreement, dated effective as of February 5, 2025, by and between Digital Turbine, Inc and Stephen Lasher.	February 5, 2024
Digital Turbine USA, Inc.	Motorola Amendment between Lenovo PC HK Ltd and Digital Turbine USA, Inc. dated April 1, 2024.	April 1, 2024
Digital Turbine, Inc.	Share Purchase Agreement between One Store Co. Ltd., Huot Digital Enterprises B.V., Pastushenko Digital Enterprises B.V. and Digital Turbine, Inc., dated as of October 30, 2024.	October 30, 2024
DT One App Store, Inc. and Digital Turbine, Inc.	App Store Platform Commercial Agreement by and among One Store Co, Ltd., DT One App Store, Inc. and Digital Turbine, Inc., dated as of October 30, 2024.	October 30, 2024
Mobile Posse, Inc.	Material Services Agreement between AT&T Services, Inc. and Mobile Posse, Inc. and Orders and amendments thereto.	March 15, 2018

SCHEDULE 6.18 Post-Closing Matters Notwithstanding any provision of this Agreement or any of the other Loan Documents to the contrary, the Loan Parties shall deliver to the Administrative Agent the following, within the time frames set forth below or by such later date as Administrative Agent may approve in its sole discretion: 1. Within fifteen (15) days of the Fifth Amendment Effective Date, an updated, completed perfection certificate, dated and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby, including updated schedules with respect to deposit accounts and Intellectual Property of each Loan Party. 2. Subject to Section 2.09(d) of this Agreement, within thirty (30) days of the Fifth Amendment Effective Date, the documents (executed by the applicable Loan Party party thereto) pertaining to foreign law-governed matters, each in form and substance reasonably acceptable to the Administrative Agent (collectively, the “Foreign Documents”), including, but not limited to, the following: a. the documents pertaining to matters governed by Israeli law, each in form and substance reasonably acceptable to the Administrative Agent, including, but not limited to: i. that certain Pledge Agreement, by and between DT USA, as pledgor, and the Administrative Agent, pursuant to which, among other things, the Administrative Agent is granted a fixed pledge over the Equity Interests and other assets referred to therein of Digital Turbine (EMEA) Ltd, and which Pledge Agreement shall include deliverables of a share transfer deed, a proxy, an issuer undertaking, share certificates and a copy of the register of shareholders; ii. that certain Pledge Agreement, by and between Fyber, as pledgor, and the Administrative Agent, pursuant to which, among other things, the Administrative Agent is granted a fixed pledge over the Equity Interests and other assets referred to therein of Digital Turbine (IL) Ltd, and which Pledge Agreement shall include deliverables of a share transfer deed, a proxy, an issuer undertaking, share certificates and a copy of the register of shareholders (such Pledge Agreement, together with the Pledge Agreement referred to in the preceding paragraph (i) of this clause 2(a), the “Israeli Pledge Agreements”); iii. a legal opinion issued by S. Horowitz & Co., Israeli counsel to DT USA and Fyber, addressed to the Administrative Agent and the Lenders, regarding, among other things, the enforceability of the Israeli Pledge Agreements, and with respect to each Israeli Pledge Agreement, the effectiveness, enforceability, perfection and priority of securities, choice of law and jurisdiction, no immunity and the enforceability of foreign judgment; iv. duly executed director’s certificates for each of Digital Turbine (EMEA) Ltd and Digital Turbine (IL) Ltd, including a certificate of incorporation and articles of association; v. (a) an original of each Israeli Pledge Agreement duly executed (wet ink) by the Loan Party that is party thereto; (b) the documents to be delivered thereunder upon execution thereof; and (c) an original of the notice of charge (Form 1) (in the Hebrew language and in wet ink) executed by Fyber and DT USA, as applicable, as required for the registration of the security created under the Israeli Pledge Agreement to be executed by Fyber and DT USA, as applicable, with the Israeli Registrar of Pledges; (together, with the document described in foregoing clauses (iii) and (iv), and any other documents required to be delivered in connection with the foregoing, the “Other Israeli Documents”); b. the following documents pertaining to matters governed by Dutch law and/or German law, as applicable, each in form and substance reasonably acceptable to the Administrative Agent, including but not limited to: i. a Dutch security agreement, by Fyber in favor of the Administrative Agent pursuant to which, among other things, the Administrative Agent will be granted a security interest in and lien on substantially all assets of Fyber; ii. a German security agreement, by Fyber in favor of the Administrative Agent pursuant to which, among other things, the Administrative Agent will be granted a security interest in and lien on substantially all assets of Fyber; iii. the Notarial Deed of Pledge regarding shares in the capital of Fyber, dated and notarized, including (1) a power of attorney regarding Fyber, duly executed by Fyber and the Administrative Agent and an executed authority statement in connection therewith and (2) a power of attorney for DT Media, duly executed by DT Media and an executed authority statement in connection therewith (together, with the documents described in the foregoing clauses (b)(i) and (ii) and any other documents required to be delivered in connection with the foregoing, the “Dutch Collateral Documents” (which definition, for the avoidance of doubt, shall include documents governed by German law, as applicable) and together with the Israeli Pledge Agreements, the “Foreign Collateral Documents”); iv. a legal opinion issued by Greenberg Traurig, LLP, Dutch counsel to Fyber, addressed to the Administrative Agent and the Lenders, regarding Israeli and Dutch security documents; and v. a legal opinion issued by German counsel to Fyber with respect to, among other things, the enforceability of the security agreement described in the foregoing clause (b)(ii) and tax matters pertaining to Fyber under German law (together, with the document described in foregoing clause (b)(iv), and any other documents required to be delivered in connection, the “Other Dutch Documents”, which definition, for the avoidance of doubt, shall include documents governed by German law, as applicable). c. Written evidence of public registration of the Dutch Collateral Documents and the security agreement in the Netherlands and the Federal Republic of Germany, as applicable, to the extent necessary to perfect the security interests granted therein (collectively, the “Dutch Collateral Perfection Documents”, which definition, for the avoidance of doubt, shall include documents governed by German law, as applicable). d. As soon as practicable, but in any event no later than twenty-one (21) calendar days after the execution and delivery of each Israeli Pledge Agreement, written evidence of the filing of the registration of security created under such Israeli Pledge Agreement in the State of Israel to perfect the security interests granted thereunder. In such regard, an excerpt from a computerized online search against each of Fyber and DT USA at the Israeli Registry of Pledges demonstrating the registration of the Israeli Pledge Agreement to which it is party shall be deemed to constitute satisfaction of this condition with respect to such Israeli Pledge Agreement (evidence of the filings and registrations of the Israeli Pledge Agreements, and the security created thereunder, as set out in this clause, the “Israeli Collateral Perfection Documents”, together with the Dutch Collateral Perfection Documents, the “Foreign Collateral Perfection Documents”). 3. Within thirty (30) days of the Fifth Amendment Effective Date, a copy of a letter of engagement of a Financial Advisor on terms and conditions reasonably acceptable to the Administrative Agent and the Lenders, including the terms and conditions specified in Section 6.18(b) of the Agreement. 4. Within thirty (30) days of the Fifth Amendment Effective Date, updated insurance certificates for each of the Loan Parties, including Fyber. 5. Within ninety (90) days of the Fifth Amendment Effective Date, (a) written evidence that federal and state tax liens that have been filed as of the Fifth Amendment Effective Date have been released, (b) written evidence confirming that all assessments underlying the tax liens described in the foregoing clause (a) have been paid, or (c) documentation evidencing the establishment of an adequate reserve (in an amount sufficient to pay all assessments underlying the tax liens), notwithstanding anything to the contrary in the Agreement, including Section 5.11 thereof. 6. Subject to the terms set forth in Section 2.09(c) of the Agreement, by no later than September 2, 2025, payment of a portion of the Fifth Amendment Fee in the amount of $10,275,000, and commencing with the fiscal quarter ending September 30, 2025, and at the end of each fiscal quarter thereafter, quarterly payments of $1,027,500 each. 7. By no later than September 30, 2025, an executed Joinder Agreement as required under Section 6.13 of the Agreement.

SCHEDULE 7.01 Existing Liens None.

SCHEDULE 7.02 Existing Indebtedness None.

SCHEDULE 7.03 Existing Investments 1. The acquisition of Fyber N.V. pursuant to that certain Sale and Purchase Agreement dated as of March 22, 2021 between Tennor Holding B.V., Advert Finance B.V., Lars Windhorst, Digital Turbine Luxembourg S.a.r.l. and Digital Turbine, Inc. 2. The acquisition of 1,172,224 Class A1 interests in Aptoide S.A by Digital Turbine USA, Inc. for approximately $17,700,000. 3. The purchase of 600,000 shares of common stock of Flexion Mobile Ltd Reg S by Digital Turbine, Inc., the market value as May 30, 2025 for such shares is $328,559.99 (subject to future market value adjustments). 4. The purchase of 327,541 shares of common stock of One Store Korea Co., Ltd.by Digital Turbine, Inc. for approximately $10,000,000.

ANNEX C FORM OF 13-WEEK CASH FLOW FORECAST [Attached]

Digital Turbine Inc.
Consolidated Cash/Liquidity

	Forecast	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*
	Wk. 1	Wk. 2	Wk. 3	Wk. 4	Wk. 5	Wk. 6	Wk. 7	Wk. 8	Wk. 9	Wk. 10	Wk. 11	Wk. 12	Wk. 13	13-Wk Total
($ in millions)	3/9/2025	3/16/2025	3/23/2025	3/30/2025	4/6/2025	4/13/2025	4/20/2025	4/27/2025	5/4/2025	5/11/2025	5/18/2025	5/25/2025	6/1/2025	Total
Inflows														
Collections	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loan Borrowings	-	-	-	-	-	-	-	-	-	-	-	-	-	-
IC Transfers	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Inflows	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Outflows														
Pubs/Carriers/OEMs	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Payroll	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Hosting	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Loan Repayment	-	-	-	-	-	-	-	-	-	-	-	-	-	-
IC Transfers	-	-	-	-	-	-	-	-	-	-	-	-	-	-
IC Transfers Non-US/IL*	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Company Restructure	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Revolver Paydown/(Draw)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Total Outflows	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Net														
Beginning Cash Balance	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Flow	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Cash Balance	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Revolver Balance														
Beginning Balance		-	-	-	-	-	-	-	-	-	-	-	-	-
Paydown/(Draw)	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Balance	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Digital Turbine Inc.
Domestic Cash/Liquidity

	Forecast	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*
	Wk. 1	Wk. 2	Wk. 3	Wk. 4	Wk. 5	Wk. 6	Wk. 7	Wk. 8	Wk. 9	Wk. 10	Wk. 11	Wk. 12	Wk. 13	13-Wk Total
($ in millions)	1/0/1900	1/7/1900	1/14/1900	1/21/1900	1/28/1900	2/4/1900	2/11/1900	2/18/1900	2/25/1900	3/3/1900	3/10/1900	3/17/1900	3/24/1900	Total
Inflows														
Collections														-
Loan Borrowings														-
IC Transfers														-
Total Inflows	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Outflows														
Pubs/Carriers/OEMs														-
Interest														-
Payroll														-
Hosting														-
Loan Repayment														-
IC Transfers														-
IC Transfers Non-US/IL*														-
Company Restructure														-
Revolver Paydown/(Draw)														-
Other														-
Total Outflows	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Net														
Beginning Cash Balance		-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Flow	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Cash Balance	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

Digital Turbine Inc.
International Cash/Liquidity (Material Entites)

	Forecast	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*	*Forecast*
	Wk. 1	Wk. 2	Wk. 3	Wk. 4	Wk. 5	Wk. 6	Wk. 7	Wk. 8	Wk. 9	Wk. 10	Wk. 11	Wk. 12	Wk. 13	13-Wk Total
($ in millions)	1/0/1900	1/7/1900	1/14/1900	1/21/1900	1/28/1900	2/4/1900	2/11/1900	2/18/1900	2/25/1900	3/3/1900	3/10/1900	3/17/1900	3/24/1900	Total
Inflows														
Collections														-
IC Transfers														-
Total Inflows	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Outflows														
Pubs/Carriers/OEMs														-
Interest														-
Payroll														-
Hosting														-
IC Transfers														-
IC Transfers Non-US/IL*														-
Company Restructure														-
Other														-
Total Outflows	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -
Net														
Beginning Cash Balance		-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Flow	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Ending Cash Balance	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -

ANNEX D The Borrower represents and warrants that the following Defaults and Events of Default have occurred and are continuing as of the Fifth Amendment Effective Date: None.